Reorganization Agreement

                                   By & Among
                AmeriNet Group.com, Inc., a Delaware corporation,
                   and Vista Vacations International, Inc., a
                               Florida corporation

                                Table of Contents

Article I:        Plan of Reorganization

1.1      Definitions
1.2      Reorganization
1.3      Effect of the Reorganization
1.4      Articles of Incorporation & Bylaws
1.5      Directors and Officers
1.6      Maximum Shares to Be Issued & Effect on
         Capital Stock
1.7      Exchange of Certificates
1.8      No Further Ownership Rights in Vista Vacations'
         Securities
1.9      Lost, Stolen or Destroyed Certificates
1.10     Tax Consequences and Accounting Treatment
1.11     Taking of Necessary Action & Further Action

Article II:       Representations and Warranties of
                  Vista Vacations

2.1      Organization of Vista Vacations
2.2      Vista Vacations' Capital Structure
2.3      Subsidiaries
2.4      Authority
2.5      Vista Vacations' Financial Statements
2.6      No Undisclosed Liabilities
2.7      No Changes
2.8      Tax and Other Returns and Reports
2.9      Restrictions on Business Activities
2.10     Title of Properties, Absence of Liens and
         Encumbrances and Condition of Equipment
2.11     Intellectual Property
2.12     Agreements, Contracts and Commitments
2.13     Interested Party Transactions
2.14     Governmental Authorization
2.15     Litigation
2.16     Accounts Receivable
2.17     Minute Books
2.18     Environmental and OSHA
2.19     Brokers' and Finders' Fees
2.20     Labor Matters
2.21     Insurance
2.22     Compliance with Laws
2.23     Complete Copies of Materials
2.24     Binding Agreements & No Default
2.25     Current Report on Form 8-K
2.26     FIRPTA
2.27     Employee Benefit Plans
2.28     Distribution Agreements
2.29     Vista Vacations' Stockholders
2.30     Representations Complete


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Article III       Representations And Warranties of
                  AmeriNet

3.1      Organization, Standing and Power
3.2      Capital Structure
3.3      Authority
3.4      Exchange Act Reports & AmeriNet's Financial
         Statements
3.5      Broker's and Finders' Fees
3.6      Ownership of Vista Vacations' Common Stock
3.7      Litigation
3.8      Limited Activities
3.9      No Undisclosed Liabilities
3.10     No Changes
3.11     Tax and Other Returns and Reports
3.12     Environmental and OSHA
3.13     Representations Complete

Article IV        Conduct Prior to the Closing

4.1      Conduct of Business of Vista Vacations
4.2      No Solicitation
4.3      Conduct of Business of AmeriNet

Article V         Additional Agreements

5.1      Report on Form 8-K
5.2      No Meeting of Vista Vacations' Stockholders
5.3      Access to Information
5.4      Confidentiality
5.5      Expenses
5.6      Public Disclosure
5.7      Consents
5.8      Affiliate Agreements
5.9      Legal Requirements
5.10     Blue Sky Laws
5.11     Best Efforts, Additional Documents and Further
         Assurances
5.12     Employment Agreements
5.13     Investment by AmeriNet in  Vista Vacations
5.14     Vista Vacations' Board of Directors
5.15     Additional Vista Vacations' Covenants

Article VI        Conditions to The Reorganization

6.1 Conditions to Obligations of Each Party to Effect the Reorganization
6.2      Additional Conditions to Obligations of Vista
         Vacations
6.3      Additional Conditions to the Obligations of
         AmeriNet

Article VII       Survival of Condition Subsequent,
                  Representations and Warranties,
                  Covenants and Escrow

7.1      Survival of Condition Subsequent,
         Representations and Warranties & Covenants
7.2      Escrow Arrangements


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Article VIII      Termination, Amendment And
                  Waiver

8.1      Termination
8.2      Effect of Termination
8.3      Amendment
8.4      Extension & Waiver

Article IX        General Provisions

9.1      Interpretation
9.2      Notice
9.3      Merger of All Prior Agreements Herein
9.4      Survival
9.5      Severability
9.6      Governing Law
9.7      Indemnification
9.8      Dispute Resolution
9.9      Benefit of Agreement
9.10     Further Assurances
9.11     Counterparts
9.12     License

                                    Schedules

Schedule 1.4               Vista Vacations' Constituent
                           Documents
Schedule 1.7(C)            Vista Vacations' Final
                           Stockholder Data
Schedule 2.4(D)            Conflicts with Obligations
Schedule 2.5(A)            Vista Vacations' Financial
                           Statements
Schedule 2.7               Changes Since Vista
                           Vacations' Financial
                           Statements
Schedule 2.8(A)            Tax Disclosure Schedule
Schedule 2.10(A)           Leased Real Property
Schedule 2.10(C)           Equipment
Schedule 2.11              Intellectual Property
Schedule 2.12              Contracts and Agreements
Schedule 2.12(A)(12)       Debt & Guarantee Instruments
Schedule 2.13              Related Party Transactions
Schedule 2.14              Governmental Authorization
Schedule 2.15              Litigation
Schedule 2.19              Brokers' and Finders' Fee
Schedule 2.20              List of Employees
Schedule 2.21              Insurance
Schedule 2.27              Employee Benefit Plans
Schedule 2.28              Distribution Agreements
Schedule 4.1               Exceptions to Prohibited Pre-
                           Closing Actions
Schedule 5.7               Consents
Schedule 5.8               Affiliates
Schedule 5.12              List and Summary of
                           Employment Agreements
Schedule 5.13              Use of Proceeds
Schedule 5.14              Projections
Schedule 6.3(M)            Non-accredited investors

                                    Exhibits

Exhibit 1.2(D)    Superseder & Conversion Agreement
Exhibit 2.25      The Form 8-K Information
Exhibit 5.8       Affiliate Agreements
Exhibit 5.12      Copies of Employment Agreements
Exhibit 6.2(D)    AmeriNet Legal Opinion
Exhibit 6.3(E)    Vista Vacations Legal Opinion
Exhibit 6.3(L)    Confidentiality Agreements
Exhibit 7.2(A)    Escrow Allocation Information

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



Reorganization Agreement

     This Reorganization Agreement (the "Agreement") is made and entered into by and among AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("AmeriNet" and the "Exchange Act," respectively); Vista Vacations International, Inc., a Florida corporation ("Vista Vacations"); and, Teri Nadler, a Florida resident ("Ms. Nadler") on her own behalf and on behalf of all other holders of the common stock of Vista Vacations, each of whom has granted Ms. Nadler an irrevocable power of attorney coupled with an interest to execute this Agreement on their behalf (each such person being hereinafter collectively referred to with Ms. Nadler as the "Former Vista Vacations Stockholders" or generically as a "Former Vista Vacations Stockholder");" AmeriNet, Vista Vacations and the Former Vista Vacations Stockholders being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party").

                                    Preamble:

     WHEREAS, the board of directors of AmeriNet and Vista Vacations believe it is in the best interests of each corporation and their respective stockholders that Vista Vacations become a wholly owned subsidiary of AmeriNet and, in furtherance thereof, have approved the Reorganization; and

     WHEREAS, pursuant to the terms of the Reorganization, as hereinafter set forth, among other things, all of the outstanding and reserved securities of Vista Vacations ("Vista Vacations' Securities") shall be exchanged for between 220,000 and 439,999 shares of AmeriNet's common stock, $0.01 par value ("AmeriNet's Common Stock"), depending on Vista Vacations' net, pre-tax profits during the fiscal period starting on July 1, 2000 and ending on June 30, 2003, as hereinafter described; and

     WHEREAS, the Parties intend that AmeriNet invest up to $650,000 within 300 days after completion of the Reorganization and the filing of required reports with the United States Securities and Exchange Commission (the "Commission"); and

     WHEREAS, Vista Vacations, AmeriNet and the Former Vista Vacations Stockholders desire to make certain representations and warranties and other agreements in connection with the Reorganization and their subsequent operating and business relationships; and

     WHEREAS, the Parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"):

     NOW,   THEREFORE,   in  consideration   of  the  covenants,   promises  and
representations set forth herein, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:

                                    Article I
                             Plan of Reorganization

1.1      Definitions

     The following terms, whether or not initially capitalized, will have the meanings set forth below:

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



(A)  1999 10-KSB:
               AmeriNet's report on Commission Form 10-KSB for the fiscal year ended June 30, 1999.

(B)  Accredited Investor:
               A person or entity that meets the asset or income requirements for treatment as an accredited investor specified in Rule 501 of Commission Regulation D promulgated under the Securities Act

(C)  AmeriNet Exchange Share Number:
               220,000 shares of AmeriNet's common stock, $0.01 par value, to be exchanged for 1,265 shares of Vista Vacations' Common stock, without par value.

(D)  Affiliate:
               An entity or person that controls, is controlled by or is under common control with another person.

(E)  AmeriNet Financial Statements:
               Financial statements, including all related schedules and the notes thereto, of AmeriNet included in the report on Commission Form 10-KSB for the period ended June 30, 1999, as amended; the reports on Commission Form 10-QSB filed subsequent to June 30, 1999 and the financial statements for subsidiaries subsequently acquired by AmeriNet included in current reports on Commission Form 8-K filed since the dates of the Subsequent Quarterly Reports (the "Subsequent Current Reports"); all such financial statements being hereinafter collectively and generically referred to as the "AmeriNet Financial Statements,"

(F)  AmeriNet   Schedules:
               The schedules referenced by the Section designations of this Agreement as to which they apply, annexed at the direction of AmeriNet to this Agreement and constituting a material component of this Agreement.

(G)  Capital  Stock:
               The generic term used for equity securities, whether common, preferred or otherwise.

(H)  Closing:
               The event at which the exchange of all of the Vista Vacations securities will be exchanged for the AmeriNet Exchange Share Number of AmeriNet's Common Stock.

(I)  Closing Date:     The date that the Closing takes place.

(J)  Commission:       The United States Securities and Exchange Commission.

(K)  Code:             The Internal Revenue Code of 1986, as amended.

(L)  Commercial Software Rights:
               Packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to end-user licenses and which are used in the licensee's business but are in no way a component of or incorporated in any of its products and related trademarks, technology and know-how.


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

(M)  Escrow Number:
               The number of shares of AmeriNet Common Stock equal to the AmeriNet Exchange Share Number multiplied by twenty percent.

(N)  Escrow Agent:
               The Yankee Companies, Inc., a Florida corporation, or such other person designated for such role by AmeriNet.

(O)  Exchange Act:       The Securities Exchange Act of 1934, as amended.

(P)  Exchange  Act  Reports:
               All reports filed by AmeriNet with the Commission pursuant to Sections 12(g), 13 and 15(d) of the Exchange Act.

(Q)  Exchange Agent:
               The person or entity responsible, following the Closing, for issuing and delivering the Initial AmeriNet Stock Exchanged to Vista Vacations' Stockholders.

(R)  Exchange Ratio:
               The quotient obtained by dividing the AmeriNet Exchange Share Number by the Vista Vacations Exchange Share Number.

(S)  GAAP:       Generally accepted accounting principles, consistently applied.

(T)  Initial AmeriNet Stock Exchanged:
               The 220,000 shares of AmeriNet's Common Stock to be issued to Vista Vacations' Stockholders immediately following the Closing, without regard to Vista Vacations' future performance.

(U)  Initial Funding Installment:
               The sum of $125,000 payable to the order of Vista Vacations in satisfaction of AmeriNet's commitment under Section 5.13(A) of this Agreement but to be expended solely as provided for in such Section.

(V)  IRS:      The United States Internal Revenue Service.

(W)  Knowledge:
               When used to qualify a representation or warranty, the word "knowledge" or any derivations or variations thereof, whether in the form of a word or phrase, shall mean knowledge after reasonable inquiry by an executive officer of the legal entity on whose behalf the assertion is made and will include information that such legal entity should have had in the exercise of reasonable diligence.

(X)  Material:
               When used to qualify a representation or warranty, the word "material" or any derivations or variations thereof, whether in the form of a word or phrase, shall mean a variance that could have negatively affected a decision by a reasonably prudent person to engage in the transactions contemplated by this Agreement, and shall be measured both on the occasion in which such term is referenced as well as on an aggregate basis with other similar matters.

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

(Y)  NASD:
               The National Association of Securities Dealers, Inc., a Delaware corporation and self regulatory organization registered with the Commission.

(Z)  OTC Bulletin Board:
               The over the counter electronic securities market operated by the NASD.

(AA) Performance  Shares:
               Up to 219,999 shares of AmeriNet's Common Stock to be issued to Vista Vacations' Stockholders in the future, based on the performance of Vista Vacations during the period Starting on July 1, 2000 and ending on June 30, 2003.

(BB)  Securities Act:     The Securities Act of 1933, as amended.

(CC)  Subsequent Current Reports:
               AmeriNet's reports on Commission Form 8-K filed after the Subsequent Quarterly Reports but prior to the date of this Agreement.

(DD)  Subsequent Quarterly Reports:
               AmeriNet's reports on Commission Form 10-QSB for the quarterly periods following the 1999 10-KSB filed prior to the date of this Agreement.

(EE)  Substantial Compliance:
               Compliance which the Party for whose benefit or at whose request an act is performed, or for whose benefit or at whose request an act is refrained from could under the circumstances be reasonably expected to accept as full compliance.

(FF)  Tax:     For the  purposes of this  Agreement,  a "Tax" or,  collectively,
               "Taxes,"  means any and all  federal,  state,  local and  foreign
               taxes,   assessments  and  other  governmental  charges,  duties,
               impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts.

(GG)  Ten-Day Average Price:
               The average closing transaction price of a share of AmeriNet's publicly traded Common Stock for the ten most recent days that AmeriNet Common Stock has traded ending on the trading day prior to the date in question, as reported on the OTC Bulletin.

(HH)  Vista Vacations Exchange Share Number:
               The 1,265 shares of Vista Vacations' Common Stock outstanding immediately prior to the Closing.

(II)  Vista Vacations' Financial Statements:
               Vista Vacations's unaudited financial statements (balance sheets, income statements and related schedules and footnotes) as of and for the fiscal year ending December 31, 1999, prepared in conformity with GAAP.


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

(JJ)   Vista Vacations  Schedules:
               The schedules referenced by the Section designations of this Agreement as to which they apply, annexed at the direction of Vista Vacations to this Agreement and constituting a material component of this Agreement.

(KK)   Vista Vacations Stockholders:
               Stockholders of Vista Vacations at the time immediately preceding the Closing, collectively and generically, despite the fact that after the Closing they will not hold any Vista Vacations securities.

(LL)     Additional   defined  terms  are  specified  in  certain  sections  and subsections below and are characterized by the use of initial letter capitalization.

1.2      Reorganization

(A)      The Reorganization.

         (1) At the Closing on this Agreement all of the Vista Vacations' Stockholders will exchange all of their Vista Vacations securities, being an aggregate of 1,265 shares of common stock, without par value (the remaining 235 shares being unreserved treasury shares), for 220,000 shares of AmeriNet Common Stock.

         (2) The Initial AmeriNet Stock Exchanged shall be allocated among Vista Vacations' Stockholders in proportion to their holdings of Vista Vacations common stock immediately prior to the Closing.

         (3)   (a)  In  addition  to  the  Initial   AmeriNet  Stock  Exchanged,
                    AmeriNet shall reserve 219,999 shares of its common stock, $0.01 par value (the Performance Shares), to be issued to the former Vista Vacations Stockholders, on the following terms and subject to the following requirements:

                           (i) If Vista Vacations earns net, pre tax profits, determined in accordance with GAAP, of at least $400,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then Vista Vacations' Stockholders shall be issued an aggregate of 36,667 of the Performance Shares;

                           (ii) If Vista Vacations earns net, pre tax profits, determined in accordance with GAAP, of at least $1,200,000 during the period starting on July 1, 2001 and ending on June 30, 2002, then Vista Vacations' Stockholders shall be issued an aggregate 102,666 of the Performance Shares (including the 36,667 that either were or could have been earned as of June 30, 2001);

                           (iii) If Vista Vacations earns net, pre tax profits, determined in accordance with GAAP, of at least $2,800,000 during the period starting on July 1, 2000 and ending on June 30, 2003, then Vista Vacations' Stockholders shall be issued all of 219,999 of the Performance Shares (including the 102,666 that either were or could have been earned as of June 30, 2002); however, all rights to any of the Performance Shares not earned as of such date shall thereupon expire.

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

                  (b) The Performance Shares will be allocated among the Vista Vacations' Stockholder's, pro rata, based on their ownership of Vista Vacations' Common Stock immediately preceding the Closing, will be reserved for future issuance immediately following the Closing and will be issued within 30 days after AmeriNet's audit for the subject fiscal year confirming the calculations called for.

(B) As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the Parties shall cause the Reorganization to be consummated by effecting the exchange all of Vista Vacations' Common Stock for the Initial AmeriNet Stock Exchanged.

(C)      The Closing Date and time of the  Reorganization  shall be the date and
         time  on  which  the  Closing  of  this  Reorganization   Agreement  is
         consummated.

(D)      (1)   At  the   Closing  the  Parties   shall   exchange   all  closing
               documentation, certificates, resolutions, exhibits, schedules and opinions called for by this Agreement, and

            (a) Ms. Nellie Tippery, a creditor of Vista Vacations, will irrevocably convert all of Vista Vacations' liabilities to her or her affiliates, including, without limitation, loans aggregating at least $180,000, into the right to receive 66,667 shares of AmeriNet Common Stock, as provided for in the form of superseder and conversion agreement annexed hereto and made a part hereof as exhibit 1.2(D);

            (b) All stockholders of Vista Vacations other than Ms. Nadler shall have repaid Vista Vacations all debts theretofore owed by them to Vista Vacations (either in the form of loans to stockholders or advances to employees, consultants or independent contractors), including debts aggregating at least $86,000 as heretofore represented to AmeriNet by having tendered an aggregate of 235 shares of their Vista Vacations Common Stock back to Vista Vacations prior to closing;

            (c) Ms. Nadler shall repay her $25,000 debt to Vista Vacation from an equivalent debt owed to her by Vista Vacations using a portion of the hereinafter defined Initial Funding Installment by AmeriNet;

            (d) The Honorable Scott Ugell, who serves as a director of Vista Vacations and as its general counsel, shall be paid the sum of $25,000 using a portion of the hereinafter defined Initial Funding Installment by AmeriNet, representing a one time payment for his agreement to serve as Vista Vacations's general counsel and to provide all legal services that it may require until June 30, 2005, at a monthly fee of $1,200;

            (e) All of Vista Vacations' outstanding securities (being solely 1,265 shares of its Common Stock) shall be exchanged with AmeriNet for 220,000 shares of AmeriNet Common Stock; provided that delivery of the certificates for the Initial AmeriNet Stock Exchanged shall be made directly to Vista Vacations' Stockholders by AmeriNet's stock transfer agent after the Closing; and

            (f) AmeriNet will tender its check for the Initial Funding Installment.

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

1.3      Effect of the Reorganization.

     At the Closing, the effect of the Reorganization shall be that Vista Vacations' shall become a wholly owned subsidiary of AmeriNet and that the stockholders of Vista Vacations immediately prior to the Closing shall become stockholders of AmeriNet at the Closing, with no further rights, title or interest in Vista Vacations, other than indirectly as stockholders of AmeriNet.

1.4      Articles of Incorporation & Bylaws.

     Unless otherwise determined by AmeriNet prior to the Closing Date, the articles of incorporation and bylaws of Vista Vacations shall be amended to conform with those included in Schedule 1.4.

1.5      Directors and Officers.

     Subject to the requirements of Section 5.14, the directors of Vista Vacations shall continue in office following the Reorganization until their respective successors are duly elected or appointed and qualified, in accordance with the requirements of this Agreement.

1.6      Maximum Shares to Be Issued & Effect on Capital Stock.

(A) The number of shares of AmeriNet Common Stock to be issued in exchange for all of the Vista Vacations Common Stock (the only Vista Vacations securities to be outstanding or reserved at the Closing) shall be 439,999, 220,000 of which shall be issued by the Exchange Agent following the Closing, and up to 219,999 may be issued, subject to Vista Vacations' net, pre tax profits during the period starting on July 1, 2000 and ending on June 30, 2003 (as hereinbefore established).

(B)      Adjustments to Exchange Ratio.

         The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into AmeriNet Common Stock or Vista Vacations' Common Stock), reorganization, recapitalization or other like change with respect to AmeriNet Common Stock or Vista
         Vacations' Common Stock occurring after the date hereof and prior to the Closing.

(C)      Fractional Shares.

         No fraction of a share of AmeriNet Common Stock will be issued, but in lieu thereof each holder of shares of Vista Vacations' Common Stock who will otherwise be entitled to a fraction of a share of AmeriNet Common Stock (after aggregating all fractional shares of AmeriNet Common Stock to be received by such holder) shall be entitled to receive from AmeriNet a whole share of AmeriNet Common Stock.

1.7      Exchange of Certificates.

(A)      Exchange Agent.

         Unless  modified  by  AmeriNet   prior  to the  Closing  Date,  Liberty
         Transfer  Co.,  Inc.,  of   Huntington,  New York,  AmeriNet's  current
         transfer agent, shall serve as the Exchange Agent.

(B)      AmeriNet to Provide Common Stock.

         Promptly after the Closing, AmeriNet shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of AmeriNet Common Stock issuable pursuant to Section 1.6 in exchange for all of the outstanding shares of Vista Vacations' Common Stock.


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

(C)      Exchange Procedures.

         (1) All certificates for shares of Vista Vacations' outstanding common Stock shall be tendered to AmeriNet at the Closing, with medallion signature guarantees or otherwise in proper form for immediate transfer to the order of AmeriNet, whereupon AmeriNet shall issue instructions to the Exchange Agent to issue shares of AmeriNet's Common Stock, in the quantities and names set forth in Schedule 1.7(C), subject to the escrow requirements of Article VII.

         (2) As soon as practicable after the Closing, and subject to and in accordance with the provisions of Article VII hereof, AmeriNet shall cause to be distributed to the Escrow Agent a certificate or certificates representing that number of shares of AmeriNet Common Stock equal to the Escrow Number which shall be registered in the name of the Escrow Agent.

         (4) Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund but shall be available to compensate AmeriNet for certain damages as provided in Article VII.

(D)      Transfers of Ownership.

         If any certificate for shares of AmeriNet Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to AmeriNet or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for shares of AmeriNet Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of AmeriNet or any agent designated by it that such Tax has been paid or is not payable.

(E)      No Liability.

         Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, AmeriNet, Vista Vacations or any other Party shall be liable to a holder of shares of AmeriNet Common Stock or Vista Vacations' Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.8      No Further Ownership Rights in Vista Vacations' Securities.

(A) All shares of AmeriNet Common Stock issued upon the surrender for exchange of shares of Vista Vacations' Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Vista Vacations' Common Stock, and there shall be no further registration of transfers on the records of Vista Vacations, of shares of Vista Vacations' Capital Stock which were outstanding immediately prior to the Closing.

(B) If, after the Closing, Certificates are presented to Vista Vacations, for any reason, they shall be canceled and exchanged as provided in this Article I.

1.9      Lost, Stolen or Destroyed Certificates.

         In the event any certificates evidencing shares of Vista Vacations' Common Stock shall have been lost, stolen or destroyed, Vista Vacations' transfer agent or share registrar shall, prior to the Closing, have issued in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of its Common Stock as may have been required pursuant to Section 1.6; provided, however, that AmeriNet may, in its discretion and as a condition precedent to the issuance of the shares of AmeriNet Common Stock to be exchanged therefor, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against AmeriNet or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

1.10     Tax Consequences and Accounting Treatment.

(A) It is intended by the Parties that the Reorganization shall constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code and the Parties agree that if modification of the terms of this Agreement in a non-material manner to attain such qualification is necessary, they will negotiate in good faith to make such required modifications.

(B) The Parties understand that because of the inclusion of contingencies in determining the quantity of AmeriNet's Common Stock being exchanged for Vista Vacations' Common Stock, the reorganization will not qualify for accounting as a pooling of interests but rather, must be accounted for under the purchase method.

1.11     Taking of Necessary Action: Further Action.

         If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement including, without limitation the vesting in AmeriNet of full right, title and possession to all of Vista Vacations' Capital Stock; or, compliance with the requirements of Code Section 368(a)(1)(B); the officers and directors of AmeriNet and Vista Vacations are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   Article II
                Representations and Warranties of Vista Vacations

     Vista Vacations hereby represents and warrants to AmeriNet, as a material inducement to its entry into this Agreement, subject to the exceptions specifically disclosed in the Vista Vacations Schedules, as follows:

2.1      Organization of Vista Vacations.

(A) Vista Vacations is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

(B) Vista Vacations has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted by Vista Vacations.

(C) Vista Vacations is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations of Vista Vacations.

(D) Vista Vacations has delivered a true and correct copy of its articles of incorporation and bylaws (or similar governing instruments), each as amended to date, to counsel for AmeriNet.

2.2      Vista Vacations' Capital Structure.

(A) The authorized Capital Stock of Vista Vacations consists of 1,500 shares of Common Stock, without par value;

(B) There are 1,265 shares of Vista Vacations Common Stock issued and outstanding, held by the persons, and in the amounts, set forth on
         Schedule 1.7(C), 235 shares previously outstanding having been returned to Vista Vacations' treasury by the holders as payment for the $61,000 owed by them to Vista Vacations.

(C) All outstanding shares of Vista Vacations Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of Vista Vacations or any agreement to which Vista Vacations is a party or is bound.

(D) Vista Vacations has no other outstanding or securities reserved for issuance for any purpose, there being no other obligations directly or indirectly obligating Vista Vacations to issue any of its securities to any person for any purpose, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Vista Vacations is a party or by which it is bound obligating Vista Vacations to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Vista Vacations Capital Stock or obligating Vista Vacations to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

2.3      Subsidiaries.

         Vista Vacations has no subsidiaries or affiliated companies and does not otherwise own any shares of stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or business entity.

2.4      Authority.

(A)      Vista  Vacations  has all  requisite  corporate  power and authority to
         enter  into  this   Agreement  and  to  consummate   the   transactions
         contemplated hereby.

(B) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Vista Vacations.

(C) This Agreement has been duly executed and delivered by Vista Vacations and subject to the proper authorization of this Agreement by AmeriNet's board of director and its due execution and delivery by AmeriNet to Vista Vacations, constitutes the valid and binding obligation of Vista Vacations.

(D) The execution and delivery of this Agreement by Vista Vacations does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under (i) any provision of the articles of incorporation or bylaws of Vista Vacations or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Vista Vacations or its properties or assets.

(E) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to Vista Vacations in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws (notification on Form D) and the laws of any foreign country.

2.5      Vista Vacations' Financial Statements.

(A)      Schedule 2.5(A) includes Vista Vacations' Financial Statements.

(B) Vista Vacations' Financial Statements are complete and correct in all material respects and have been prepared in accordance GAAP throughout the periods indicated.

(C) Vista Vacations' Financial Statements present fairly the financial condition and operating results of Vista Vacations as of the dates and during the periods indicated therein, subject to normal year-end audit adjustments, which will not be material in the aggregate.

(D) The unaudited balance sheet of Vista Vacations as of December 31, 1999 is hereinafter referred to as "Vista Vacations' Balance Sheet."

(E) Vista Vacations' financial statements can and will be audited, at Vista Vacations' expense, as required to comply with the requirements for material acquisitions under Commission Regulation S-B in a manner permitting AmeriNet to comply with its obligation under the Securities Act and the Exchange Act in conjunction therewith.

2.6      No Undisclosed Liabilities.

     Vista Vacations does not have any material liabilities or obligations, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, (i) have not been reflected in the Vista Vacations Balance Sheet (including the notes thereto) or (ii) have not been specifically described in this Agreement or in the Vista Vacations Schedules.

2.7      No Changes.

     Except as specifically disclosed in Schedule 2.7, since the date of Vista Vacations' Financial Statements there has not been, occurred or arisen any:

(A) Transaction by Vista Vacations except in the ordinary course of business as conducted on that date;

(B) Capital expenditure by Vista Vacations, either individually or in the aggregate, exceeding $5,000;

(C)  Destruction, damage to, or loss of any assets (including without limitation
     intangible   assets)  of  Vista  Vacations   (whether  or  not  covered  by
     insurance), either individually or in the aggregate, exceeding $5,000;

(D) Labor trouble or claim of wrongful discharge, sexual harassment or other unlawful labor practice or action;

(E) Change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Vista Vacations;

(F) Declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of Vista Vacations, or any direct or indirect redemption, purchase or other acquisition by Vista Vacations of any of its shares;

(G) Increase in the salary or other compensation payable or to become payable by Vista Vacations to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by Vista Vacations, of a bonus or other additional salary or compensation to any such person;

(H) Acquisition, sale or transfer of any asset of Vista Vacations except in the ordinary course of business;

(I) Formation, amendment or termination of any distribution agreement or any material contract, agreement or license to which Vista Vacations is a party, other than termination by Vista Vacations pursuant to the terms thereof;

(J) Loan by Vista Vacations to any person or entity, or guaranty by Vista Vacations of any loan except for expense advances in the ordinary course of business consistent with past practice;

(K) Waiver or release of any material right or claim of Vista Vacations, including any write-off or other compromise of any material account receivable of Vista Vacations;

(L) The notice or, to Vista Vacations' knowledge, commencement or threat of commencement of any governmental proceeding against or investigation of Vista Vacations or its affairs;

(M) Other event or condition of any character that has or would, in Vista Vacations' reasonable judgment, be expected to have a Material Adverse Effect on Vista Vacations;

(N) Issuance, sale or redemption by Vista Vacations of any of its shares or of any other of its securities other than issuances of shares of Common Stock pursuant to outstanding Options and Warrants;

(O) Change in pricing or royalties set or charged by Vista Vacations except for discounts extended in the ordinary course of business consistent with past practice; or

(P) Negotiation or agreement by Vista Vacations to do any of the things described in the preceding clauses (A) through (O) (other than negotiations with AmeriNet and its representatives regarding the transactions contemplated by this Agreement).

2.8      Tax and Other Returns and Reports.

(A)      Tax Returns and Audits.

         (1) Vista Vacations has accurately prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes relating or attributable to Vista Vacations or its operations

         (2) The Returns are true and correct in all material respects and have been completed in accordance with applicable law in all material respects.

         (3) Vista Vacations has timely paid all Taxes required to be paid with respect to such Returns and has withheld with respect to its employees all federal and state income Taxes, FICA, FUTA and other Taxes it is required to withhold.

         (4) The accruals for Taxes on the books and records of Vista Vacations are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Closing Date.

         (5) Vista Vacations has not been delinquent in the payment of any Tax nor, except as set forth in Schedule 2.8(A), is there any Tax deficiency outstanding, proposed or assessed against Vista Vacations, nor has Vista Vacations executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (6)  (a)   No  audit  or  other  examination  of any  Return  of  Vista
                    Vacations is  presently in progress.  Except as set forth in
                    Schedule   2.8(A),   Vista   Vacations  does  not  have  any
                    liabilities  for unpaid  federal,  state,  local and foreign
                    Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and Vista Vacations has no knowledge of any basis for the assertion of any such liability attributable to Vista Vacations, or their respective assets or operations.

              (b) Vista Vacations is not (nor has it ever been) required to join with any other entity in the filing of a consolidated Tax return for federal Tax purposes or a consolidated or combined return or report for state Tax purposes.

          (7) Vista Vacations is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

          (8) Vista Vacations has provided, or made available, to AmeriNet or its legal counsel copies of all federal, provincial and state income and all sales and use Tax Returns of Vista Vacations for all periods since its date incorporation.

         (9) There are (and as of immediately following the Closing Date there will be) no liens on the assets of Vista Vacations relating to or attributable to Taxes.

         (10) Vista Vacations has no knowledge of any basis for the assertion of any Tax claim which, if adversely determined, would result in liens on the assets of Vista Vacations.

         (11) Vista Vacations has no property which is being sold, conveyed or transferred pursuant to this Agreement which in the hands of AmeriNet would be treated as being owned by persons other than AmeriNet pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or any analogous provisions of any state law.

         (12)     None  of  the  assets  of  Vista   Vacations  are  treated  as
                  "Tax-exempt use property" within the meaning of Section 168(h) of the Code.

         (13) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Vista Vacations that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

(B)      No Penalty.

         Vista Vacations is not subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any return, report or declaration required to be filed with, any
         Governmental Entity to which it is subject, which violations or defaults, individually or in the aggregate, would have a material adverse effect on Vista Vacations.

2.9      Restrictions on Business Activities.

     There is no  agreement  (assuming  the  Parties  thereto  other  than Vista
Vacations performed their respective obligations thereunder as required), judgment, injunction, order or decree binding upon Vista Vacations which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of Vista Vacations, any acquisition of property by Vista Vacations or the conduct of business by Vista Vacations as currently conducted or as currently proposed to be conducted.

2.10     Title of Properties: Absence of Liens and Encumbrances:
         Condition of Equipment.

(A)      (1)      Vista Vacations owns no real property.

         (2) Schedule 2.10(A) sets forth a true and complete list of all real property leased by Vista Vacations and the aggregate annual rental or other fee payable under any such lease.

         (3) To the knowledge of Vista Vacations, all such leases are in good standing, valid and effective in accordance with their respective terms, and there is not with respect to Vista Vacations under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and in respect of which Vista Vacations has not taken adequate steps to prevent such default from occurring), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a material adverse effect on Vista Vacations.

(B) Vista Vacations holds good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in Vista Vacations' Financial Statements and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

(C)      (1)      The  equipment  owned  or  leased by Vista Vacations is listed in  Schedule  2.10(C)  (the  "Equipment"),  except  individual
                  pieces  of  equipment   owned  by  Vista   Vacations  with  an
                  individual value of less than $100.

         (2) To the knowledge of Vista Vacations, the Equipment is, taken as a whole:

               (a) Adequate for the conduct of the business of Vista Vacations consistent with its past practice;

               (b)  Suitable for the uses to which it is currently employed;

               (c)  In good operating condition;

               (d) Regularly and properly maintained, reasonable wear and tear excepted; and

               (e)  Not   obsolete,   dangerous   or  in  need  of   renewal  or
                    replacement, except for renewal or replacement in the ordinary course of business.

2.11     Intellectual Property.

(A)     (1)       Vista  Vacations  owns, or  is  licensed  to use, all patents, trademarks,  trade names, service marks,  copyrights,  and any
                  applications  therefor,   maskworks,  net  lists,  schematics,
                  technology,    know-how,   computer   software   programs   or
                  applications   and   tangible   or   intangible    proprietary
                  information or material (excluding Commercial Software Rights as defined in paragraph [B] below) that are used or currently proposed to be used in the business of Vista Vacations as currently conducted or as currently proposed to be conducted
                  ("Vista Vacations' Intellectual Property Rights").

         (2) Schedule 2.11 sets forth a complete list of all patents, trademarks, registered and material unregistered copyrights, trade names and service marks, and any applications therefor, included in Vista Vacations Intellectual Property Rights, and specifies the jurisdictions in which each such Vista Vacations' Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of Vista Vacations' currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered.

         (3)   (a)  Schedule  2.11 also sets  forth a  complete  list of (i) any requests Vista Vacations has received to make any such registration, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made and (ii) all licenses, sublicenses and other agreements as to which Vista Vacations is a party and pursuant to which Vista Vacations or any other person is authorized to use any Vista Vacations' Intellectual Property Right or other trade secret material to Vista Vacations, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

               (b) Vista Vacations is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on such list.

         (4) Vista Vacations is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), Vista Vacations Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Vista Vacations Intellectual Property Rights are being used.

         (5) To the knowledge of Vista Vacations, no claims with respect to Vista Vacations Intellectual Property Rights have been asserted or are threatened by any person, nor, to the knowledge of Vista Vacations, is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Vista Vacations infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by Vista Vacations of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Vista Vacations' business as currently conducted or as proposed to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of Vista Vacations Intellectual Property Rights.

         (6) All trademarks, service marks and copyrights held by Vista Vacations are valid and subsisting.

         (7) To the knowledge of Vista Vacations, there is no material unauthorized use, infringement or misappropriation of any of Vista Vacations Intellectual Property Rights by any third party, including any employee or former employee of Vista Vacations.

         (8) Vista Vacations has not been sued or charged as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and which has not been finally terminated prior to the date hereof nor does it have any knowledge of any such charge or claim, and there is not any infringement liability with respect to, or infringement or violation by, Vista Vacations of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another.

         (9) To Vista Vacations' knowledge, no Vista Vacations' Intellectual Property Right or product of Vista Vacations is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by Vista Vacations.

         (10) There is no outstanding order, judgment, decree or stipulation on Vista Vacations, and Vista Vacations is not party to any agreement, restricting in any manner the licensing of Vista Vacations' products by Vista Vacations.

         (11)     Vista   Vacations  has  not  entered  into  any  agreement  to
                  indemnify any other person against any charge of infringement of any Vista Vacations' Intellectual Property Right.

         (12) Each current and former employee of and consultant to Vista Vacations has signed a confidentiality agreement substantially in Vista Vacations' standard form as certified by Vista
                  Vacations,  delivered  to  AmeriNet  and  included in Schedule
                  2.12.

(B)     (1)       To  the  best  of  Vista Vacations' knowledge, Vista Vacations has not breached or violated the terms of its license, sublicense or other agreement relating to any Commercial
                  Software  Rights and has a valid right to use such  Commercial
                  Software  Rights and has a valid right to use such  Commercial
                  Rights under such license and agreements.

         (2) Vista Vacations is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement relating to Commercial Software Rights.

         (3) No claims with respect to the Commercial Software Rights have been asserted or, to the knowledge of Vista Vacations, are threatened by any person against Vista Vacations, nor to the knowledge of Vista Vacations is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Vista Vacations infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by Vista Vacations of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Vista Vacations' business as currently conducted or as proposed to be conducted, or (iii) challenging the validity or effectiveness of any of Vista Vacations' rights to use Commercial Software Rights.

         (4) To the knowledge of Vista Vacations, there is no material unauthorized use, infringement or misappropriation of any of the Commercial Software Rights by Vista Vacations or any employee or former employee of Vista Vacations during the period of their employment.

         (5) To the knowledge of Vista Vacations, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the use thereof by Vista Vacations.

2.12     Agreements, Contracts and Commitments.

(A) Except as specifically disclosed in Schedule 2.12, Vista Vacations does not have, is not a party to nor is it bound by:

         (1)      Any collective bargaining agreements;

         (2) Any agreements that contain any unpaid severance liabilities or obligations;

         (3) Any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

         (4) Any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by Vista Vacations on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit Vista Vacations' ability to terminate employees at will;

         (5) Any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (6)      Any fidelity or surety bond or completion bond;

         (7) Any lease of personal property having a value individually in excess of $2,000;

         (8) Any agreement of indemnification or guaranty not entered into in the ordinary course of business;

         (9) Any agreement, contract or commitment containing any covenant limiting the freedom of Vista Vacations to engage in any line of business or compete with any person;

         (10) Any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $2,000 in any single instance or $10,000 in the aggregate;

         (11) Any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

         (12) Any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in Schedule 2.12(A)(12) hereof;

         (13) Any purchase order or contract for the purchase of raw materials or acquisition of assets involving $1,000 or more in any single instance or $10,000 or more in the aggregate;

         (14)     Any construction contracts;

         (15)     Any distribution, joint marketing or development agreement;

         (16) Any other agreement, contract or commitment which involves $1,000 or more in any single instance or more than $10,000 in the aggregate and is not cancelable without penalty within thirty (30) days other than standard end-user licenses of Vista Vacations' products and services in the ordinary course of business consistent with past practice, or

         (17) Any agreement which is otherwise material to Vista Vacations' business.

(B) (1) Vista Vacations has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment to which it is bound (including those set forth in any of Vista Vacations Schedules) in such manner as would permit any other party to cancel or terminate the same.

         (2) Each agreement, contract or commitment required to be set forth in any of Vista Vacations Schedules is in full force and effect (assuming such agreement, contract or commitment has been duly authorized, executed and delivered by the other party or parties thereto) and, except as otherwise disclosed or defaults fully remedied or resolved, is not subject to any material default thereunder of which Vista Vacations has knowledge by any party obligated to Vista Vacations pursuant thereto.

2.13     Interested Party Transactions.

     Except as specifically disclosed in Schedule 2.13, no officer, director or stockholder of Vista Vacations (nor any parent, sibling, descendant or spouse of any of such persons, or any trust, partnership, corporation or other entity (provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.13) in which any of such persons has or has had an interest), has or has had, directly or indirectly:

(A) An interest in any entity which furnished or sold, or furnishes or sells, services or products which Vista Vacations furnishes or sells, or proposes to furnish or sell;

(B) Any interest in any entity which purchases from or sells or furnishes to, Vista Vacations, any goods or services; or

(C) A beneficial interest in any contract or agreement required to be set forth in Schedule 2.12.

2.14     Governmental Authorization.

(A) Schedule 2.14 accurately lists each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to Vista Vacations:

         (1) Pursuant to which Vista Vacations currently operates or holds any interest in any of its properties; or

         (2)      Which is required  for the  operation  of its  business or the
                  holding  of  any  such  interest   (hereinafter   collectively
                  referred to as the "Vista Vacations Authorizations").

(B) Vista Vacations Authorizations are in full force and effect and constitute all the material authorizations required to permit Vista Vacations to operate or conduct its business or hold any interest in its properties.

2.15     Litigation.

(A) Schedule 2.15 annexed hereto accurately lists all suits, actions and legal, administrative, arbitration or other proceedings and governmental investigations and all other claims, pending or, to Vista Vacations' knowledge, threatened or which Vista Vacations expects will ultimately be threatened or commenced.

(B) None of such suits, actions, proceedings, investigations or claims seek to prevent the consummation of the Reorganization.

(C) There is no judgment, decree or order enjoining Vista Vacations in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business of Vista Vacations.

(D) Schedule 2.15 also lists all suits and legal actions initiated by Vista Vacations.

2.16     Accounts Receivable.

(A) All receivables of Vista Vacations arose in the ordinary course of business and the aggregate amounts thereof, are to the best of Vista Vacations' knowledge collectible (except to the extent reserved against as reflected in Vista Vacations' Financial Statements) and are carried at values determined in accordance with generally accepted accounting principles consistently applied.

(B) To the knowledge of Vista Vacations, none of the receivables of Vista Vacations is subject to any claim of offset, recoupment, setoff or counterclaim and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim.

(C) No receivables are contingent upon the performance by Vista Vacations of any obligation or contract except for Vista Vacations' maintenance obligations under its maintenance agreements (although no customer has claimed that Vista Vacations has failed to perform its maintenance obligations).

(D) No person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables.

2.17     Minute Books.

     The minute books of Vista Vacations made available to counsel for AmeriNet contain a complete and accurate summary of all meetings of directors and stockholders since the time of incorporation of Vista Vacations, and reflect all transactions referred to in such minutes accurately in all material respects.

 2.18     Environmental and OSHA.

(A)      Hazardous Material.

         (1) As of the Closing Date, no material amount of any substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is present, as a result of the actions of Vista Vacations (excluding failure of Vista Vacations to remedy the presence of a Hazardous Material resulting from the actions of any previous owner or occupier of Vista Vacations' Property of which presence Vista Vacations does not have knowledge) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Vista Vacations or any of its past or present subsidiaries has at any time owned, operated, occupied or leased (collectively, "Vista Vacations' Property").

         (2) In any event, Vista Vacations does not know of the presence of any Hazardous Material in, on or under any Vista Vacations' Property.

(B)      Hazardous Materials Activities.

         At no time prior to the Closing Date has Vista Vacations transported, stored, used, manufactured, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Vista Vacations disposed of, transferred, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act of 1976 and any other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Closing Date.

(C)      Permits.

         Vista Vacations currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of Vista Vacations' Hazardous Material Activities and other businesses of Vista Vacations as such activities and businesses are currently being conducted.

2.19     Brokers' and Finders' Fees.

     Except as set forth in Schedule 2.19, Vista Vacations has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.20     Labor Matters.

(A) Vista Vacations is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.

(B) Vista Vacations has not received any notice from any Governmental Entity, and to the knowledge of Vista Vacations, there has not been asserted before any Governmental Entity, any claim, action or proceeding to which Vista Vacations is a party or involving Vista Vacations, and there is neither pending nor, to the knowledge of Vista Vacations, threatened, any investigation or hearing concerning Vista Vacations arising out of or based upon any such laws, regulations or practices.

(C) Vista Vacations has not received notice of and to the best of its knowledge, there are no pending claims against Vista Vacations under any workers compensation plan or policy or for long term disability.

(D) To the best of Vista Vacations' knowledge, it has complied in all material respects with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and has no obligations with respect to any former employees or qualifying beneficiaries thereunder.

(E) Schedule 2.20 lists all current employees of Vista Vacations and their current salary and vacation accruals.

2.21     Insurance.

(A) Schedule 2.21 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers and directors of Vista Vacations as well as all claims made under any insurance policy by Vista Vacations since its incorporation.

(B) There is no claim by Vista Vacations pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

(C) All premiums payable under all such policies and bonds have been paid and Vista Vacations is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

(D) Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of Vista Vacations.

(E) Vista Vacations does not know of any threatened termination of or material premium increase with respect to any of such policies.

(F) Vista Vacations has never been denied insurance coverage nor has any insurance policy of Vista Vacations ever been canceled for any reason.

2.22     Compliance with Laws.

     Vista Vacations has not received any notices of violation with respect to and to the best of its knowledge has complied in all material respects with and is not in violation in any material respect of any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

2.23     Complete Copies of Materials.

     Vista Vacations has delivered or made available true and complete copies of each document (or summaries of same) which has been requested by AmeriNet or its counsel.

2.24     Binding Agreements: No Default.

     Each of the contracts, agreements and other instruments shown on the Exhibits and Schedules referred to in this Agreement to which Vista Vacations is a party is a legal, binding and enforceable obligation in favor of or against Vista Vacations (assuming that such contracts, agreements and instruments are binding on all other parties thereto, Vista Vacations having no reason to believe that they are not), in accordance with its terms, and no party with whom Vista Vacations has an agreement or contract is, to Vista Vacations' knowledge, in default thereunder or has breached any material terms or provisions thereof (subject to all applicable bankruptcy, insolvency, reorganization and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity).

2.25     Current Report on Form 8-K

(A) The information supplied by Vista Vacations for inclusion in the current report on Commission Form 8-K within 15 days after the Closing Date annexed hereto as Exhibit 2.25 and in all other reports which AmeriNet will file thereafter pursuant to Sections 12(g), 13 and 15(d) of the Exchange Act, shall not contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement which has become false or misleading.

(B) If at any time prior to the Closing Date any event relating to Vista Vacations or any of its affiliates, officers or directors should be discovered by Vista Vacations which should be set forth in the Current Report on Form 8-K, Vista Vacations shall promptly inform AmeriNet.

2.26     FIRPTA.

     Vista Vacations is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

2.27     Employee Benefit Plans.

(A) Schedule 2.27 lists all employee benefit plans [as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, "ERISA"] and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of Vista Vacations, any trade or business (whether or not incorporated) which is a member or which is under common control with Vista Vacations (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of Vista Vacations (together, the "Employee Plans"), and a copy of each such Employee Plan has been provided to AmeriNet.

(B) (1) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA;

     (2) (a) To the best of Vista Vacations' knowledge: all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, the IRS or Secretary of the Treasury), and Vista Vacations has performed in all material respects all obligations required to be performed by it under, is not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Employee Plans;

          (b) Each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination;

          (c) No Employee Plan is or within the prior six years has been subject to, and Vista Vacations has not incurred and does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code; and

          (d) To the best of Vista Vacations' knowledge, nothing in any Employee Plan precludes or interferes with AmeriNet's ability to cause Vista Vacations to terminate (or consolidate, at AmeriNet's option) any Employee Plan after the Closing Date; provided that:
               (i) the Employee Plans may be terminated prospectively only, subject to rights accrued by Vista Vacations' employees at the time of such termination and (ii) not more than sixty days notice may be required to terminate certain Employee Plans.

     (3) None of the following now exists or has existed within the six-year period ending on the date hereof with respect to any Employee Plan:

          (a) Any act or omission by Vista Vacations constituting a violation of Section 402, 403, 404 or 405 of ERISA;

          (b) Any act or omission by Vista Vacations which constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by
               Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code;

          (c) Any act or omission by Vista Vacations constituting a violation of Section 503, 510 or 511 of ERISA; or (IV) any act or omission by Vista Vacations which could give rise to liability under
               Section 502 of ERISA or under Sections 4972 or 4975 through 4980 of the Code.

     (4) (a) Each Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from Vista Vacations or any of its subsidiaries to (or under) any such Employee Plan have been fully paid or adequately provided for on the audited Vista Vacations' Financial Statements for the most recently-ended fiscal year.

          (b) To the best of Vista Vacations' knowledge, all accruals thereon (including, where appropriate proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis.

          (c) There has been no amendment, written interpretation or announcement (whether or not written) by Vista Vacations with respect to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently-ended fiscal year.

     (5) Vista Vacations has made available to AmeriNet complete, accurate and current copies of all Employee Plans and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Employee Plans at any time within the three-year period ending on the date hereof.

2.28     Distribution Agreements.

     No third party or parties have the right to distribute Vista Vacations' products or to market its services except as disclosed in Schedule 2.28, which discloses the names, addresses, telephone numbers, fax numbers, e-mail addresses and federal Tax identification numbers of each such person, together with a summary of the agreements pursuant to which Vista Vacations' products are distributed or its services are marketed.

2.29     Vista Vacations' Stockholders

     All of Vista Vacations' Stockholders qualify as Accredited Investors and each Vista Vacations' Stockholder hereby represents and warrants that he, she or it:

(A) Has had access through the Commission's Internet web site at www.sec.gov, in the EDGAR Archives sub-cite, to all of AmeriNet's reports filed with the Commission during the past two fiscal years, has reviewed all such reports and has, either directly or through a representative, been granted access to all of AmeriNet's officers and directors, and to all officers and directors of AmeriNet's operating subsidiaries, for purposes of providing all disclosure required under applicable federal and state securities laws in conjunction with the exchange contemplated by this Agreement;

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

(B)      Has been advised that:

         (1) The securities to be issued to them by AmeriNet in exchange for their shares of Vista Vacations' Common Stock have not been registered under the Exchange Act or any comparable state securities laws, but rather, are being issued in reliance on the exemption from registration under the Securities Act provided by Section 4(6) thereof;

         (2) All certificates for their shares of AmeriNet Common Stock will bear legends restricting any transactions therein, directly or indirectly, unless they are first registered under applicable federal and state securities laws or the proposed transaction is exempt from such registration requirements, and such facts are demonstrated to the satisfaction of AmeriNet and its legal counsel, based on such third party legal opinions, affidavits and transfer agency procedures as AmeriNet shall reasonably require or have in place generally;

         (3) AmeriNet's transfer agent has been instructed to decline transfers of certificates for their shares of AmeriNet Common Stock, unless the foregoing requirements have been met and have been confirmed as having been met by a duly authorized officer of AmeriNet.

(C) Has independently determined through his, her or its own legal counsel, that all requirements of their states of domicile for the issuance of the shares of AmeriNet's Common Stock called for by this Agreement have been met, or will have been met, prior to Closing, by such legal counsel acting on behalf of the Parties to this Agreement.

2.30     Representations Complete.

     None of the representations or warranties made by Vista Vacations or its stockholders, nor any statement made in any Schedule, Exhibit or certificate furnished by Vista Vacations pursuant to this Agreement, when read in its entirety, contains or will contain any untrue statement of a material fact at the time the Closing takes place, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   Article III
                   Representations and Warranties of AmeriNet

     AmeriNet   represents  and  warrants  to  Vista  Vacations  as  a  material inducement to its entry into this Agreement, subject to the exceptions specifically disclosed in the AmeriNet Schedules or in AmeriNet's Exchange Act Reports, as follows:

3.1      Organization, Standing and Power.

(A) AmeriNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(C) AmeriNet has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on AmeriNet taken as a whole.

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

(D) A true and correct copy of its articles of incorporation and bylaws, as amended to date, are available at the Commission's web site in the EDGAR archives, filed as exhibit's to the report on Form 10-KSB for the year ended June 30, 1999 and any future modifications thereof will be filed with the Commission and will also be available at such site.

3.2      Capital Structure.

(A)      (1)      The  authorized  stock  of  AmeriNet  consists  of  20,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share, the attributes of which are to be determined on a case by case basis by AmeriNet's board of directors.

         (2) AmeriNet had 10,663,460 shares of Common Stock issued and outstanding as of February 29, 2000 and no shares of Preferred Stock have ever been issued.

         (3) As of February 29, 2000, AmeriNet had reserved 4,876,814 shares of Common Stock (excluding those issuable pursuant to the terms of this Agreement) for issuance as described in AmeriNet's annual report on Form 10-KSB for the year ended June 30, 1999 and the quarterly reports on Form 10-QSB for the calendar quarters ended September 30, 1999 and December 31, 1999 and any Subsequent Current Reports.

         (4) There are no other options, warrants, calls, rights, commitments or agreements of any character to which AmeriNet is a party or by which it is bound obligating AmeriNet to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Capital Stock of AmeriNet or obligating AmeriNet to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, other than as may be required in conjunction with other acquisitions under negotiation, rights granted to investors under common stock purchase warrants since December 31, 2000 and as disclosed in the Exchange Act Reports.

         (5) Pursuant to AmeriNet's articles of incorporation, they may be amended by action of the board of directors without stockholder approval to increase the amount of authorized Capital Stock.

(B) All of AmeriNet's shares of common and preferred stock have been duly authorized, and all of their issued and outstanding shares of common stock have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

(C) The shares of AmeriNet Common Stock to be issued pursuant to the Reorganization will be duly authorized, validly issued, fully paid, and nonassessable.

3.3      Authority.

(A) AmeriNet has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(B) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AmeriNet.

(C) This Agreement has been duly executed and delivered by AmeriNet and, subject to having also been approved by Vista Vacations' board of directors and properly executed and delivered by Vista Vacations, constitutes a valid and binding obligation of AmeriNet.

(D) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under:

         (1) Any provision of the articles of incorporation or bylaws of AmeriNet; or

         (2) Any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AmeriNet or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on the ability of AmeriNet to consummate the transactions contemplated hereby.

(E) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to AmeriNet in connection with the execution and delivery of this Agreement by AmeriNet or the consummation by AmeriNet of the transactions contemplated hereby, except for:

         (1) Such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws (a Form D Notification Statement) and the laws of any foreign country; and

         (2) Such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of AmeriNet to consummate the transactions contemplated hereby.

3.4      Exchange Act Reports; AmeriNet Financial Statements.

(A) All materials required to be filed by AmeriNet with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act since current management took office starting in November of 1998, have been filed and are available on the Commission's Internet web site at www.sec.gov in its EDGAR Archives sub-site.

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

(B) To the best of AmeriNet's knowledge, the Exchange Act Reports comply in all material respects with the requirements of the Exchange Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the Commission or by information provided by AmeriNet to Vista Vacations.

(C) The AmeriNet Financial Statements comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of AmeriNet at the date thereof and of its operations and cash flows for the period then ended, subject to normal year end audit adjustments.

(D) There has been no change in AmeriNet accounting policies or estimates except as described in the notes to AmeriNet's Financial Statements or in subsequently filed Exchange Act Reports.

(E)      AmeriNet has no material obligations, other than:

         (1)      Those   set   forth   in   AmeriNet's   Financial   Statements
                  (obligations not required to be set forth in AmeriNet's Financial Statements under generally accepted accounting principles being deemed not material);

         (2) Those resulting from ongoing acquisition activities which developed after the date of AmeriNet's Financial Statements but are not yet definite enough to require filing in the Exchange Act Reports;

         (3)      Those pertaining to confidential letters of intent; or

         (4)      Those disclosed by AmeriNet to Vista Vacations in writing.

(F) The information supplied by AmeriNet for inclusion in the Current Report on Form 8-K pertaining to this Reorganization will not contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements therein not false or misleading.

(G) If at any time prior to the Closing Date any event relating to AmeriNet or any of its affiliates, officers or directors should be discovered by AmeriNet which should be set forth in a current report on Form 8-K, AmeriNet will promptly inform Vista Vacations.

(H) Notwithstanding the foregoing, AmeriNet makes no representation or warranty with respect to any information supplied by Vista Vacations which is contained in any of the foregoing documents.

(I) To the best of AmeriNet's knowledge, there are no currently outstanding comment letters from the Commission that have not been responded to and complied with.

3.5      Broker's and Finders' Fees.

     Except as disclosed in the Exchange Act Reports, AmeriNet has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Reorganization or any transaction contemplated hereby.


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

3.6      Ownership of Vista Vacations' Capital Stock.

     As of the date of execution of this Agreement, AmeriNet does not own any shares of Vista Vacations' Capital Stock.

3.7      Litigation.

     There are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations against AmeriNet pending or, to AmeriNet's knowledge, threatened, which (i) if determined adversely to AmeriNet, could be expected to result in a material adverse effect on the financial condition or results of operations of AmeriNet, or (ii) seek to prevent the consummation of the Reorganization.

3.8      Limited Activities

(A) AmeriNet is a holding company with no material operations or assets other than the shares of its subsidiaries common stock and operations pertaining to supervision and coordination of the activities of its subsidiaries, provision of support services for its subsidiaries, acquisition related activities and compliance with applicable laws, including federal securities and internal revenue laws.

(B) AmeriNet currently has two operating subsidiaries, Wriwebs.com, Inc., and Trilogy International, Inc., both Florida corporations, and is a party to a letter of intent to acquire Custom Software Systems, Inc., a Virginia corporation currently headquartered in Houston, Texas.

3.9      No Undisclosed Liabilities.

     AmeriNet does not have any material liabilities or obligations, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, (i) have not been reflected in the AmeriNet Financial Statements (including the notes thereto) or (ii) have not been specifically described in this Agreement or in the Exchange Act Reports.

3.10     No Changes.

     Since the date of the latest AmeriNet Exchange Act Report there has not been, occurred or arisen any:

(A) Destruction, damage to, or loss of any assets (including without limitation intangible assets) of AmeriNet or its subsidiaries (whether or not covered by insurance), either individually or in the aggregate, exceeding $30,000, other than losses by subsidiaries in the ordinary course of business.

(B) Labor trouble or claim of wrongful discharge, sexual harassment or other unlawful labor practice or action;

(C) Change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by AmeriNet or its subsidiaries;

(D) Declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of AmeriNet or its subsidiaries, or any direct or indirect redemption, purchase or other acquisition by AmeriNet or its subsidiaries of any of their shares;

(E) Other event or condition of any character that has or would, in AmeriNet or its subsidiaries' reasonable judgment, be expected to have a material adverse effect on AmeriNet or its subsidiaries;

(F) Negotiation or agreement by AmeriNet or its subsidiaries to do any of the things described in the preceding clauses (A) through (F) other than negotiations with AmeriNet or its subsidiaries and their representatives regarding the transactions contemplated by this Agreement or other acquisitions.

3.11     Tax and Other Returns and Reports.

(A)      Tax Returns and Audits.

         (1) AmeriNet and its subsidiaries have accurately prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes relating or attributable to AmeriNet or its subsidiaries or their operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law in all material respects.

         (2) AmeriNet and its subsidiaries have timely paid all Taxes required to be paid with respect to such Returns and have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes they are required to withhold.

         (3) The accruals for Taxes on the books and records of AmeriNet and its subsidiaries are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Closing Date.

         (4) AmeriNet and its subsidiaries have not been delinquent in the payment of any Tax nor, except as disclosed in the Exchange Act Reports, is there any Tax deficiency outstanding, proposed or assessed against AmeriNet or its subsidiaries, nor has AmeriNet or its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (5)      Except as disclosed in the Exchange Act Reports:

               (a) No audit or other examination of any Return of AmeriNet or its subsidiaries is presently in progress.

               (b) AmeriNet and its subsidiaries do not have any liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and AmeriNet and its subsidiaries have no knowledge of any basis for the assertion of any such liability attributable to AmeriNet or its subsidiaries, or their respective assets or operations.

         (6) AmeriNet and its subsidiaries are not parties to or bound by any tax indemnity, tax sharing or tax allocation agreement.

         (7) AmeriNet and its subsidiaries have provided, or made available to Vista Vacations or its legal counsel copies of all federal, provincial and state income and all sales and use Tax Returns of AmeriNet or its subsidiaries for all periods since January 1, 1998.

         (8) There are (and as of immediately following the Closing Date there will be) no liens on the assets of AmeriNet or its subsidiaries relating to or attributable to Taxes.

         (9) AmeriNet and its subsidiaries have no knowledge of any basis for the assertion of any Tax claim which, if adversely determined, would result in liens on the assets of AmeriNet or its subsidiaries.

         (10) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of AmeriNet or its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

(B)      No Penalty.

         Neither AmeriNet nor its subsidiaries are subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any return, report or declaration required to be filed with, any Governmental Entity to which it is subject, which violations or defaults, individually or in the aggregate, would have a material adverse effect on AmeriNet or its subsidiaries.

3.12     Environmental and OSHA.

(A)      Hazardous Material.

         (1) As of the Closing Date, no material amount of any substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is present, as a result of the actions of AmeriNet or its subsidiaries (excluding failure of AmeriNet or its subsidiaries to remedy the presence of a Hazardous Material resulting from the actions of any previous owner or occupier of AmeriNet or its subsidiaries' property of which presence AmeriNet or its subsidiaries do not have knowledge) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that AmeriNet or its subsidiaries own, operate, occupy or lease.

         (2) In any event, AmeriNet and its subsidiaries do not know of the presence of any Hazardous Material in, on or under any of their property.

(B)      Hazardous Materials Activities.

         At no time prior to the Closing Date has AmeriNet or its subsidiaries transported, stored, used, manufactured, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has AmeriNet or its subsidiaries disposed of, transferred, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act of 1976 and any other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Closing Date.

(C)      Permits.

     AmeriNet or its subsidiaries currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of AmeriNet or its subsidiaries' Hazardous Material Activities and other businesses of AmeriNet or its subsidiaries as such activities and businesses are currently being conducted.

3.13     Representations Complete.

     None of the representations or warranties made by AmeriNet or its subsidiaries, nor any statement made in any Schedule, Exhibit or certificate furnished by AmeriNet or its subsidiaries pursuant to this Agreement, when read in its entirety, contains or will contain any untrue statement of a material fact at the Closing Date, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   Article IV
                          Conduct Prior to the Closing

4.1      Conduct of Business of Vista Vacations.

(A) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, Vista Vacations agrees (except to the extent that AmeriNet shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact Vista Vacations' present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that Vista Vacations' goodwill and ongoing businesses shall be unimpaired at the Time of Closing.

(B) Vista Vacations shall promptly notify AmeriNet of any event or occurrence or emergency not, in the reasonable judgment of Vista Vacations, in the ordinary course of business of Vista Vacations, and any event which could, in the reasonable judgment of Vista Vacations, have a material adverse effect on Vista Vacations.

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

(C)      Except as  expressly  contemplated  by this  Agreement  or set forth in
         Schedule 4.1, Vista Vacations shall not, without the prior written consent of AmeriNet:

         (1) Enter into any commitment or transaction not in the ordinary course of business (i) to be performed over a period longer than six (6) months in duration, or (ii) to purchase fixed assets for a purchase price in excess of $1,000;

         (2) Grant any severance or termination pay to any director, officer or employee except (i) payments made pursuant to standard written agreements outstanding on the date hereof or
                  (ii) in the case of employees who are not officers, grants which are made in the ordinary course of business in accordance with Vista Vacations' standard past practices;

         (3) Except for licenses granted to end-users pursuant to Vista Vacations' standard license agreements, transfer to any person or entity any rights to Vista Vacations' Intellectual Property;

         (4) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any products of Vista Vacations;

         (5) Violate, amend or otherwise modify the terms of any of the contracts or agreements required to be set forth in Vista Vacations Schedules;

         (6)      Commence any litigation;

         (7) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its Capital Stock, or split, combine or reclassify any of its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Capital Stock of Vista Vacations, or repurchase or otherwise acquire, directly or indirectly, any shares of its Capital Stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at cost in connection with any termination of service to Vista Vacations;

         (8) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

         (9)      Cause  or  permit   any    amendments   to  its   articles  of
                  incorporation or bylaws;

         (10) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Vista Vacations;


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

         (11) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Vista Vacations, except in the ordinary course of business;

         (12) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Vista Vacations or guarantee any debt securities of others;

         (13) Adopt or amend any employee benefit plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

         (14) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

         (15) Pay, discharge or satisfy in an amount in excess of $1,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in Vista Vacations' Financial Statements (or the notes thereto);

         (16) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

         (17) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(C)(1) through 4.1(C)(16) above, or any action which would make any of the representations or warranties or covenants of Vista Vacations contained in this Agreement materially untrue or incorrect.

4.2      No Solicitation.

(A) Prior to the Closing Vista Vacations will not (nor will Vista Vacations permit any of Vista Vacations' officers, directors, stockholders affiliated with any officer or director or Vista Vacations' agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than AmeriNet and its designees:

         (1) Solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of Vista Vacations' business and properties or Capital Stock whether by merger, purchase of assets, tender offer or otherwise;

         (2) Except as required by law and except for disclosures made to financial institutions and others in the ordinary course of business, disclose any information not customarily disclosed to any person other

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



                  than its attorneys or financial advisors concerning Vista Vacations' business and properties or afford to any person or entity access to its properties, books or records; or

         (3) Assist or cooperate with any person to make any proposal to purchase all or any part of Vista Vacations' Capital Stock or of its assets (other in the ordinary course of business).

(B) In the event Vista Vacations shall receive any offer or proposal, directly or indirectly, of the type referred to in Section 4.2(A)(1) and (3) above, or any request for disclosure or access pursuant to clause 4.2(A)(2) above, Vista Vacations shall immediately inform AmeriNet as to any such offer or proposal and will cooperate with AmeriNet by furnishing any information it may reasonably request.

4.3      Conduct of Business of AmeriNet.

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, as the case may be, AmeriNet agrees (except to the extent that Vista Vacations shall otherwise consent in writing), that AmeriNet shall promptly notify Vista Vacations of any event or occurrence or emergency which is not in the ordinary course of business of AmeriNet and which is material and adverse to the business of AmeriNet and its subsidiaries taken as a whole.

                                    Article V
                              Additional Agreements

5.1      Report on Form 8-K.

(A) Within fifteen days following the Closing Date, AmeriNet, with the assistance and cooperation of Vista Vacations' current officers, will prepare and file with the Commission a current report on Commission Form 8-K (the "8-K Report") disclosing the Reorganization and containing information concerning Vista Vacations required by Commission Regulation S-B, except for audited financial statements that may be filed within 75 days after the Closing Date.

(B) Within sixty days following the Closing Date Vista Vacations, at its own expense, shall provide AmeriNet with audited financial statements prepared in accordance with GAAP and meeting all requirements of the Commission for reports of material acquisitions under the Securities Act and the Exchange Act, including the requirements imposed by Commission Regulation S-B.

(B) AmeriNet and Vista Vacations will use their best efforts to secure the Commission's acceptance of Vista Vacations' audited financial statements, as complying with the requirements of Regulation S-B, and Vista Vacations will make any modification's to its financial statements suggested by the Commission; and, if required, will use best efforts to secure required extensions from the Commission of time in which to provide materials complying with Commission Regulation S-B.

5.2      No Meeting of Vista Vacations' Stockholders.

     Because each Vista Vacations Stockholders has independently made the decision to exchange all of his, her or its Vista Vacations Securities for shares of AmeriNet's Common Stock, no formal stockholder action by Vista Vacations shall be required in conjunction with authorization of this Agreement or the Closing; however, each Vista Vacations Stockholder must have become a party to this Agreement either by direct execution hereof or by having granted a duly executed and notarized power of attorney to Ms. Nadler, as contemplated by this Agreement, permitting her to execute this Agreement on his, her or its behalf.

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5.3      Access to Information.

(A) Vista Vacations shall afford AmeriNet and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all:

         (1)      Of its properties, books, contracts, commitments and records;
                  and

         (2) Other information concerning the business, properties and personnel of Vista Vacations as AmeriNet may reasonably request.

(B)      Vista  Vacations  agrees to provide to  AmeriNet  and its  accountants,
         counsel  and  other   representatives   copies  of  internal  financial
         statements promptly upon request.

(C) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Reorganization.

5.4      Confidentiality.

(A) From the date hereof to and including the Closing Date, the Parties shall maintain, and cause their directors, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose, except the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the Parties contained herein, information concerning the other Parties and obtained directly or indirectly from such Parties, or their directors, employees, agents or advisors, or as was in the possession of such Party prior to obtaining such information from such other Party as to which the fact of prior possession such possessing Party shall have the burden of proof and such information as is or becomes:

         (1) Available to the non-disclosing Party from third parties not subject to an undertaking of confidentiality or secrecy;

         (2) Generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or

         (3)      Required to be disclosed under applicable law.

(B) In the event that the transactions contemplated hereby shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

5.5      Expenses.

     Whether or not the Reorganization is consummated, all expenses incurred in connection with the Reorganization and this Agreement shall be the obligation of the Party incurring such expenses.

5.6      Public Disclosure.

     Unless otherwise required by law, prior to the Closing Date no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any Party unless approved by AmeriNet and Vista Vacations prior to release, provided that such approval shall not be unnecessarily withheld, subject, in the case of AmeriNet, to AmeriNet's obligation to comply with applicable securities laws.

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



5.7      Consents.

     AmeriNet and Vista Vacations shall promptly apply for or otherwise seek, and use their best efforts to obtain, all consents and approvals required to be obtained by them for the consummation of the Reorganization, and Vista Vacations shall use its best efforts to obtain all consents, waivers and approvals under any of Vista Vacations' agreements, contracts, licenses or leases in order to preserve the benefits thereunder for Vista Vacations, and otherwise in connection with the Reorganization; all of such consents and approvals being set forth in Schedule 5.7.

5.8      Affiliate Agreements.

(A) Schedule 5.8 sets forth those persons who are, in Vista Vacations' reasonable judgment, Affiliates" of Vista Vacations.

(B) Vista Vacations shall provide AmeriNet such information and documents as AmeriNet shall reasonably request for purposes of reviewing such list.

(C) Vista Vacations shall use its best efforts to deliver or cause to be delivered to AmeriNet, concurrently with the execution of this Agreement (and in any case prior to the Closing Date) from each of the Affiliates of Vista Vacations, an executed Affiliate Agreement in the form annexed hereto as Exhibit 5.8.

(D) AmeriNet shall be entitled to place appropriate legends on the certificates evidencing any AmeriNet Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for AmeriNet Common Stock, consistent with the terms of such Affiliate Agreements, in addition to the legends and stop transfer instructions placed and issues on all certificates to be issued to Vista Vacations' stockholders in conjunction with the Reorganization based on the Parties reliance on Section 4(2) of the Securities Act

5.9      Legal Requirements.

     AmeriNet and Vista Vacations will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any Party in connection with any such requirements imposed upon such other Party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other Parties in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

5.10     Blue Sky Laws.

     Legal counsel to Vista Vacations has taken such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of AmeriNet Common Stock to the Former Vista Vacations Stockholders.

5.11     Best Efforts: Additional Documents and Further Assurances.

(A) Each of the Parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Reorganization and the condition subsequent under this Agreement.

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



(B) Each Party, at the request of another Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

5.12     Employment Agreements.

(A) The individuals set forth on Schedule 5.12 will as of the Closing Date be parties to the employment agreements included in composite Exhibit
         5.12 hereto (the "Employment Agreements"), which shall supersede all prior employment agreements or arrangements with any such persons, and which will conform to the forms of employment agreements established by AmeriNet for use by all material employees of AmeriNet and its subsidiaries.

(B) AmeriNet shall, immediately following the Closing, reserve 931,000 shares of its Common Stock for future issuance through incentive stock options (as defined in Section 422 of the Code) granted in certain of the Employment Agreements, provided, however, that rights to such shares shall vest on an annual basis, subject to attainment of the following net, pre-tax profit projections determined in accordance with
         GAAP:

         (1) If Vista Vacations earns net, pre tax profits, determined in accordance with GAAP, of at least $400,000 during the period starting on July 1, 2000 and ending on June 30, 2001, then the first 163,333 shares of AmeriNet's Common stock reserved for issuance in the event of exercise of the subject incentive stock options shall vest;

         (2) If Vista Vacations earns net, pre tax profits, determined in accordance with GAAP, of at least $1,200,000 during the period starting on July 1, 2000 and ending on June 30, 2002, then all rights to 457,333 (including the 163,333 shares vested, if any, on June 30, 2001) of the shares of AmeriNet's Common stock reserved for issuance in the event of exercise of the subject incentive stock options shall vest; and

         (3) If Vista Vacations earns net, pre tax profits, determined in accordance with GAAP, of at least $2,800,000 during the period starting on July 1, 2000 and ending on June 30, 2003, then all rights to all of the shares (including the shares vested, if any, on June 30, 2001 and June 30, 2002) of AmeriNet's Common stock reserved for issuance in the event of exercise of the subject incentive stock options shall vest.

         (4) All rights to the incentive stock options in the subject employment agreements that have not vested as of July 1, 2003 shall expire on such date, and no further rights of any kind thereto or to the underlying shares of AmeriNet common stock reserved for such purpose shall exist thereafter, the reservation therefor terminating on such date.

5.13     Investment by AmeriNet in  Vista Vacations.

     Subject to Vista Vacations' substantial compliance with its material obligations under this Agreement, including those involving provision of audited financial statements for its operations for the time period and in the form required by Commission Regulation S-B for purposes of the Reorganization, AmeriNet hereby covenants and agrees to provide the following funds, to be expended solely for the purposes set forth in Schedule 5.13, to Vista Vacations:

(A)      As provided in Section 1.2(C), the sum of $125,000;

(B) Within 60 days after the audited financial statements for Vista Vacations required pursuant to Commission Regulation S-B have been provided to AmeriNet, filed with the Commission and not found deficient by the Commission (the "Funding Trigger Date"), the sum of $125,000;


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



(C)      Within 120 days after the Funding Trigger Date, the sum of $100,000;

(D)      Within 180 days after the Funding Trigger Date, the sum of $100,000;

(E)      Within 240 days after the Funding Trigger Date, the sum of $100,000;
         and

(F)      Within 300 days after the Funding Trigger Date, the sum of $100,000.

5.14     Vista Vacations' Board of Directors.

(A) Subject to (i) compliance with all of obligations under this Agreement by the Former Vista Vacations Stockholders and Vista Vacations, including, without limitation, those involving provision of audited financial statements for Vista Vacations' operations for the time period and in the form required by Commission Regulation S-B for purposes of the Reorganization, (ii) compliance by the members of the board of directors of Vista Vacations with their fiduciary obligations to AmeriNet as Vista Vacations' Stockholders and with applicable laws and (iii) the attainment by Vista Vacations, on a quarterly basis of at least net pre tax profits during the fiscal year starting on July 1, 2000 and ending on June 30, 2001 of $70,000; net pre tax profits during the fiscal year starting on July 1, 2001 and ending on June 30, 2002 of $185,000; and, net pre tax profits during the fiscal year starting on July 1, 2002 and ending on June 30, 2003 of $312,000, AmeriNet hereby covenants and agrees that it will maintain membership on the board of directors of Vista Vacations in the following ratio: two thirds of the members will be nominees of Ms. Teri Nadler and one third will be nominees of AmeriNet, provided, however, that:

         (1) A quorum for meetings of the board of directors of Vista Vacations and action by such board of directors will require the participation of AmeriNet's nominees; provided, however, that, if a meeting deemed to involve material issues is adjourned due to the inability to attain a quorum as a result of the absence of the AmeriNet nominees, then, upon receipt of written notice from Vista Vacations' board of directors, AmeriNet must assure that its nominees attend the reconvened meeting, which will be held by telephone conference at a time during a business day designated by AmeriNet within three days after AmeriNet is provided with the written notice of the adjourned meeting;

         (2) The board of directors of Vista Vacations will not, without AmeriNet's prior written consent specifying the action authorized, be authorized to engage in any material change in Vista Vacations' business not contemplated by the Projections, to sell a material portion of Vista Vacations' assets outside the normal course of business, to issue any securities, to authorize the borrowing of any funds or pledge of any assets, for so long as Vista Vacations remains a subsidiary of AmeriNet; and

         (3)      (a)      The  initial  determination   by  AmeriNet  as to the
                           attainment of the minimum acceptable net pre-tax profits shall not be made until a complete fiscal quarter has passed since the Closing Date;

                  (b) After the first year following the Closing Date, the minimum acceptable net pre-tax profits may be modified periodically by unanimous action (including the affirmative votes of all AmeriNet nominees) of the board of directors of Vista Vacations; provided that after the third year, unless new minimum acceptable net pre-tax profits are agreed to, the net, pre tax profit portion of the minimum acceptable net pre-tax profits will increase annually to 150% of the net, pre-tax profit projected for the immediately preceding year.

                  (c) In the event that the right of Ms. Nadler to designate two thirds of the membership on the board of directors of Vista Vacations is suspended due to failure to meet the minimum acceptable net pre-tax profits, such right shall be reinstated at such time as the deficiency in meeting the minimum acceptable net pre-tax profits, on a cumulative basis, has been cured.

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5.15     Additional Vista Vacations' Covenants

(A)      (1)   Vista  Vacations  shall have  signed a multi year  Internet  site design and hosting agreement with Wriwebs.com, Inc., a Florida corporation and wholly owned subsidiary of AmeriNet ("WRI" and the "WRI Web Design & Hosting Agreement"), pursuant to which
               Vista Vacations shall pay WRI a monthly fee of at least $10,000 throughout the term of the WRI Web Design & Hosting Agreement, in form and substance acceptable to AmeriNet and to AmeriNet's strategic planning consultant, the Yankee Companies, Inc., a Florida corporation ("Yankees") and shall faithfully comply with all of its material obligations thereunder throughout the term thereof.

         (2) In the event that Vista Vacations fails to make payments to WRI called for by the WRI Web Design & Hosting Agreement, AmeriNet may, at its sole option, tender the required payments to WRI on Vista Vacations' behalf, and deduct such sums, together with interest thereon at the rate of 8% per annum, from any funds which it has agreed to provide to Vista Vacations under this Agreement, all such payments to be deemed advances to Vista Vacations under this Agreement.

(B) Ms. Nellie Tippery, a creditor of Vista Vacations, will, at or prior to the Closing irrevocably convert all of Vista Vacations' liabilities to her or her affiliates, including, without limitation, loans aggregating at least $180,000, into the right to receive 66,667 shares of AmeriNet Common Stock.

(C) All accrued obligations by Vista Vacations to its employees, consultants and independent contractors involving payments due for services rendered, whether in the form of salaries, bonuses, benefits, benefit plans, or other fees or consideration of any kind, will be fully and irrevocably discharged as of the Closing date.

                                   Article VI
                        Conditions to the Reorganization

6.1      Conditions to Obligations of Each Party to Effect the Reorganization.

     The respective obligations of each party to this Agreement to effect the Reorganization shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(A)      No Injunctions or Restraints: Illegality.

     No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Reorganization shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Reorganization, which makes the consummation of the Reorganization illegal.

(B)      Vista Vacations Information Required by Commission Regulation S-B

     The provision by Vista Vacations on a timely basis in full compliance with the requirements of Commission Regulation S-B of all information concerning its past operations, including audited financial statements, shall constitute a condition subsequent to the obligations of AmeriNet under this Agreement and in the event of the failure of such condition subsequent, then, at AmeriNet's sole option:

         (1) The Reorganization may be rescinded, and all funds advanced by AmeriNet to Vista Vacations shall be repaid, with interest at the annual rate of 8%, to AmeriNet within 30 days after such rescission; or

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



         (2) The Escrow Shares shall be deemed defaulted to AmeriNet and the Reorganization shall be restructured in a manner complying with AmeriNet's reporting and other obligations under the Exchange Act, including the sale by AmeriNet of Vista Vacations.

6.2      Additional Conditions to Obligations of Vista Vacations.

     The obligations of Vista Vacations to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Vista Vacations:

(A)      Representations, Warranties and Covenants.

         The representations and warranties of AmeriNet in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and AmeriNet shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

(B)      Certificate of AmeriNet.

         Vista Vacations shall have been provided with a certificate executed on behalf of AmeriNet by its President and its Chief Financial Officer, Treasurer or officer exercising such functions to the effect that, as of the Closing Date:

         (1) All representations and warranties made by AmeriNet under this Agreement are true and complete in all material respects; and

         (2) All covenants, obligations and conditions of this Agreement to be performed by AmeriNet on or before such date have been so performed in all material respects.

(C)      Satisfactory Form of Legal Matters.

         The form, scope and substance of all legal and accounting matters contemplated hereby and all documents and other papers delivered hereunder prior to and on the Closing Date shall be reasonably acceptable to counsel to Vista Vacations.

(D)      Legal Opinion.

         Vista Vacations shall have received a legal opinion from legal counsel to AmeriNet, substantially in the form of Exhibit 6.2(D) hereto.

(E)      No Material Adverse Changes.

         There shall not have occurred any event, fact or condition that has had or reasonably would be expected to have a material adverse effect on AmeriNet.

(F)      Tax Opinion.

         (1) Vista Vacations shall have received a written opinion from AmeriNet's Counsel to the effect that the Reorganization will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code.

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



         (2) In rendering such opinion counsel may rely on (and to the extent reasonably required, the Parties and Vista Vacations' stockholders shall make) reasonable representations related thereto.

6.3      Additional Conditions to the Obligations of AmeriNet.

     The obligations of AmeriNet to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by AmeriNet:

(A)      Representations, Warranties and Covenants.

         (1) The representations and warranties of Vista Vacations in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and Vista Vacations shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

         (2) AmeriNet shall have no remedy against the Escrow Fund in respect of an untrue representation or warranty if prior to the Closing Date Vista Vacations delivers to AmeriNet in accordance with Section 9.2 a written statement:

                  (a) Advising AmeriNet that an event (a "Post-Execution Event") has occurred (specifying in reasonable detail such event) subsequent to the date of execution of this Agreement that would render any representation or warranty made by Vista Vacations in this Agreement untrue if such representation or warranty were made as of the Closing; and

                  (b) Confirming that such representation or warranty was true as of the date of execution of this Agreement, and

                  (c) AmeriNet subsequently waives the failure to satisfy the condition set forth in Section 6.3(A) with respect to such representation or warranty.

(B)      Certificate of Vista Vacations.

         AmeriNet shall have been provided with a certificate executed on behalf of Vista Vacations by its President and Chief Financial Officer to the effect that, as of the Closing Date, all:

         (1) Representations and warranties made by Vista Vacations under this Agreement are true and complete in all material respects; and

         (2) Covenants, obligations and conditions of this Agreement to be performed by Vista Vacations on or before such date have been so performed in all material respects.

(C)      Third Party Consents.

         Any and all consents, waivers and approvals required from third Parties relating to the contracts and agreements of Vista Vacations so that the Reorganization and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, Vista Vacations thereunder shall have been obtained.

(D)      Satisfactory Form of Legal and Accounting Matters.

         The form, scope and substance of all legal and accounting matters contemplated hereby and all documents and other papers delivered hereunder prior to and on the Closing Date shall be reasonably acceptable to AmeriNet's counsel (provided that the condition subsequent concerning the compliance of information provided by Vista Vacations with the requirements of Commission Regulation S-B, on a timely basis, shall survive the Reorganization).

(E)      Legal Opinion.

         AmeriNet shall have received a legal opinion from legal counsel to Vista Vacations, in substantially the form of Exhibit 6.3(E) hereto.

(F)      No Material Adverse Changes.

         There shall not have occurred any event, fact or condition which has had or reasonably would be expected to have a material adverse effect on Vista Vacations.

(G)      Affiliate Agreements.

         AmeriNet shall have received from each of the Affiliates of Vista Vacations an executed Affiliate Agreement which shall be in full force and effect.

(H)      Dissenters.

         The number of shares of Vista Vacations' Common Stock held by holders who either (i) have exercised appraisal rights or (ii) retain the ability to exercise such appraisal rights shall not exceed nineteen percent of Vista Vacations' outstanding Common Stock, by class and series, in the aggregate.

(I)      Employment Agreements.

         The Employment Agreements shall have been duly executed and delivered and shall be in full force and effect.

(J)      Minimum Net Worth.

         Vista Vacations shall on the Closing Date have stockholders equity of at least $180,000, not more than $20,000 in net current payables, not more than $50,000 in net long term payables, at least $640,000 in annualized gross sales and not less than $7,000 in annualized, net pre tax profits, all determined in conformity with GAAP.

(K)      Tax Opinion.

         (1) AmeriNet shall have received a written opinion of Vista Vacations Counsel, to the effect that the Reorganization will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code.

         (2) In rendering such opinion, counsel may rely on (and to the extent reasonably required, the Parties and Vista Vacations' stockholders shall make) reasonable representations related thereto.

(L)      Confidentiality Agreements.

         Each current employee, consultant or other person having access to Vista Vacations' confidential information shall have executed a confidentiality agreement in the form annexed hereto as Exhibit 6.3(L).

(M) There shall be no stockholders of Vista Vacations who are not Accredited Investors.

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



(N) Vista Vacations shall have signed the WRI Web Design & Hosting Agreement, a fully executed copy of which shall be delivered by Vista Vacations to AmeriNet at the Closing.

(O) Ms. Nellie Tippery, a creditor of Vista Vacations, shall have irrevocably converted all of Vista Vacations' liabilities to her or her affiliates, including, without limitation, loans aggregating at least $180,000, into the right to receive 66,667 shares of AmeriNet Common Stock.

(P) All obligations by Vista Vacations to its employees, consultants and independent contractors involving payments due for services rendered have been fully discharged, as of the Closing date.

                                   Article VII
        Survival of Condition Subsequent, Representations and Warranties,
                               Covenants & Escrow

7.1      Survival of Condition Subsequent, Representations and Warranties and
         Covenant.

(A) All conditions subsequent to the Reorganization and covenants to be performed prior to the Closing, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Reorganization and continue until the date the audit of AmeriNet's financial statements for the year ending June 30, 2000 has been completed and AmeriNet has received a signed opinion from its independent auditors certifying such financial statements (the "2000 Audit Date").

(B) All covenants to be performed after the Closing shall continue indefinitely.

7.2      Escrow Arrangements.

(A)      Escrow Fund.

         (1) As soon as practicable after the Closing Date, a portion of the shares of AmeriNet's Common Stock to be issued in the Reorganization equal to the Escrow Number plus any additional New Shares (as defined below) as may be issued in respect thereof after the Closing Date) (collectively, the "Escrow Shares"), without any act of any stockholder, will be registered in the name of Yankees, AmeriNet's strategic planning consultant, or such other person or legal entity as may otherwise be selected by AmeriNet prior to the Closing, as escrow agent (the "Escrow Agent"), and will be deposited with a financial institution acceptable to AmeriNet and the Agent [as defined in Section 7.2(H) below)], such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at AmeriNet's sole cost and expense.

         (2) (a) The portion of AmeriNet Common Stock in the Escrow Fund contributed on behalf of each stockholder of Vista Vacations is listed opposite such stockholders' name on Exhibit 7.2(A).

                  (b) The Escrow Fund shall be available to compensate AmeriNet and its affiliates for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees that AmeriNet or any of its affiliates has incurred or reasonably anticipates incurring by reason of the breach by Vista Vacations of any representation, warranty, covenant or agreement of Vista Vacations contained herein, ("Losses"), but only to the extent that such Losses exceed $20,000.

                  (c) AmeriNet and Vista Vacations each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Time of Closing, which if resolved at the Closing would have led to a reduction in the total number of shares of AmeriNet Common Stock AmeriNet would have agreed to issue in connection with the Reorganization.

         (3) Nothing herein shall limit the liability of Vista Vacations for any breach of any representation, warranty or covenant if the Reorganization does not close. Resort to the Escrow Fund shall be the exclusive contractual remedy of AmeriNet and its affiliates for any such breaches and misrepresentations if the Reorganization does close; provided, however, that nothing herein shall limit any noncontractual remedy for fraud.

(B)      Escrow Period; Distribution upon Termination of Escrow Periods.

         (1) Subject to the following requirements, the Escrow Fund shall remain in existence until the 2000 Audit Date (the "Escrow Period").

         (2) Upon the expiration of such Escrow Period, the Escrow Fund shall terminate with respect to all Escrow Shares; provided, however, that the number of Escrow Shares, which, in the reasonable judgment of AmeriNet, subject to the objection of the Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(G) hereof, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the expiration of such Escrow Period with respect to facts and circumstances existing on or prior to the 2000 Audit Date shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved.

         (3) As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Former Vista Vacations Stockholders all AmeriNet Common Stock and other property remaining in the Escrow Fund and not required to satisfy such claims.

         (4) Deliveries of AmeriNet Common Stock and other property to the Former Vista Vacations Stockholders pursuant to this Section 7.2(B) shall be made in proportion to their respective original contributions to the Escrow Fund.

(C)      Protection of Escrow Fund.

         The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of AmeriNet and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

(D)      Distributions; Voting.

         (1)     (a)       Any   shares   of   AmeriNet  Common  Stock  or other
                           equity securities issued or distributed by AmeriNet, including shares issued upon a stock split or any stock dividend or distribution ("New Shares") in respect of AmeriNet Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof.

                  (b) New Shares issued in respect of AmeriNet Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund, but shall be distributed to the holders thereof.

                  (c) When and if cash dividends on AmeriNet Common Stock in the Escrow Fund shall be declared and paid, they shall not be added to the Escrow Fund but shall be paid to those on whose behalf such AmeriNet Common Stock is held who, prior to the Reorganization, held Vista Vacations' Common Stock.

         (2) Each stockholder of Vista Vacations shall have voting rights with respect to the shares of AmeriNet Common Stock contributed to the Escrow Fund on behalf of such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of AmeriNet Common Stock) so long as such shares of AmeriNet Common Stock or other voting securities are held in the Escrow Fund.

(E)      Claims Upon Escrow Fund.

         Subject to the objection procedure established in Section 7.2(F) below, the Escrow Agent shall deliver to AmeriNet out of the Escrow Fund, as promptly as practicable, shares of AmeriNet Common Stock or other assets held in the Escrow Fund in an amount equal to Losses by AmeriNet, provided that

         (1) A written claim of loss has been provided by AmeriNet to the Escrow Agent at any time on or before the last day of the Escrow Period in the form of a certificate signed by any officer of AmeriNet (an "Officer's Certificate"), with a copy to Vista Vacations:

                  (a) Stating that AmeriNet has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and

                  (b) Specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(F) hereof.

         (2) For the purposes of determining the number of shares of AmeriNet Common Stock to be delivered to AmeriNet out of the Escrow Fund pursuant to Section 7.2(E)(1), the shares of AmeriNet Common Stock shall be valued at the average closing transaction price therefor during the preceding ten trading days, as reported on the highest rated securities market or securities exchange on which AmeriNet's Common Stock is actually traded.

(F)      Objections to Claims.

         (1) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Agent [as defined in Section 7.2(H)] and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to AmeriNet of shares of AmeriNet Common Stock, pursuant to Section 7.2(E) hereof unless the Escrow Agent shall have received written authorization from the Agent to make such delivery.

         (2) After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the shares of AmeriNet Common Stock or other property in the Escrow Fund in accordance with Section 7.2(E) hereof, provided that no such payment or delivery may be made if the Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

(G)      Resolution of Conflicts; Arbitration.

         (1)      (a)      In  case  the  Agent   shall so object in  writing to
                           any   claim   or   claims   made  in  any   Officer's
                           Certificate, the Agent and AmeriNet shall attempt in good faith to agree upon the rights of the respective
                           Parties with respect to each of such claims.

                  (b) If the Agent and AmeriNet should so agree, a memorandum setting forth such agreement shall be prepared and signed by both Parties and shall be furnished to the Escrow Agent.

                  (c) The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of AmeriNet Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

         (2)     (a)       If  no  such   agreement  can  be reached  after good
                           faith negotiation, either AmeriNet or the Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both Parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators.

                  (b)      AmeriNet   and   the  Agent  shall  each  select  one
                           arbitrator, and the two arbitrators so selected shall select a third arbitrator.

                  (c) The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing Parties about the subject matter of the dispute.

                  (d) The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification.

                  (e) The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the Parties to this Agreement, and notwithstanding anything in Section 7.2(F) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

                  (f) Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

         (3)      (a)      (i)      Judgment  upon  any  award  rendered  by the
                                    arbitrators may be entered in any court having jurisdiction.

                           (ii) Any such arbitration shall be held in Broward County, Florida, under the rules then in effect of the American Arbitration Association.

                  (b) For purposes of this Section 7.2(G), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, AmeriNet shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award AmeriNet less than the sum of 50% of the disputed amount plus any amounts not in dispute; otherwise, the Former Vista Vacations Stockholders as represented by the Agent shall be deemed to be the Non-Prevailing Party.

                  (c) The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.


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



(H)      Agent of the Stockholders: Power of Attorney.

     (1) (a)  (i)   Teri Nadler is hereby irrevocably appointed as the agent and attorney-in-fact (the "Agent") for each stockholder of Vista
                    Vacations,  for and on behalf of the Former Vista  Vacations
                    Stockholders,    to   give   and    receive    notices   and
                    communications,   to  authorize   delivery  to  AmeriNet  of
                    AmeriNet Common Stock or other property from the Escrow Fund in  satisfaction  of claims by  AmeriNet,  to object to such deliveries,  to agree to, negotiate,  enter into settlements and compromises  of, and demand  arbitration and comply with orders of courts and awards of  arbitrators  with respect to
                    such   claims,   and  to  take  all  actions   necessary  or
                    appropriate in the judgment of Agent for the accomplishment of the foregoing.

              (ii) Such agency may be changed by the Former Vista Vacations Stockholders from time to time upon not less than thirty
                    (30) days prior written notice to AmeriNet; provided that the Agent may not be removed unless holders of a two-thirds interest of the Common Stock comprising the Escrow Fund agree to such removal and to the identity of the substituted agent.

              (iii) No bond shall be required of the Agent,  and the Agent shall not receive compensation for his or her services.

              (iv) Notices or communications to or from the Agent shall constitute notice to or from each of the Former Vista Vacations Stockholders.

          (b) The Agent shall be entitled to submit a claim and receive reimbursement from the Escrow Fund for all reasonable, documented out-of-pocket expenses incurred by the Agent as a result of his acting as the Agent; provided, however, that such right to reimbursement shall be subordinate to AmeriNet's claims on the Escrow, if any, and shall be paid only after all such claims have been satisfied.

          (c) Any such reimbursement shall be paid in shares of AmeriNet Common Stock out of the Escrow Fund.

          (d) For purposes of such reimbursement of the Agent only, such shares shall be valued at the average of the closing prices of AmeriNet Common Stock for the ten trading days ending on the day prior to the date the Escrow Agent pays such reimbursement amount.

   (2)    (a)       The Agent  shall not be liable  for any act done or  omitted hereunder as Agent while acting in good faith and in the exercise of reasonable judgment.

          (b) The Former Vista Vacations Stockholders on whose behalf shares of AmeriNet Common Stock were contributed to the Escrow Fund shall severally indemnify the Agent and hold the Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Agent and arising out of or in connection with the acceptance or administration of the Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Agent.

(I)      Actions of the Agent.

         (1) A decision, act, consent or instruction of the Agent shall constitute a decision of all the stockholders for whom shares of AmeriNet Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and AmeriNet may rely upon any such decision, act, consent or instruction of the Agent as being the decision, act, consent or instruction of every such stockholder.

         (2) The Escrow Agent and AmeriNet are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Agent.

(J)      Third-Party Claims.

         (1) In the event AmeriNet becomes aware of a third-party claim which AmeriNet believes may result in a demand against the Escrow Fund, AmeriNet shall notify the Agent of such claim, and the Agent and the Former Vista Vacations Stockholders shall be entitled, at their expense, to participate in any defense of such claim.

         (2) AmeriNet shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the validity of any claim against the Escrow Fund.

         (3) In the event that the Agent has consented to any such settlement, the Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by AmeriNet against the Escrow Fund with respect to such settlement.

(K)      Escrow Agent's Duties.

         (1) (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of AmeriNet and the Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or Parties.

             (b) The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

         (2) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the Parties or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the Parties or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         (3) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the Parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

         (4) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

         (5) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to AmeriNet and the Agent to this Agreement; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows:

                  (a) AmeriNet and the Agent shall use their best efforts to mutually agree upon a successor agent within thirty (30) days after receiving such notice.

                  (b) If the Parties fail to agree upon a successor escrow agent within such time, AmeriNet shall have the right to appoint a successor escrow agent authorized to do business in Florida.

                  (c) The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent.

                  (d) Thereafter, the predecessor Escrow Agent shall be discharged for any further duties and liabilities under this Agreement.


                                  Article VIII
                        Termination, Amendment And Waiver

8.1      Termination.

     This Agreement may be terminated and the Reorganization abandoned at any time prior to the Closing Date, as follows:

(A)      By mutual consent of Vista Vacations and AmeriNet.

(B) By AmeriNet if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Vista Vacations and such breach has not been cured within fifteen days after notice to Vista Vacations.

(C) By Vista Vacations if it is not in material breach of its respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of AmeriNet and such breach has not been cured within 15 days after notice to AmeriNet;

(D)      By any Party if:

         (1)      The Reorganization has not occurred by April 15, 2000;

         (2)      There  shall  be  a  final nonappealable order of a federal or
                  state  court   in  effect   preventing   consummation  of  the
                  Reorganization;

         (3) There shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Reorganization by any Governmental Entity which would make consummation of the Reorganization illegal; or

         (4) There shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Reorganization by any Governmental Entity, which would:

                  (a) Prohibit AmeriNet's or Vista Vacations' ownership or operation of all or a material portion of the business of Vista Vacations, or compel AmeriNet or Vista Vacations to dispose of or hold separate all or a material portion of the business or assets of Vista Vacations or AmeriNet as a result of the Reorganization; or

                  (b)      Render     AmeriNet  or   Vista  Vacations  unable to
                           consummate the Reorganization, except for any waiting period provisions.

(E)      Where  action is taken to  terminate  this  Agreement  pursuant to this
         Section 8.1, it shall be sufficient for such action to be authorized by the board of directors (as applicable) of the Party taking such action.

8.2      Effect of Termination.

     In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of AmeriNet or Vista Vacations or their respective officers, directors or stockholders, except if such termination results from the breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement (it being understood that termination of this Agreement because of failure of Vista Vacations to satisfy the condition set forth in Section 6.3(A) as a result of the occurrence of a Post-Execution Event shall not be deemed to be a termination resulting from such a breach of representation or warranty.)

8.3      Amendment.

(A) This Agreement may be amended by the Parties at any time before or after approval of matters presented in connection with the Reorganization by the stockholders of those Parties required by applicable law to so approve but, after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders of a party without obtaining such further approval.

(B) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.4      Extension & Waiver.

(A) At any time prior to the Closing any Party may, to the extent legally allowed:

         (1) Extend the time for the performance of any of the obligations or other acts of the other Parties;

         (2) Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; or

         (3) Waive compliance with any of the agreements or conditions for the benefit of such Party contained herein.

(B) Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                   Article IX
                               General Provisions

9.1      Interpretation.

(A) When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated.

(B)      The words "include,"  "includes" and "including" when used herein shall
         be  deemed  in  each  case  to  be  followed  by  the  words   "without
         limitation."

(C) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(D) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

(E) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(F) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.2      Notice.

(A) All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (1)      To AmeriNet:

                            AmeriNet Group.com, Inc.
                            Crystal Corporate Center;
       2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431
                   Attention: Michael Harris Jordan, President
                  Telephone (561) 998-3435, Fax (561) 998-4635;
             and, e-mail michael@amerinetgroup.com; with a copy to

                 G. Richard Chamberlin, Esquire; General Counsel
                           AmeriNet Group.com, Inc.
                   1941 Southeast 51st Terrace; Ocala, Florida
            34471 Telephone (352) 694-6714, Fax (352) 694-9178; and,
                         e-mail, grichard@atlantic.net.

         (2)      To Vista Vacations:

                       Vista Vacations International, Inc.
               5653 Northwest 29th Street; Margate, Florida 33063
                        Attention: Teri Nadler, President
                  Telephone (954) 975-0898; Fax (954) 975-8447;
                  e-mail terie@flinet.com; with a fax copy to

                                 Scott B. Ugell
                    155 North Main Street; New City, New York
            10956 Telephone (914) 639-7011; Fax (914) 639-7088; and,
                             e-mail esqjudge@aol.com

         (3)      To Agent:

                                 Ms. Teri Nadler
                  5653 Northwest 29th Street; Margate, Florida
           33063 Telephone (954) 975-0898; Fax (954) 975-8447; e-mail
                      terie@flinet.com; with a fax copy to

                                 Scott B. Ugell
                    155 North Main Street; New City, New York
            10956 Telephone (914) 639-7011; Fax (914) 639-7088; and,
                             e-mail esqjudge@aol.com

         (4)      To the Escrow Agent:

                           The Yankee Companies, Inc.
                            Crystal Corporate Center;
        2500 North Military Trail, Suite 225; Boca Raton, Florida 33431
                   Attention: Leonard Miles Tucker, President
 Telephone (561) 998-2025, Fax (561) 998-3425; and, e-mail carrington@flinet.com or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(B)      At the request of any Party,  notice will also be provided by overnight
         delivery,   facsimile   transmission   or  e-mail,   provided   that  a
         transmission receipt is retained.

(C)      (1)      The  Parties  acknowledge  that  Yankees serves as a strategic consultant to AmeriNet and has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

         (2) Because of the inherent conflict of interests involved, Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials on their behalf.

         (3) The decision by any Party not to use the services of legal counsel in conjunction with this transaction shall be solely at their own risk, each Part acknowledging that applicable rules of the Florida Bar prevent AmeriNet's general counsel, who has reviewed, approved and caused modifications on behalf of AmeriNet, from representing anyone other than AmeriNet in this transaction.

9.3      Merger of All Prior Agreements Herein.

(A) This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral are merged herein and shall be of no force or effect.

9.4      Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and the Reorganization and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

9.5      Severability.

     If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

9.6      Governing Law.

     This Agreement shall be construed in accordance with the substantive and procedural laws of the State of Delaware (other than those regulating Taxation and choice of law).

9.7      Indemnification.

(A) Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

(B) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

9.8      Dispute Resolution.

(A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder shall, to the extent legally permitted, be held in Broward County, Florida, and the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not any formal proceedings are initiated.

(B) Except for the arbitration procedures outlined in paragraphs 7.2(G)(2) and 7.2(G)(3) which shall govern any arbitration proceeding described therein, in the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

         (1)      (a)      First,  the  issue  shall  be  submitted to mediation
                           before a mediation service in Broward County, Florida to be selected by lot from six alternatives to be provided, three by AmeriNet and three by Vista
                           Vacations.

                  (b) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

         (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided, three by AmeriNet and Three by Vista Vacations.

         (3)      (a)      Expenses of mediation shall be borne equally  by  the
                           Parties, if successful.

                  (b)      Expenses  of  mediation,   if  unsuccessful   and  of
                           arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

                  (c) If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties involved.

9.9      Benefit of Agreement.

     The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees but are not intended to confer upon any other person any rights or remedies hereunder.

9.10     Further Assurances.

     The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

9.11     Counterparts.

(A)      This Agreement may be executed in any number of counterparts.

(B)      All   executed    counterparts    shall    constitute   one   Agreement
         notwithstanding that all signatories are not signatories to the original or the same counterpart.

(C) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement which shall be the document filed with the Commission.

9.12     License.

(A) This form of agreement is the property of Yankees and has been customized for this transaction with the consent of Yankees by G. Richard Chamberlin, Esquire, AmeriNet's acting general counsel.

(B) The use of this form of agreement by the Parties is authorized hereby solely for purposes of this transaction.

(C) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

     In Witness Whereof, AmeriNet, Vista Vacations and the Escrow Agent (with respect to the Escrow Agent, as to matters set forth in Article VII only) have caused this Agreement to be executed by themselves or their duly authorized respective officers, all as of the last date set forth below:

Signed, sealed and delivered
         In Our Presence:

                                                        AmeriNet Group.com, Inc.
_________________________________                       (A Delaware corporation)

_________________________________         By:     /s/ Michael H. Jordan
                                                   _____________________________
                                                    Michael H. Jordan, President
         (Corporate Seal)

                                          Attest: /s/ Vanessa H. Lindsey
                                                   _____________________________
                                                   Vanessa H. Lindsey, Secretary
Dated:   March 12, 2000

State of Florida           }
County of Palm Beach       } ss.:

         On this 12th day of March, 2000, before me, a notary public in and for the county and state aforesaid, personally appeared Michael H. Jordan and Vanessa H. Lindsey, to me known, and known to me to be the president and secretary of AmeriNet Group.com, Inc., the above-described corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of AmeriNet Group.com, Inc., for the uses and purposes therein mentioned.

         In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the 26th day of April, 2004.

         {Seal}                                 /s/ Charles J. Scimeca
                                                --------------------------------
                                                                   Notary Public

                                             Vista Vacations International, Inc.
_________________________________                        (a Florida corporation)

_________________________________         By:    /s/ Teri E. Nadler
                                                   _____________________________
                                                          Teri Nadler, President

         (Corporate Seal)

                                          Attest:  /s/ Alicia Torrealba
                                                   _____________________________
                                                    Alicia Torrealba, Secretary

Dated:   March 12, 2000

State of Florida           }
County of Palm Beach       } ss.:

         On this 12th day of March, 2000, before me, a notary public in and for the county and state aforesaid, personally appeared Teri Nadler and Alicia Torrealba, to me known, and known to me to be the president and secretary of Vista Vacations International, Inc., the above-described corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of Vista Vacations International, Inc., for the uses and purposes therein mentioned.

         In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the 26th day of April, 2004.

         (Seal)                                 /s/ Charles J. Scimeca
                                                  -----------------------------
                                                                   Notary Public

                                                      The Yankee Companies, Inc.

_________________________________                        (a Florida corporation)

_________________________________          By:      /s/ Leonard M. Tucker
                                                    ____________________________
                                                 Leonard Miles Tucker, President

         (Corporate Seal)

                                           Attest:  /s/ Vanessa H. Lindsey
'                                                   ____________________________
                                                  Vanessa H. Lindsey, Secretary
Dated:   March 12, 2000


State of Florida           }
County of Palm Beach       } ss.:

         On this 12th day of March, 2000, before me, a notary public in and for the county and state aforesaid, personally appeared Leonard Miles Tucker and Vanessa H. Lindsey, to me known, and known to me to be the president and secretary of the Yankee Companies, Inc., the above-described corporation, and to me known to be the persons who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of the Yankee Companies, Inc., as the Escrow Agent, the uses and purposes therein mentioned.

         In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the 26th day of April, 2004.

         (Seal)                                 /s/ Charles J. Scimeca
                                                  -----------------------------
                                                          Notary Public

                                  Schedule 1.4
                     Vista Vacations' Constituent Documents

1.   Amended Articles of Incorporation.
2.   Amended Bylaws.
3. Resolution by majority of Vista Stockholders adopting Amended Articles of Incorporation and Amended Bylaws.
4. Resolution by Vista Board of Directors adopting Amended Articles of Incorporation and Amended Bylaws.
5. Resolution of Board of Directors dated March 7, 2000 approving and adopting Reorganization Agreement and Affiliate Agreements with AmeriNet Group.com, Inc., with a direction that the Secretary cancel all stock certificated pursuant to instructions of each stockholder and the issuance of 100% of the common stock of Vista Vacations to AmeriNet Group.com, Inc.

Items 1-2 can be found as Exhibit 3(i)vv.4 and 3(ii)vv.4 of this Form 8-K.

                       Vista Vacations International, Inc.
                           Consent in Lieu of Meeting

     THE UNDERSIGNED, being the all of the Stockholders and all of the members of the Board of Directors of Vista Vacations International, Inc.. (the "Corporation"), pursuant to authority granted under Florida Statutes Sections
607.0704 and .0821, hereby take the following actions and adopt the following resolutions:

                                   Witnesseth:

     WHEREAS, as a result of the Corporation's current status as a wholly owned subsidiary of AmeriNet Group.com, Inc., a publicly held Delaware corporation ("AmeriNet"), it is appropriate to amend its articles of incorporation and bylaws (collectively sometimes hereinafter referred to as the "Constituent Documents") in order to effectuate the provisions of the reorganization agreement pursuant to which the Corporation was acquired by AmeriNet, as subsequently amended, and the provisions of the reorganization agreement pursuant to which Vista Vacations International, Inc., a Florida corporation was merged into the Corporation, and to reflect its current status and operational procedures and requirements; NOW, THEREFORE, be it:

     RESOLVED, that this Corporation's articles of incorporation be amended and restated in the form heretofore circulated among the duly authorized and empowered representatives of AmeriNet, this Corporation's sole stockholder, a copy of which is annexed to and made a part of this written consent in lieu of special meeting of stockholders as exhibit A, and that a restated copy thereof be placed in the Corporation's minute book, in the place and stead of the Corporation's articles of incorporation and subsequent amendments thereto; and be it FURTHER

     RESOLVED, that the Corporation's bylaws be, and they are hereby repealed and replaced by the form of bylaws heretofore circulated among the duly authorized and empowered representatives of AmeriNet, this Corporation's sole stockholder, a copy of which is annexed to and made a part of this written consent in lieu of special meeting of stockholders as exhibit B, and that a restated copy thereof be placed in the Corporation's minute book, in the place and stead of the Corporation's repealed bylaws; and be it FURTHER

     RESOLVED, that the Officers of this Corporation are hereby authorized, empowered and directed to take all actions on behalf of the Corporation necessary or desirable to effect the foregoing.

     DONE, effective as of the 7th day of March, 2000.

               AmeriNet Group.com, Inc., as the sole stockholder
                     of Vista Vacations International, Inc.

                           By: /s/ Michael H. Jordan
                             ______________________

                          Michael A. Jordan, President

     {Seal}

                          Attest: /s/ Vanessa H. Lindsey
                             _____________________

                          Vanessa H. Lindsey, Secretary

                                   RESOLUTION

     BE IT RESOLVED, that by unanimous vote of the Board of Directors of Vista Vacations International, Inc., the amended Articles of Incorporation and Amended Bylaws have been adopted.

Dated: Margate, Florida
         March 7, 2000

                                               /s/ Alicia Torrealba, Secretary

                                   RESOLUTION

         BE IT RESOLVED, that by a vote of the Board of Directors of Vista Vacations International, Inc., the Reorganization Agreement and Affiliate Agreements with AmeriNetGroup.com, Inc. are hereby approved and accepted and. Pursuant to the terms of the Reorganization Agreement the Secretary is hereby directed to cancel all stock certified pursuant tot instructions of each shareholder and the issuance of 100% of the common stock of Vista Vacations International, Inc. to AmeriNetGroup.com, Inc.

Dated: Margate, Florida
         March 7, 2000
                                        /s/ Alicia Torrealba, Secretary





                                 Schedule 1.7(C)
                     Vista Vacation's Final Stockholder Data

Name                       State            Shares            Cert No.          Date Issued      Consideration
----                       -----            ------            --------          -----------      -------------

Nellie Tippery             Washington       375 shares        unknown           11/13/98         canceled
Teri E. Nadler             Florida          765 shares        1                 11/13/98         $   765.00
Jean Hickman               Florida           20 shares        4                 11/13/98         $    20.00
Alicia Torrealba           Florida           20 shares        5                 11/13/98         $    20.00
 Ken & Carol Nelson        Florida           75 shares        3                 01/21/00         $50,000.00
Jean Hickman               Florida          160 Shares        6                 01/21/00         $   160.00
Alicia Torrealba           Florida           40 shares        7                 01/21/00         $    20.00
Karyn McKnight             Washington        20 shares        8                 01/21/00         $13,333.20
Scott B. Ugell             New York         400 shares        2                 11/13/98         $   400.00
                                            (Corrected issuance)
                                            1875 shares




                                 Schedule 2.4(D)
                           Conflicts with Obligations

                                      NONE


                                 Schedule 2.5(A)
                      Vista Vacations Financial Statements


1.       Balance Sheet and Profit and Loss Statements thru December 31, 1999.
2.       Budget
3.       Quarterly Tax Returns for March/99, June/99, Sept/99, Dec/99.

Balance Sheet and Profit and Loss Statements thru December 31, 1999.

                                               Dec 31, '99
                                               ------------
ASSETS
      Current Assets
          Checking/Savings
              First Union Cap Account             5,775.54
              First Union Operations             66,063.09
                                               ------------
          Total Checking/Savings                 71,838.63
          Other Current Assets
              Credit Card Reserve                 7,077.00
              Petty Cash                            200.00
                                               ------------
                                               ------------
          Total Other Current Assets              7,277.00
                                               ------------
      Total Current Assets                       79,115.63
      Fixed Assets
          Accumulated Depreciation              -11,901.74
          Computer Equipment                     18,281.55
          Furniture and Fixtures                 13,387.28
          Leasehold Improvements                  1,089.00
          Office Equipment                       30,676.75
                                               ------------
      Total Fixed Assets                         51,532.84
      Other Assets
          Intangibles
              Accumulated Amortization             -561.60
              Organizational Costs                  400.00
              Trademark                           7,224.00
                                               ------------
          Total Intangibles                       7,062.40
          Prepaid Consulting Fees                86,000.00
          Prepaid Interest                          684.20
          Prepaid Rent                            1,116.72
          Recoverable Deposits                    2,962.76
                                               ------------
                                               ------------
      Total Other Assets                         97,826.08
                                               ------------
                                               ------------
TOTAL ASSETS                                    228,474.55
                                               ============
LIABILITIES & EQUITY
      Liabilities
          Current Liabilities
              Other Current Liabilities
                  Payroll Liabilities            12,189.88
                                               ------------
                                               ------------
              Total Other Current Liabilities    12,189.88
                                               ------------
          Total Current Liabilities              12,189.88
          Long Term Liabilities
              N/P BSFS-Telephone System          12,087.00
              N/P Xerox-Copiers                  12,219.32
                                               ------------
                                               ------------
          Total Long Term Liabilities            24,306.32
                                               ------------
      Total Liabilities                          36,496.20
      Equity
          Additional Paid in Capital            180,000.00
          Net Income                             11,978.35
                                               ------------
                                               ------------
      Total Equity                              191,978.35
                                               ------------
                                               ------------
TOTAL LIABILITIES & EQUITY                      228,474.55

                                                       Jan - Dec '99
                                                       --------------
      Ordinary Income/Expense
              Income
                  Air Tickets                               2,821.00
                  Car Reservations                            508.95
                  ClLIA Fams                              197,942.94
                  Cruises                                 185,826.98
                  Enrollment Income                       103,637.96
                  Hotel Reservations                        1,481.12
                  Override Commission                       3,266.94
                  Printing Commission                      14,426.49
                  Tours                                   134,595.70
                  Travel Insurance                          2,643.90
                                                       --------------
              Total Income                                647,151.98
              Cost of Goods Sold
                  CLIA Fam Expense                        144,124.54
                  Cruise Line Expense                      62,069.29
                  Enrollment Expense                        4,284.20
                  Hotel Reservation Expense                   182.40
                  Outside Printing                          5,115.07
                  Tous Expense                             71,756.70
                                                       --------------
                                                       --------------
              Total COGS                                  287,532.20
                                                       --------------
          Gross                                           359,619.78
          Profit
              Expense
                  Advertising                               2,427.71
                  Automobile Expense                       37,064.84
                  Bank Service Charges                        465.23
                  Commissiom                               49,216.54
                  Credit Card Expense                       5,874.77
                  Delivery & Courier                        3,223.28
                  Dues and Subscriptions                    1,263.53
                  Equipment Rental                            604.03
                  Insurance
                      Group Insurance                       7,521.85
                      Workman's Compensation                1,850.00
                      Insurance - Other                     1,880.02
                                                       --------------
                  Total Insurance                          11,251.87
                  Interest Expense
                      Loan Interest                           342.10
                                                       --------------
                  Total Interest Expense                      342.10
                  Internet                                  1,851.80
                  Licenses and Permits                      1,236.60
                  Miscellaneous                                 0.00
                  Office Expenses                          15,867.30
                  Payroll Expenses                         44,439.34
                  Payroll Taxes
                      Fica and MC                             506.47
                      Payroll Taxes-FUTA/SUTA              -1,297.35
                                                       --------------
                  Total Payroll Taxes                        -790.88
                  Postage                                   3,670.54
                  Printing and Reproduction                   821.90
                  Professional Fees
                      Consulting                           31,608.00
                                                       --------------
                  Total Professional Fees                  31,608.00
                  Rent                                     27,747.80

                  Repairs & Maintenance
                      Building Repairs                        274.69
                      Computer Repairs                      1,000.00
                      Repairs & Maintenance - Other           261.57
                                                       --------------
                  Total Repairs & Maintenance               1,536.26
                  Telephone                                23,504.89
                  Travel & Ent
                      Meals & Entertainment                 6,208.38
                      Travel                                1,511.18
                      Travel & Ent - Other                      0.00
                                                       --------------
                  Total Travel & Ent                        7,719.56
                  Trip Insurance                              637.00
                  Uncategorized Expenses                        0.00
                  Utilities
                      Gas and Electric                      2,030.74
                      Water                                   363.83
                                                       --------------
                  Total Utilities                           2,394.57
                  Void                                          0.00
                                                       --------------
                                                       --------------
              Total Expense                               273,978.58
                                                       --------------
      Net Ordinary Income                                  85,641.20
      Other Income/Expense
          Other Income
              Interest                                        908.08
                                                       --------------
          Total Other Income                                  908.08
          Other Expense
              Amortization Expense                            561.60
              Depreciation Expense                         11,901.74
              Fines & Penalties                               620.35
              Officer Salary                               61,487.24
                                                       --------------
                                                       --------------
          Total Other Expense                              74,570.93
                                                       --------------
                                                       --------------
      Net Other                                           -73,662.85
      Income
                                                       --------------
                                                       --------------
Net Income                                                 11,978.35
                                                       ==============

                            COST ANALYSIS - YEAR 2000


ITEMS                      INCOME                    EXPENSE           PROFIT
                      (GROSS SALES)                  (COST)

Enrollment                 $374,800                  $138,500          $236,300
Renewal                      30,000                                      30,000
Kinkos                       69,600                    36,888            32,712
Travel Sales              2,625,000                 2,310,000           315,000
Agent Sales                       0                   157,500                 0
Commission                                                             (157,500)
Travel Insurance             91,875                    73,500            18,375
Agent Travel Ins                  0                     4,593                 0
Commission                                                               (4,593)
Training Conferences        205,260                   156,500            48,760
Website Advertising          50,000                         0            50,000
Website Replica sites       100,000                    84,500            15,500
Website Locater sites       472,500                   236,250           236,250
          (9 months)


          TOTAL           $4,019,035                 $3,198,231        $820,804


                                    Budget
                            March 2000 to March 2001

                           March    April    May     June     July    August

Rent                       1,359    1,359   1,359    2,600    2,600    2,600
Utlities                     185      185     185      450      450      450
Telephone                  1,700    1,700   1,700    2,400    2,400    2,400
Phone Sys. BS FS             503      503     503      503      503      503
Copier Xerox (lease)         550      550     550      550      550      550
Office Insurance             291      291     291      400      400      400
Health Insurance           1,105    1,700   1,700    1,700    1,700    1,700
Workmans Comp.               165      165      16      165      165      165
Security System               25       25      25       50       50       50
Internet (Verio)             215      270     290      290      290      290
Accountant                   125      125     125      125      125      125
Postage                      150      150     250      250      250      150
Courier & Delivery           100      100     150      100      100      100
Office Supplies              300      500     200      500      200      200
Maintenance                  ---      100     100      200      200      200
Web Site                  10,000   10,000  10,000   10,000   10,000   10,000
Advertising                  ---    4,000   4,000    4,000    4,000    4,000
Travel                     5,000    5,000   5,000    5,000    5,000    5,000
Meals & Enter.               600      600     600      600      600      600
Furn. & Equip.             3,500    1,500     ---    1,500      ---      ---
Salary                    28,332   30,065  30,065   31,798   31,798   31,798
Taxes (employee)           2,110    2,240   2,240    2,370    2,370    2,370
Auto Expense               2,000    2,000   2,000    2,000    2,000    2,000
Misc. Expense                300      300     300      300      300      300
Promotion (Dale)             225      225     225      225      225      225
Trade Show                   ---      ---    ----      ---      ---    5,000

   TOTAL                  52,715   63,653  62,023   68,076   66,276   71,176




                           Sept.     Oct.   Nov.     Dec.     Jan.      Feb.    Mar.

Rent                       2,600    2,600   2,600    2,600    2,600     2,600   2,600
Utlities                     450      450     450      450      400       400     400
Telephone                  2,400    2,400   2,400    2,400    2,400     2,400   2,400
Phone Sys. BS FS             503      503     503      500      503       503     503
Copier Xerox (lease)         550      550     550      550      550       550     550
Office Insurance             400      400      40      400      400       400     400
Health Insurance           1,105    1,700   1,700    1,700    1,700     1,700   1,700
Workmans Comp.               165      165     165      165      165       165     165
Security System               50       50      50       50       50        50      50
Internet (Verio)             290      290     290      290      290       290     290
Accountant                   125      125     125      125      125       125     125
Postage                      150      250     250      150      150       250     150
Courier & Delivery           100      100     100      100      150        10     100
Office Supplies              200      200     200      200      200        20     200
Maintenance                  200      200     200      200      200       200     200
Web Site                  10,000   10,000  10,000   10,000   10,000    10,000  10,000
Advertising                4,000    4,000   4,000    4,000    4,000     4,000   4,000
Travel                     5,000    5,000   5,000    5,000    5,000     5,000
Meals & Enter.               600      600     600      600      600       600     600
Furn. & Equip.               ---      ---     ---      ---      ---       ---     ---
Salary                    31,978   31,978  31,798   31,798   31,798    31,798  31,798
Taxes (employee)           2,370    2,370   2,370    2,370    2,370     2,370   2,370
Auto Expense               2,000    2,000   2,000    2,000    2,000     2,000   2,000
Misc. Expense                300      300     300      300      300       300     300
Promotion (Dale)             225      225     225      225      225       225     225
Trade Show                   ---      ---   5,000      ---      ---       ---     ---

                          66,176   66,276  71,226   66,126   66,226    66,326  66,126


                        PROJECTED REVENUE FROM MEMBERSHIP
                                 First Year 1999



Founders:         100 @ $349.00-----------------$ 34,900
Affiliates:        75 @ $ 99.00-----------------$  7,425

Vista Agent:      400 @ $449.00-----------------$179,600
Affiliates:       200 @ $149.00-----------------$ 29,800

Club Member:      100 @ $ 79.00-----------------$  7,900
                                                            TOTAL    $262,075


COST OF MEMBERSHIP

Founders and Affiliates----------------$10,800
Vista Agent and Affiliates-------------$41,800
Club Member and Affiliates-------------$   950
(see attached for breakdown of cost)
                                                               TOTAL  $(53,550)

NET REVENUE FOR MEMBERSHIP                                   ** TOTAL $208,525

**This is a very conservative total as we believe that the membership for the first year will be triple the amount we are projecting. However, it is our business philosophy to deliver much more than expected!


                 PROJECTED REVENUE FROM 1-1-99 THROUGH 12-31-99



INCOME

NEW MEMBER ENROLLMENT                                   $262,075
COM. ON CRUISE SALES                                    $784,000
INSURANCE REVENUE                                       $ 75,421
                                                        ---------
                                    TOTAL             $1,121,496


EXPENSES

MEMBERSHIP                                              (53,550)
REFERRAL COM. AGENTS                                    (53,415)
COM TO AGENTS                                          (235,200)
FIXED OPERATING COSTS                                  (386,836)
12% INCREASE OF OPERATING EXP. (2ND 6 MONTH PERIOD)     (46,420)
                                    TOTAL              (775,421)

NET PROFIT        346,075       **see note on Projected Revenue from Membership

                                  Schedule 2.7
               Changes Since Vista Vacations' Financial Statements

                                      NONE

                                 Schedule 2.8(A)
                             Tax Disclosure Schedule

                              No tax delinquencies.

                                Schedule 2.10(A)
                              Leased Real Property

1. Commercial Lease dated December 9, 1998 between John A. Roschman and Vista for property located at 5653 NW 29th Street, Margate: Two year term ending December 31, 2000. Rent is presently $1,247.00 per month.

         No other Leased Real Property.

Item 1 can be found as exhibit 10vv.1 to this Form 8-K.


                                Schedule 2.10(C)

                                    Equipment

Leased Equipment:
1.   BSFS   Equipment   Leasing  of  ICS  phone   system,   supplier   BellSouth
     Communications  Systems,  Inc.  dated  12/31/1998  for term of 36 months at
     473.8 per month.
2.   Xerox Equipment Lease dated 3/16/99 36 months at $87.32.
3.   Xerox Equipment Lease dated 3/16/99 36 months at $57.65.
4.   Xerox Equipment Lease dated 3/16/99 36 months at $252.60.
5.   Equipment and Inventory List

Items 1-4 can be found as exhibits 10vv.2 through 10vv.5 of this Form 8-K.

                         VISTA VACATIONS INTERNATIONAL
                                 INVENTORY LIST

NORSTAR PLUS MODULAR COMMUNICATION SYSTEM (1)
PANASONIC FAX AND COPIER (1)
XEROX 5322 BLACK AND WHITE COPIER (1)
XEROX 5760 COLOR COPIER (1)
XEROX PRO 635 FAX WORK CENTER (1)
REFRIGERATOR (1)
TOASTER (1)
COFFEE MAKER (1)
TWO DRAWER BLACK FILE CABINETS (6)
SMALL WHITE FILE CABINET (1)
WORK TABLE (1)
STACKING SHELVES (4)
FOUR DRAWER BLACK LATERAL FILE CABINETS (3)
GRAY HIGH BACK EXECUTIVE CHAIR (1)
GRAY LOW BACK DESK  CHAIRS (8)
TWO DRAW  LAMINATED  EXECUTIVE  FILE  CABINET (1)
MIRROR AND CABINET  EXECUTIVE WALL UNIT (1)
GLASS AND DOUBLE PEDESTAL  EXECUTIVE DESK (1)
IMPORTED  WHITE AND SILVER PLATED VASES (2)
WHITE TATAN WING CHAIRS (2)
WHITE RATAN  OCCASIONAL  TABLE (1)
LARGE 8" GRAY  FORMICA  LAMINATE  MULTI-SHELF UNITS (2)
BLACK BELL SOUTH TELEPHONE (1)
CITIZENS AND TRANZ VERIFONE CREDIT CARD TERMINAL  (10)
PITNEY BOWES  POSTAGE  METER AND SCALE (1)
WHITE TWO SHELVE TABLE (1)
MONITOR,  E MACHINE  ETOWER 333 COMPUTER,  KEYBOARD,  PRINTERS (14)
SPEAKERS (10)
MISCELLANEOUS  SOFTWARE PROGRAMS 10MEGA ZIP 1001 (3)
POWER BATTERY BACK UP (10)
ACCESSORIES  (WALL  HANGINGS,  FLORAL  ARRANGEMENTS,   PLANTS  ETC.)
DESK ACCESSORIES AND OFFICE SUPPLIES (CALCULATORS, WASTE BASKETS
STAPLERS, STACK FILES, ETC.)
SCANNERS (2)
HEWLETT PACKARD DESKJET 560C PRINTER (1)

                                  Schedule 2.11
                              Intellectual Property

1.   Federal Trademark Elimination Search dated November 24, 1998.

     No other Intellectual Property.

To: Richard Chamberlin
From: Scott B. Ugell
Date: March 11, 2000

Richard,

With regard to you question about the trademark relative to schedule Section 2.11, please be advised that while a trademark search was in fact completed, the application for a trademark has not been completed. As such, we can provide a copy of the search but nothing else related thereto.

Please call us when and if you need to discuss this.

/s/ Scott B. Ugell


Corporate Service Bureau, Inc.
283 Washington Avenue
Albany New York 12206
Phone (518) 463-8550
Fax      (518) 463-3752



November 24, 1998



Scott Ugell
155 North Main Street
New City, NY 10956

Re:    Federal Trademark Research for "Vista Vacations International" for Travel

Dear Mr. Ugell:

         Enclosed please fine our comprehensive report on the Federal Trademark Search performaed on the above mark.

         In order to proceed with the Federal Trademark filing, we need you to complete the attached worksheet and return it with a check payable to Corporate Service Bureau, in the amount of $675.00 to file in one class. Attached is a credit card authroization form for your convenience. Also enclosed is a timetable for the application procedure.

         Thank you.

Sincerely,

/s/ Scott J. Schuster
Corporate Service Bureau

Enclosures

Corporate Service Bureau, Inc.                      Ref. No:         116283
283 Washington Avenue                               Client ID: 397011
Albany New York 12206                               Inv. Date: November 24, 1998
Phone (518) 463-8550
Fax   (518) 463-3752


Billed to:
Scott Ugell
155 N. Main Street
New City, New York 10956


Performed a Federal Trademark Elimination search from the u.s. patent & trademark office for: VISTA VACATIONS INTERNATIONAL

SERVICE FEE                                                          $475.00
                                                                    ---------
                                            Invoice Total            $475.00

We have received your payment of $475.00, VIS74431-232 The credit will appear on your monthly statement. The remaining balance due on this invoice is $0.00

                    Thank you - Pay this invoice upon receipt
Return copy of this invoice with your payment - write the invoice number on all payments. Note: We guarantee our information to be as accurate as reasonable care can make it. However, the ultimate responsibility for maintaining files rests with the filing officer and/or government agency and we will accept no liability beyond the exercise of reasonable care.


                                                                   Biller:   DMC


                                      U.S.
                               PATENT & TRADEMARK
                                     OFFICE

                          CORPORATE SERVICE BUREAU INC.
                             283 Washington Avenue
                             Albany, New Yor 12206
                                  518-463-8550
                               Fax: 518-463-3762


Requested By:                   VISTA VACATIONS INTERNATIONAL

Type of Search                              STANDARD FEDERAL (USPTO) SEARCH

GOOD/SERVICES:                              TRAVEL SERVICES

DATE OF SEARCH:                             NOVEMBER 23, 1997

                                    ********
         This report contains information from U.S. Patent and Trademark Office Tapes received through 11/17.98.

         If you have any questions about this Report, please write or call us at
(518) 463-8550.

                                    ********

                            Corporate Service Bureau
                              283 Washington Avenue
                             Albany, New York 12206
                                  518-463-8550
                                Fax: 518-463-3762

                                  Schedule 2.12
                            Contracts and Agreements

1. Shareholders Agreement and Irrevocable Proxy for Vista Vacations International, Inc., dated November 13, 1998, between Teri Nadler, Nellie Tippery, Jean Hickman, Alicia Torrealba. (32 pages)
2. Amended Shareholders Agreement dated September 28, 1999, between Teri Nadler, Nellie Tippery, Jean Hickman, Alicia Torrealba.(Four pages).
3. Letter agreement removing security interest in Vista shares by Nellie Tipper, dated January 20, 2000.
4. Security and Pledge Agreement dated November 14, 1998, between Nellie Tippery, Jean Hickman, Alicia Torrealba and Vista Vacations dated November 14, 1998.
5. Shareholders Agreement and Irrevocable Proxy dated January 17, 2000 between Teri Nadler, Scott B. Ugell, Jean Hickman, Alicia Torrealba, Karyn McKnight, Carol Nelson, and Ken Nelson. (28 pages).
6.   Carnival  Cruise  Override  Commission  Agreement  dated March 18, 1999. (2 pages).
7. Letter, application and membership agreement form with Vacation.com and Vista Vacations International, Inc.
8. Pending Agreement with Dale Everly Colson as Public Relations Consultant for $15,000 for 200 hours.
9. Agreement for Professional Services between Vista Vacations and WRIwebs.com, Inc.
10.  Superseder & Conversion Agreement with Nellie Tippery.

         No other Contracts or Agreements except as disclosed in the Exhibits of the Reorganization Agreement.

Items 1-10 can be found as Exhibit 10vv.6 through 10vv.15 of this Form 8-K.


                              Schedule 2.12(A)(12)
                          Debt & Guarantee Instruments

1.   Promissory Note in favor of Nellie Tippery.
2.   Cancellation of Promissory Note in favor of Nellie Tippery.

     No other Debt & Guarantee Instruments.

Items 1-2 can be found as Exhibit 10vv.16 of this Form 8-K.

                                  Schedule 2.13
                           Related Party Transactions

1.   Teri Nadler and Scott Ugell are brother and sister.

     No other Related Party Transactions.

                                  Schedule 2.14
                           Governmental Authorization

1. State of Florida Department of Agriculture, Sellers of Travel Registration Certificate No. 00177 dated February 7, 2000, expires February 7, 2001.
2. State of Florida Broward County Occupational License for October 1, 1999 thru September 30, 2000.
3.   Notice of Acceptance of S. Corporation dated March 22, 1999.
4.   Corporate detail summary sheet as of January 1, 2000.

--------------------------------------------------------------------------------
                                STATE OF FLORIDA
                 DEPARTMENT OF AGRICULTURE AND CONSUMER SERVICES
                          Division of Consumer Services
                         Tallahassee, Florida 32399-0800

POST CERTIFICATE
CONSPICUOUSLY

                                                          Certificate No.: 00177
                                                         Date Issued: 02/07/2000
                                                        Date Expires: 02/07/2001
                                                             Fee Amount: $300.00

                                SELLERS OF TRAVEL
                            REGISTRATION CERTIFICATE
                        Section 559.928, Florida Statutes

         VISTA VACATIONS INTERNATIONAL, INC.
         5653 NW 29 STREET
         MARGATE,  FLORIDA 33063



         Registration No.: ST-30880                                Bob Crawford
                                                     Commissioner of Agriculture


--------------------------------------------------------------------------------
                  BROWARD COUNTY OCCUPATIONAL LICENSE TAX
                FOR PERIOD OCTOBER 1, 1999 THRU SEPTEMBER 30, 2000

X  Renewal   SEC #32/328        TAX $81.00                    Renew on or before
                                                              September 30, 2000

Date Business Opened:              01/28/99
                                                      Account Number 328-0001284
State or County Cert/Reg # ST 30880

         Business Location Address:
         5653 NW 29 ST.
         MARGATE,  FL 33063
         Business Phone 954-975-0898

         Tax ID#65-0877427                     VISTA VACATIONS INTERNATIONAL INC
                                               NADLER, TERI
                                               5653 NW 29 ST
                                               MARGATE, FL 33063

                  SELLER OF TRAVEL
                         - 6 UNITS -

                                    1999-2000

         Broward County Revenue Collector
         115 S. Andrews Ave., Governmental Center Annex

         Ft. Lauderdale, FL 33301

0 00000000 0000008100 0000003280001284 1001 0    8100 027373 07 91499
--------------------------------------------------------------------------------

Internal Revenue Service                      Date of this notice: Mar. 22, 1999
Atlanta, GA 39901


VISTA VACATIONS INTERNATIONAL INC
6645 NW 48TH MANOR
CORAL SPRINGS FL 33067-2104455

                    NOTICE OF ACCEPTANCE AS AN S-CORPORATION

         Your election to be threated as an S-Corporation with an accounting period of December is accepted. The election is effective beginning January 1, 1999, subject to verification if we examine your return.

         If your effective date is not as requested, it will have been changed for one of two reasons. Either your election was made after the 15th day of the third month of the tax year to which it applies, but before the end of that tax year, or the election period. In either case, your election is invalid for the next tax year requested and has therefore, been treated as though it were made for the next tax year.

         Please keep this notice in your permanent records as verification of your acceptance as an S-corporation.

         If you have any questions about this notice or the actions we have taken, please write to us at the address shown aboe. If you prefer, you may call us at the IRS telephone number listed in your local directory. An employee there may be able to help you; however, the office at the address shown on this notice is most familiar with your case.

         If you write to us, please provide your telephone number and the most convenient time for us to call so we can contact you to resolve your inquiry. Please return the bottom part of this notice to help us identify your case.

         Thank you for your cooperation.

                                    CORPORATE DETAILS

                              As at January 1, 2000

         Date of incorporation: November 12, 1998

         State of Incorporation: Florida

         Principal Place of Business: Florida

         Chairperson: Scott Ugell           Director:

         Director: Teri Nadler              Director: Scott Ugell

         Officers:

                  President         Teri Nadler

                  Vice-President:           Scott Ugell

                  Secretary                 Alicia Torrealba

                  Treasurer                 Jean Hickman

         Bank Accounts: 2000004895840/9982760113

         Fiscal Year:      January 1 - 12/31

         Annual Meeting Date:               Ooctober 8th

         Attorney:         Scott Ugell

         Accountant:       Howard Kent

         Registered Agent:          Teri Nadler

         Shareholders                                    Number of Shares
         ------------                                    ----------------
         Teri Nadler                                                 765
         Scott Ugell                                                 400
         Jean Hickman                                                180
         Alicia Terrealba                                             60
         M/M Nelson                                                   75
         Karen McKnight                                               20


                                  Schedule 2.15
                                   Litigation

1.    No Litigation Pending.
2.    No Potential Litigation Pending.


                                  Schedule 2.19
                            Brokers' and Finders' Fee

1.    No Broker's fees or Finder's fees.

                                  Schedule 2.20
                    List of Employees and Independent Agents

         Teri E. Nadler, President and Chief Executive Officer
         6645 NW 45th
         Coral Springs, Florida 33062

         Scott Ugell, General Counsel and Chief Legal Officer
         155 N. Main Street

         New City, New York 10956

         Jean Hickman, Executive Vice President of Operations and Finance 3780 SW 19th Street

         Fort Lauderdale, Florida 33312

         Alicia Torrealba, Executive Director of CLIA
         1985 S. Ocean Drive, Apartment 11-A
         Hallendale, Florida 33309

         Karyn McKnight, Executive Director of Field Sales
         10020A Main Street, Suite 177
         Bellvue, Washington 98004

         Trevor Grafflin, Inside Sales
         22940 C. Oxford Place
         Boca Raton, Florida 33433

         Jay Lovins, Inside Sales
         2037 Champions Way
         North Lauderdale, Florida 33068

         List of Independent Agents.

                           SOURCE CODES & DESCRIPTIONS

CODE          DESCRIPTION                                               ACTIVE

630           HOUSE ACCT                                                   YES
F111          Brant/Evelyn                                                 YES
F112          SCHWARTZ/Charles & K                                         YES
F113          Brody/Melvin & M                                             YES
F114          Bolich/Mayson & D                                            YES
F115          Goldberg/Robert & T                                          YES
F116          Fulton/Paul & Nancy                                          YES
F117          Boyd/Bob & Deloryce                                          YES
F118          Teitler/Herman & C                                           YES
F119          McCormack/S & Nolan                                          YES
F120          Janzen/Marvin & E                                            YES
F121          Woodward/Donna                                               YES
F122          Barker/Roy & Patty                                           YES
F123          Gray/Kathy & David R.                                        YES
F124          Fette/Judy                                                   YES
F125          Wallace/.Marilyn & S                                         YES
F126          Snow/Rob & Max                                               YES
F127          Crane/Vicky & N                                              YES
F128          Crane/Jerry & Sue                                            YES
F129          Ellingson/Eunice & R                                         YES
F130          Cullen/D                                                     YES
F131          Berman/Lewis & Barbar                                        YES
F132          Nelson/John & Sue                                            YES
F133          McDougal/Bev                                                 YES
F134          Smith/Chris                                                  YES
F135          Longden/Albert                                               YES
F136          Tennell/Lenoir                                               YES
F137          Wampler/Joyce                                                YES
F138          Maio/Don & Nancy                                             YES
F139          Tippery/Wayne                                                YES
F140          Horton/Art & Susan                                           YES
F141          Levine/Doreen                                                YES
F142          Manley/Carolyn                                               YES
F143          Sanchez/Valentina                                            YES
F144          Meyers/Christine                                             YES
F145          VACANT                                                       NO
F146          Pirrie/Beth                                                  YES
F147          Kasman/Ed & Miriam                                           YES
F148          Burns/Eugene & Doris                                         YES
F149          Hasson/Betty & Doris                                         YES
F150          Knorr/Mell & Betty                                           YES

F151          Wells/Bob & Joan                                             YES
F152          Goodman/Harold & S                                           YES
F153          Turner/Yvonne & G                                            YES
F154          Green/Roz & McNab S                                          YES
F155          Whitmer/Mary & Jim                                           YES
F156          Thorp/Dixie                                                  YES
F157          Kelly/Bruce & Havens/D                                       YES
F158          Feist/Gloria & Donald                                        YES
F159          Vacant                                                       NO
F160          Vacant                                                       NO
F161          Vacant                                                       NO
F162          Sobel/Vicki & Nathan                                         YES
F163          Knight/Arlene                                                YES
F164          Arberle/Helen                                                YES
F165          Pelligrini/Susan & M                                         YES
F166          Gadman/Dan & Jacquelin                                       YES
F167          Kiss/Louise & Charle                                         YES
F168          Flowers/Joyce                                                YES
F169          Bauersfield/Bunny                                            YES
F170          Leveque/Rochelle                                             YES
F171          Benz/Shirley & Robert                                        YES
F172          Engelter/Barbara                                             YES
F173          Barnett/C E                                                  YES
F174          VACANT                                                       NO
F175          VACANT                                                       NO
F176          Wagner/Doris & Ralph                                         YES
F177          Stillwell/Veda & R                                           YES
F178          Covey/Nancy & Christa                                        YES
F179          VACANT                                                       NO
F180          Gooch/J & D Cook                                             YES
F181          Hofmann/Marilyn & F                                          YES
F182          Howe/Robert & June                                           YES
F183          Barclay/David & J                                            YES
F184          Brietenfeldt/Don & Bev                                       YES
F185          Olsson/Ulla                                                  YES
F186          McCormick/Janice                                             YES
F187          Bongolan/N& Sanchez V                                        YES
F188          VACANT                                                       NO
F189          Stillwell/Ken & Lorrai                                       YES
F190          Liberman/Cindy & B                                           YES
F191          Bernstein/Edgar & Trud                                       YES
F192          Gorham/Art                                                   YES
F193          Town/Roberta & Doug                                          YES
F194          Voll/Nancy & Ed                                              YES
F195          Futch/Cleveland & R                                          YES

F196          Criss/Marti & Loren                                          YES
F197          Dewar/John & Irene                                           YES
F198          VACANT                                                       NO
F199          VACANT                                                       NO
F200          VACANT                                                       NO
P101          Lange/Dean & Lois                                            YES
P102          Markey/Jennifer                                              YES
P103          Gunderson/Ken & Lori                                         YES
P104          Havens/Carol & Dan                                           YES
P105          Shumway/Rhonda                                               YES
P106          Slof/Barbara & Marvin                                        YES
P107          Omdal/Desiree & L                                            YES
P108          Williamson/Darlene & B                                       YES
P109          Tippery/Nellie                                               YES
P110          Goodmenson/Sharon                                            YES
TAU                                                                         NO
UNI                                                                         NO
V201          Vance/Betty                                                  YES
V202          Slof/Randy & Carolyn                                         YES
V203          Matthes/Janine                                               YES
V204          Ingram/Nancy                                                 YES
V205          Gunderson/Bernard                                            YES
V206          Colbert/Elba & Varga                                         YES
V207          Stonberg/Marvin & S                                          YES
V208          Saba/Pamela & Cohn                                           YES
V209          Dunkin/Ester & Klein                                         YES
V210          Goodwin/James                                                YES
V211          Nelson/Ken & Carol                                           YES
V212          Afshar/Mahmunir                                              YES
V213          McDevitt/Patricia                                            YES
V214          Lawrence/Thomas                                              YES
V215          Miller/Pamela, Dr.                                           YES
V216          Crane/Greg & Orner/L                                         YES
V217          Brewer/Dorothy                                               YES
V218          Pirkle/Randle & Carol                                        YES
V219          Abaroa/Mildred                                               YES
V220          Nance/Donna                                                  YES
V221          Kantor/Karen & Hunte                                         YES
V222          McKnight/Dean                                                YES
V223          Davidoff/Sid & Rovello                                       YES
V224          Wright/Meredith & Elsw                                       YES
V225          Erkind/Ken & Lynnea                                          YES
V226          Burke/Carolyn & John                                         YES
V227          Holmes/Robert & Lore                                         YES
V228          Zarider/Frank                                                YES

V229          Kay/Doug Dr. & Dixon                                         YES
V230          Peel/Don & Carolyn                                           YES
V231          Neilson/Rex                                                  YES
V232          Hilliard/David & Eliz                                        YES
V233          Swords/Verla & John                                          YES
V234          Bench/Gary                                                   YES
V235          Madsen/Shelly                                                YES
V236          Friedman/Gary & Leiman                                       YES
V237          Galt/Cleora & Robert                                         YES
V238          Murakami/Masako & Stan                                       YES
V239          Link-McDonald/Judith                                         YES
V240          Ramsey/Linda                                                 YES
V241          McCollum/Phillip & M                                         YES
V242          Kushner/Joseph & Dolor                                       YES
V243          Nabatoff/Goldie & Ro                                         YES
V244          Harris/Pamela                                                YES
V245          Bitney/Dean                                                  YES
V246          Sherman/Colleen/John                                         YES
V247          Hughes/Randy                                                 YES
V248          Reisman/Carl/Claire                                          YES
V249          Zane/Alan/Susan                                              YES
V250          Brunshow/Erik & Lorr                                         YES
V251          Cable/Jeff/Lynne                                             YES
V252          Doctor/Janice/Michael                                        YES
V253          Herring/Pearson                                              YES
V254          Caswell/Marilyn                                              YES
V255          VACANT                                                       NO
V256          Dekoker/Maria                                                YES
V257          King/Edward & Barbara                                        YES
V258          Makeeff/Mary                                                 YES
V259          Maryasis/Isaac & Olg                                         YES
V260          Armacost/Wm & Cather                                         YES
V261          Kennedy/David & L Swe                                        YES
V262          Hughes/Donald & Loui                                         YES
V263          Crespin/Sol & Ruth                                           YES
V264          Bookman/Dianne & J Hul                                       YES
V265          Albert/Allen                                                 YES
V266          Galperine/Maria & Mich                                       YES
V267          Bronstein/Balla & Ilya                                       YES
V268          Martineau/Roberta                                            YES
V269          Greenberg/Lana & Jacob                                       YES
V270          York/Agnes & James                                           YES
V271          Suter/Kris & Jessica                                         YES
V272          McWhorter/Joe & Paulin                                       YES
V273          Hutcherson/Wallace & W                                       YES

V274         Hogan/Felicia                                                YES
V275         Mason/Carl                                                   YES
V276         Haley/Ana & George                                           YES
V277         Wallace/Carlos                                               YES
V278         Hoda/Fairideh & Linda                                        YES
V279         Wagner/Lynn & Carol                                          YES
V280         Wasko/Joan & Joseph                                          YES
V281         Allison/Rosalie & Don                                        YES
V282         Brooks/Thelma                                                YES
V283         Applegate/Audrey                                             YES
V284         Roseberry/Mark                                               YES
V285         Vanier/Denis                                                 YES
V286         Klein/W Pls 3 Assoc                                          YES
V287         Fisch/Shirley & Alvin                                        YES
V288         Carberry/John & Katherine                                    YES
V289         Tufford/Laverne & Phyl                                       YES
V290         Nelson/Patsy & Gary                                          YES
V291         Elliott/Nyta & Jerrold                                       YES
V292         Wampler/Joyce                                                YES
V293         Murray/Stanley & Hilde                                       YES
V294         Ricketts/David & Jeani                                       YES
V295         Rucker/Marcelene                                             YES
V296         Watson/Bernice                                               YES
V297         Wilkerson/Joyce                                              YES
V298         Berardi/Dennis/Carol                                         YES
V299         Leung/Susan                                                  YES
V300         Moore/Stephanie                                              YES
V301         Vanderwalker/Sue                                             YES
V302         Grafflin/Ray/Celia                                           YES
V303         Grafflin/Steven/Ann                                          YES
V304         Broadbridge/Corinne                                          YES
V305         Grafflin/Trevor/Marl                                         YES
V306         Grafflin/Mark/Jan                                            YES
V307         Beven/Jason/Kate                                             YES
V308         Broadbridge/Chris/Al                                         YES
V309         Grafflin/Janine/Hayl                                         YES
V310         Ladd/Ian/Ruth                                                YES
V311         Ladd/Ken/Heather                                             YES
V312         Ugell/Scott/Rhonda                                           YES
V313         Ugell/Shi/Jac/Rac/Ml                                         YES
V314         Lovins/jay                                                   YES
V315         Barbie/McKinney                                              YES
V316         Mason/James/Tonya                                            YES
V317         Lovins/Louis/Naomi                                           YES
V318         Young/Mike/Tammey                                            YES

V319         Simpson/Jeff/Belinda                                         YES
V320         Plough/Carol/Bob                                             YES
V321         Adkins/Jerry/Barbara                                         YES
V322         Lovins/Dale/Mary                                             YES
V323         Lenihan/John                                                 YES
V324         McCary/Shann/Melissa                                         YES
V325         Mason/Linda/James                                            YES
V326         Schmidt/Nancy/John                                           YES
V327         Brewer/Doris/John                                            YES
V328         Chetti/Barbara                                               YES
V329         Adkins/Kerry                                                 YES
V330         Wood/Donna/Russell                                           YES
V331         Curry/Larry                                                  YES
V332         Davis/Jay/Melinda                                            YES
V333         Mathies/Kim                                                  YES
V334         Franklin/Jodi/Todd                                           YES
V335         Bercaw/Mike/Jodie                                            YES
V336         Sedberry/Mike/Michel                                         YES
V337         Clint/John/Gwen                                              YES
V338         Clint/Dan/Dwight                                             YES
V339         Kiedinger/Tim/Kar/Sa                                         YES
V340         Kiedinger/Patsy                                              YES
V341         Hickman/Kieth/Krissy                                         YES
V342         Clay/Patsy/Keith                                             YES
V343         Wright/Lynn/Floyd                                            YES
V344         Ewing/Cleta                                                  YES
V345         Crane/Betty/.Melvin                                          YES
V346         Crane/Mike/Rhonda                                            YES
V347         Crane/Melody                                                 YES
V348         Crane/Danny                                                  YES
V349         Crane/Mike                                                   YES
V350         Davis/Stephany                                               YES
V351         Thomas/Murphy/Mary                                           YES
V352         Herring/Yvonne/Sharo                                         YES
V353         Kaufman/Jack                                                 YES
V354         Ugell/Marc/Marci                                             YES

                                  Schedule 2.21
                                    Insurance

1. Premium Finance Agreement dated February 2, 2000, in the amount of $3,420.06 financing $2,565.04 in 10 payments of $274.82. (For Preferred National Insurance.)
2. Insurance Policies with Preferred National Insurance Company dated February 3, 2000.
3. Group Health Insurance Policy with United Wisconsin Life Insurance Company dated June 1, 1999, through June 1,2000.
4. Comp Options Workers Compensation and Employers Liability Policy dated December 12, 1999.
5. Scott Ugell's Malpractice Insurance and Professional Liability Policy with Bertholan-Rowland, policy number 301691-0 dated May 5, 1999 to May 1, 2000.

     No additional Insurance Policies.

Items 1-5 can be found as Exhibit 10vv.17 through 10vv.19 of this Form 8-K.


                                  Schedule 2.27
                             Employee Benefit Plans

                                      NONE


                                  Schedule 2.28
                             Distribution Agreements

                                      NONE

                                  Schedule 4.1
                  Exceptions to Prohibited Pre-Closing Actions

                                  Schedule 5.7
                                    Consents

                                      NONE

                                  Schedule 5.8
                                   Affiliates

         1.       Teri E. Nadler
         2.       Scott Ugell
         3.       Ken Nelson & Carol Nelson
         4.       Jean Hickman
         5.       Alicia Torrealba
         6.       Karyn McKnight
         7.       Nellie Tippery

                                  Schedule 5.12
                    List and Summary of Employment Agreements
                         and Confidentiality Agreements.

         1.       Teri E. Nadler, President and Chief Executive Officer
         2.       Scott Ugell, General Counsel and Chief Legal Officer
         3.       Jean Hickman, Treasurer and Chief Financial Officer
         4.       Alicia Torrealba, Secretary
         5.       Karyn McKnight
         6.       Trevor Grafflin
         7.       Jay Lovins

                                  Schedule 5.13
                                 Use of Proceeds

March 8, 2000

Re: Use of Proceeds for Vista Vacations International, Inc. for $650,000

Description                First Payment        Second Payment          Third - Sixth Payment

Office Equipment           $3,200               $2,000                  $0
Payroll-Marketing          $15,000              $15,000                 $15,000
Public Relations           $4,500               $4,500                  $4,500
Entertainment              $4,300               $5,000                  $5,000
Audit Expense              $15,000              $2,500                  $2,500
Telephone Expenses         $4,500               $4,500                  $4,500
Advertising                $6,000               $6,000                  $6,000
Postage                    $2,500               $2,500                  $2,500
Printing                   $3,500               $3,500                  $3,500
Working Capital            $11,500              $44,500                 $27,500
Scott Ugell                $25,000              $0                      $0
WRIwebs.com                $30,000              $30,000                 $30,000

TOTAL                      $125,000             $125,000                  $100,000


* Teri Nadler returns $25,000 as a shareholder loan in cash immediately post closing

                                  Schedule 5.14
                                   Projections

                             APR    MAY     JUN     JUL    AUG    SEP    OCT    NOV    DEC     JAN     FEB     MAR    YEARLY TOTAL

       Agents Added           19     21      30     55      40     80    124    134     78     115     135     140        971
       Total Agents          438    459     489     544    584    664    788    922    1000   1115    1250    1390

REVENUES
TRAVEL:

TRAVEL                       75000  70000   75000   80000  60000  70000  80000  90000  50000  110000  110000  120000         990000
CLIA                                                             125000 112500 162500  25000  162500  162500  162500         912500
TRAVEL INS.                   2625   2450    2625    2800   2100   2450   2800   3150   1750    3850    3850    4200          34650
                            -------------------------------------------------------------------------------------------------------
TTL TRAVEL                   77625  72450   77625   82800  62100 197450 195300 255650  76750  276350  276350  286700        1787150

ENROLLMENT:

ENROLLMENT                    7600   8400   12000   22000  16000  32000  49600  53600  31200   46000   54000   56000         388400
RENEWAL                                                   11150  11570    800   2230           6100    1065    4130          37045
PRINTING                             1520    1680    2400   4400   3200   6400   9920  10720    6240    9200   10800          66480
TRAINING                                                                                             205260                 205260
                            -------------------------------------------------------------------------------------------------------
TTL ENROLLMENT                7600   9920   13680   24400  31550  46770  56800  65750  41920   58340  269525  626255        1252510

WEB AND OTHERS:
WEB ADVERTISING                                                                 4000   4000    8000    8000   12000          36000
WEB REPLICA SITE                                    3000   5000  10000   5000   3000          10000   10000    4000          50000
WEB LOCATION SITES                   5000   10000   12500  17500  22500  25000  30000  32000   37000   42000   47000         280500
                            --------------------------------------------------------------------------------------------------------
TTL WEB & OTHER                  0   5000   10000   15500  22500  32500  30000  37000  36000   55000   60000   63000         366500

TOTAL REVENUES               85225  87370  101305  122700 116150 276720 282100 358400 154670  389690  605875  975955         975955

REVENUES COSTS:
TRAVEL:

TRAVEL COST                      0  61600   66000   70400  52800  61600  70400  79200  44000   96800   96800  105600         805200
CLIA COST                        0      0       0       0      0  81000  81000  81000          81000   81000   81000         486000
TRAVEL INS.                   2100   1960    2100    2240   1680   1960   2240   2520   1400    3080    3080    3360          27720
COMMISSIONS                    131   4323    4631    4940   3705   4323   4940   5558   3088    6793    6793    7410          56633
                            -------------------------------------------------------------------------------------------------------
TTL TRAVEL COSTS            2231.3  67883   72731   77580  58185 148883 158580 168278  48488  187673  187673  197370        1375553

ENROLLMENT:

CLIA                           950   1050    1500    2750   2000   4000   6200   6700   3900    5750    6750    7000          48550
COMMISSIONS                   1140   1260    1800    3300   2400   4800   7440   8040   4680    6900    8100    8400          58260
                            -------------------------------------------------------------------------------------------------------
TTL ENROLLMENT                2090   2310    3300    6050   4400   8800  13640  14740   8580   12650   14850   91410         106810
WEB AND OTHERS:
WEB ADVERTISING

WEB REPLICA SITE                 0      0       0    2535   4225   8450   4225   2535      0    8450    8450    3380          42250
WEB LOCATION SITE                0   2500    5000    6250   8750  11250  12500  15000  16000   18500   21000   23500         140250
PRINTING                         0    798     882    1260   2310   1680   3360   5208   5628    3276    4830    5670          34902
TRAINING CONF.                                                                                       156500                 156500
                            ----------------------------------------------------------------------------------------
TTL WEB AND OTHERS               0   3298    5882   10045  15285  21380  20085  22743  21628   30226  190780  341352         373902

TOTAL COST OF REVENUES      4321.3  73491   81913   93675  77870 179063 192305 205761  78696  230549  393303  630132         630132

GROSS PROFIT                 80904  13880   19392   29025  38280  97658  89795 152640  75975  159142  212573  345823        1315084

LESS:                                                                                                                            0
OPERATING COSTS                                                                                                                  0
FROM PAGE 2                 51,343 54,584  56,797  57,823 67,144 74,864 60,241 66,312 58,112  64,928  64,554  77,309        754,011

NET INCOME                  29,561 -40,705 -37,405 -28,798 -28,864 -27,207 29,581 36,327 17,863  44,213 148,018  98,001    -23,025


      VISTA VACATIONS
   YEAR 2 4/1/01-3/31/02
                    APR      MAY     JUN     JUL     AUG     SEP     OCT     NOV       DEC     JAN     FEB     MAR     YEARLY
                                                                                                                       TOTAL

Agents Added         100      80      60      75      45      90      100     100       50      90      150     150       1,090
Total Agents       1,183   1,263   1,323   1,398   1,443   1,533    1,633   1,733    1,783   1,873    2,023   2,173

REVENUES
TRAVEL:
TRAVEL           177,450 189,450 198,450 209,700 216,450 153,300  244,950 259,950 178,300  280,950  303,450 325,950    2,738,350
CLIA                             150,000                          150,000 150,000          150,000  150,000 150,000      900,000
TRAVEL INS.        6,211   6,631   6,946   7,340   7,576   5,366    8,573   9,098   6,241    9,833   10,621  11,408       95,842
                --------------------------------------------------------------------------------------------------------------------
TTL TRAVEL       183,661 196,081 355,396 217,040 224,026 158,666  403,523 419,048 184,541  440,783  464,071 487,358    3,734,192

ENROLLMENT:
ENROLLMENT        40,000  32,000 24,000  30,000   18,000  36,000  40,000   40,000  20,000   36,000   60,000  60,000      436,000
RENEWAL            1,881   2,079  1,980   5,445   14,120  18,500   9,116    8,863   3,762   13,030    9,480  13,139      101,395
PRINTING           7,280   8,000  6,400   4,800    6,000   3,600   7,200    8,000   8,000    4,000    7,200  12,000       82,480
TRAINING                                                         205,260                            205,260              410,520
                --------------------------------------------------------------------------------------------------------------------
TTL ENROLLMENT    49,161  42,079 32,380  40,245   38,120  58,100 261,576   56,863  31,762   53,030  281,940  85,139    1,030,395

WEB AND OTHERS:
WEB ADVERTISING   12,000  12,000 12,000  12,000   12,000  12,000   12,000  12,000  12,000   12,000   12,000  12,000      144,000
WEB REPLICA SITE   5,000   4,000  3,000   3,750    2,250   4,500    5,000   5,000   2,500    4,500    7,500   7,500       54,500
WEB LOCATION
        SITES     11,830  12,630 13,230  13,980   14,430  15,330   16,330  17,330  17,830   18,730   20,230  21,730      193,610
                --------------------------------------------------------------------------------------------------------------------
TTL WEB & OTHER   28,830  28,630 28,230  29,730   28,680  31,830   33,330  34,330  32,330   35,230   39,730  41,230      392,110

TOTAL REVENUES   261,652 266,790 416,006 287,015  290,826 248,596 698,429 510,241 248,633  529,043  785,741 613,727    5,156,697

REVENUES COSTS:
TRAVEL:
TRAVEL COST      156,156 166,716 174,636 184,536  190,476 134,904 215,556 228,756 156,904  247,236  267,036 286,836    2,409,748
CLIA COST              -       - 108,000       -        -       - 108,000 108,000       -  108,000  108,000 108,000      648,000
TRAVEL INS.        4,969   5,305   5,557   5,872    6,061   4,292   6,859   7,279   4,992    7,867    8,497   9,127       76,674
COMMISSIONS       10,958  11,699  12,254  12,949   13,366   9,466  15,126  16,052  11,010   17,349   18,738  20,127      169,093
                  ------------------------------------------------------------------------------------------------------------------
TTL TRAVEL COSTS 172,082 183,719 300,447 203,357  209,902 148,663 345,540 360,087 172,906  380,451  402,271 424,090    3,303,515

ENROLLMENT:

CLIA               4,550  5,000    4,000  3,000    3,750    2,250    4,500    5,000    5,000    2,500     4,500    7,500   51,550
COMMISSIONS        6,000  4,800    3,600  4,500    2,700    5,400    6,000    6,000    3,000    5,400     9,000    9,000   65,400
                 -------------------------------------------------------------------------------------------------------------------
TTL ENROLLMENT    10,550  9,800    7,600  7,500    6,450    7,650   10,500   11,000    8,000    7,900    13,500   16,500  116,950
WEB AND OTHERS:
WEB ADVERTISING
WEB REPLICA SITE   4,225  3,380    2,535  3,169    1,901    3,803    4,225    4,225    2,113    3,803     6,338    6,338   46,053
WEB LOCATION SITE  5,915  6,315    6,615  6,990    7,215    7,665    8,165    8,665    8,915    9,365    10,115   10,865   96,805
PRINTING           3,822  4,200    3,360  2,520    3,150    1,890    3,780    4,200    4,200    2,100     3,780    6,300   43,302
TRAINING CONF.                                                              156,500                              156,500  313,000
                  ------------------------------------------------------------------------------------------------------------------
TTL WEB AND
          OTHERS  13,962 13,895   12,510 12,679   12,266   13,358  172,670   17,090   15,228   15,268   176,733   23,503  499,160

TOTAL COST OF
      REVENUES   196,594 207,414  320,557 223,535 228,619 169,670  528,710  388,177  196,134  403,619   592,503  464,093  3,919,624

GROSS PROFIT      65,058 59,376   95,449  63,479  62,207   78,925  169,719  122,065   52,499  125,424   193,238  149,635  1,237,073
LESS:
OPERATING COSTS
FROM PAGE 2       68,595 77,505   80,145  77,175  82,015   79,986   79,966   85,606   76,406   83,766    80,736   80,006   951,906
NET INCOME       (3,537) (18,129)  15,304 (13,696)(19,808) (1,061)  89,753   36,459  (23,907)  41,658   112,502   69,629   285,166



      VISTA VACATIONS
   YEAR 3 4/1/02-3/31/03
                   APR       MAY      JUN      JUL      AUG       SEP      OCT      NOV      DEC       JAN    FEB     MAR     YEARLY
                                                                                                                               TOTAL

Agents Added        70       90       60       60       90        90       80       60        50       90     90     120        950
Total Agents     2,259    2,349    2,409    2,469    2,559     2,649    2,729    2,789     2,839    2,929  3,019   3,139

REVENUES
TRAVEL:
TRAVEL         250,600  210,800  230,400  245,300   383,850  175,200  285,000  290,000   190,500  310,000 375,000  350,000 3,296,650
CLIA                              75,000                     200,000  250,000  150,000            150,000 150,000  150,000 1,125,000
TRAVEL INS.      8,771    7,378    8,064    8,586    13,435    6,132    9,975   10,150     6,668   10,850  13,125   12,250   115,383
              ----------------------------------------------------------------------------------------------------------------------
TTL TRAVEL     259,371  218,178  313,464  253,886   397,285  381,332  544,975  450,150   197,168  470,850 538,125  512,250 4,537,033

ENROLLMENT:
ENROLLMENT      33,530   43,110   28,740   28,740    43,110   43,110   38,320   28,740    23,950   43,110  43,110   57,480   455,050
RENEWAL          9,900    7,920    5,940    7,425     4,455    8,910    9,900    9,900     4,950    8,910  14,850   13,139   106,199
PRINTING        10,500    5,600    7,200    4,800     4,800    7,200    7,200    6,400     4,800    4,000   7,200    7,200    76,900
TRAINING                375,000                                       205,260                             205,260            785,520
              ----------------------------------------------------------------------------------------------------------------------
TTL ENROLLMENT  53,930  431,630   41,880   40,965    52,365   59,220  260,680   45,040    33,700   56,020 270,420   77,819 1,423,669

WEB AND OTHERS:
WEB ADVERTISING 12,000   12,000   12,000   12,000    12,000   12,000   12,000   12,000    12,000   12,000 12,000   12,000    144,000
WEB REPLICA SITE 9,500    4,500    4,000    5,000     8,500    9,500    8,000    6,000     4,000    6,000  8,000    9,000     82,000
WEB LOCATION
        SITES   22,590   23,490   24,090   24,690    25,590   26,490   27,290   27,890    28,390   29,290 30,190   31,390    321,380
              ----------------------------------------------------------------------------------------------------------------------
TTL WEB & OTHER 44,090   39,990   40,090   41,690    46,090   47,990   47,290   45,890    44,390   47,290 50,190   52,390    547,380

TOTAL REVENUES 357,391  689,798  395,434  336,541   495,740  488,542  852,945  541,080   275,258  574,160 858,735  642,459 6,508,082

REVENUES COSTS:
TRAVEL:
TRAVEL COST    220,528  185,504  202,752  215,864   337,788  154,176  250,800  255,200   167,640  272,800 330,000  308,000 2,901,052
CLIA COST            -        -   54,000        -         -  144,000  180,000  108,000         -  108,000 108,000  108,000   810,000
TRAVEL INS.      7,017    5,902    6,451    6,868    10,748    4,906    7,980    8,120     5,334    8,680  10,500    9,800    92,306
COMMISSIONS     15,475   13,017   14,227   15,147    23,703   10,819   17,599   17,908    11,763   19,143  23,156   21,613   203,568
             -----------------------------------------------------------------------------------------------------------------------
TTL TRAVEL
       COSTS   243,019  204,423  277,430  237,880   372,239  313,900  456,379  389,228   184,737  408,623 471,656  447,413 4,006,926

ENROLLMENT:
CLIA             4,550    3,500    4,500    3,000     3,000    4,500    4,500    4,000     3,000    2,500   4,500   4,500     46,050
COMMISSIONS      4,200    5,400    3,600    3,600     5,400    5,400    4,800    3,600     3,000    5,400   5,400   7,200     57,000
             -----------------------------------------------------------------------------------------------------------------------
TTL ENROLLMENT   8,750    8,900    8,100    6,600     8,400    9,900    9,300    7,600     6,000    7,900   9,900  11,700    103,050

WEB AND OTHERS:
WEB ADVERTISING
WEB REPLICA SITE 8,028    3,803    3,380    4,225     7,183    8,028    6,760    5,070     3,380    5,070   6,760   7,605     69,290
WEB LOCATION
          SITE  11,295   11,745   12,045   12,345    12,795   13,245   13,645   13,945    14,195   14,645  15,095  15,695    160,690
PRINTING         5,513    2,940    3,780    2,520     2,520    3,780    3,780    3,360     2,520    2,100   3,780   3,780     40,373
TRAINING CONF.          281,250                                       156,500                             156,500 594,250
              ----------------------------------------------------------------------------------------------------------------------
TTL WEB AND
     OTHERS     24,835  299,738   19,205   19,090    22,498   25,053  180,685   22,375    20,095   21,815 182,135  27,080    864,603

TOTAL COST
OF REVENUES    276,604  513,061  304,735  263,570   403,136  348,853  646,364  419,203   210,832  438,338 663,691 486,193  4,974,579

GROSS PROFIT    80,787  176,737   90,699   72,971    92,604  139,689  206,581  121,878    64,425  135,823 195,044 156,267  1,533,503

LESS:                                                                                                                             -
OPERATING COSTS                                                                                                                   -
FROM PAGE 2     76,195   85,245   87,225   86,083    91,523   86,908   86,708   92,788    83,278   95,602  90,652  90,462  1,052,669
NET INCOME       4,592   91,492    3,474 (13,112)     1,081   52,781  119,873   29,090  (18,853)   40,221 104,392  65,805    480,834


                                 Schedule 6.3(M)
                            Non-Accredited Investors

                                      NONE


                                  Exhibit 2.25
                            The Form 8-K Information

         This exhibit has been provided to AmeriNet's General Counsel and President under separate cover, and by their initials on the bottom of this page, such receipt is hereby acknowledged.

         No later than March 17, 2000 Vista Vacations, Inc., by and through their General Counsel will provide any additional information necessary for the timely filing of the Form 8-K that it is to filed with the Securities and Exchange Commission no later than March 27, 2000.



                                   Exhibit 5.8
                              Affiliate Agreements

         Signed Affiliate Agreements for the following persons are attached.

         1.       Teri E. Nadler
         2.       Scott Ugell
         3.       Ken Nelson & Carol Nelson
         4.       Jean Hickman
         5.       Alicia Torrealba
         6.       Karyn McKnight
         7.       Nellie Tippery

Items 1-7 can be found as exhibit 10vv.20 through 10vv.26 of this Form 8-K.

                                  Exhibit 5.12
                              Employment Agreements

         1.       Teri E. Nadler
         2.       Scott Ugell
         3.       Jean Hickman
         4.       Alicia Torrealba
         5.       Karyn McKnight

Items 1-5 can be found as exhibit 10vv.27 through 10vv.31 of this Form 8-K.

                                 Exhibit 6.2(D)
                             AmeriNet Legal Opinion

         1.       Legal Opinion by G. Richard Chamberlin, Esq.
         2.       Tax Opinion by G. Richard Chamberlin, Esq.


                            AmeriNet Group.com, Inc.
                      A publicly held Delaware corporation

Michael Harris Jordan
President & Chief Executive Officer

Vanessa H. Lindsey
Secretary

G. Richard Chamberlin, Esquire
Acting General Counsel

Michael Harris Jordan   G. Richard Chamberlin
Anthony Q. Joffe        Saul B. Lipson
Edward C. Dmytryk       Penny L. Adams Field
J. Bruce Gleason        Michael A. Caputa
Carol A. Berardi        Dennis A. Berardi
                  ------
           Board of Directors

                                Wriwebs.com, Inc.
                      245 North Ocean Boulevard, Suite 201
                         Deerfield Beach, Florida 33441
                  Telephone (954) 360-0636; Fax (954) 943-4046
                       Web site and e-mail www.wriwebs.com
                                 ---------------

                           Trilogy International, Inc.
               526 Southeast Dixie Highway; Stuart, Florida 34494
                  Telephone (561) 781-7278; Fax (561) 781-7282
                   Web site and e-mail www.trilogyonline.com;
                             ----------------------

                             Operating Subsidiaries

1941 Southeast 51st Terrace
Ocala, Florida 34471
Telephone (352) 694-6714
Fax (352) 694-9178
e-mail, grichard@atlantic.net

Crystal Corporate Center
2500 North Military Trail, Suite 225-C
Boca Raton, Florida 33487
Telephone (561) 998-3435
Fax (561) 998-3425
e-mail webmaster@amerinetgroup.com

Respond to Boca Raton address


March 10, 2000

Teri Nadler, President
Vista Vacations International, Inc.
5653 NW 29th Street
Margate, Florida 33063
Fax (954-975-8447)

                                    Re: Opinion of Counsel

Dear Ms. Nadler:

     We have acted as counsel to AmeriNet Group.com, Inc., a Delaware corporation ("AmeriNet") in connection with the Reorganization Agreement between AmeriNet, (the "Acquiror"), and Vista Vacation International, Inc. ("Vista Vacation") dated February 28, 2000. We are providing this opinion to you pursuant to Section 6.2(D) of the Reorganization Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Reorganization Agreement.

A.      Basis of Opinion

     In rendering the following options, we have reviewed copies of each of the following documents:

    1. The Reorganization Agreement, including the disclosure schedules and exhibits thereto;

    2. The Certificate of Incorporation, as amended, and the Bylaws of AmeriNet;

    3. The Company is in Good Standing pursuant to Certificate of Good Standing issued by the Delaware Secretary of State, dated February 23, 2000;

    4. Minutes of proceedings of the Board of Directors of AmeriNet with respect to the Reorganization Agreement duly adopted at a meeting of the Board of Directors of the AmeriNet held on February 24, 2000.

    5. Minutes of proceedings of the Board of Directors of AmeriNet with respect to the form for the Vista Stockholder Affiliate Agreements duly adopted at a meeting of the Board of Directors of the AmeriNet held on March 8, 2000.

    6. Certificate of Counsel for Vista Vacation dated as of the date of this letter;

    7. Officers' representations found in the body of the Reorganization Agreement.

    8. Such other agreements and documents and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

     The Reorganization Agreement and the other documents and information referred to in this Section A are collectively referred to as the "Transaction Documents."

B.       Assumptions

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of the Florida Bar, 46 The Business Lawyer, No. 4 (the "Report"). The Report is incorporated by reference into this opinion letter.

     In rendering the following opinions, we have made no assumptions other than those set forth in the Report, the assumption that the Company complies with all laws and regulations relating to multi-level marketing, or those in the opinions below.

C.       Opinions

     Based solely upon our examination and consideration of the foregoing Transaction Documents, and in reliance thereon, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in the Report, we are of the opinion that:

  1. AmeriNet is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. AmeriNet is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, and where, to our knowledge, the lack of such qualification would not have a material adverse effect on the financial condition of AmeriNet and its subsidiaries taken as a whole (a "Material Adverse Effect"). We do not pass upon qualification in any other state where the Agreement is void or voidable due to lack of qualification.

  2. AmeriNet has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

  3. As of the date hereof, AmeriNet has two subsidiaries, Wriwebs.com, Inc., f/k/a American Internet Technical Center, Inc., a Florida corporation, and Trilogy International, Inc. a Florida corporation. AmeriNet is the sole stockholder of both subsidiaries..

  4. The authorized capital stock of AmeriNet consists of 20,000,000 shares of Common Stock and 5,000,000 of Preferred Stock, of which there are outstanding 10,663,460 shares of Common Stock shares of Common Stock and 0 shares of Preferred Stock. There are 5,876,814 shares of common stock reserved for future issuances.

  5. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable.

  6. The Reorganization Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of AmeriNet. AmeriNet has the full power and authority, corporate and otherwise, to execute and deliver the Reorganization Agreement and to assume and perform all of its obligations thereunder. The Reorganization Agreement has been duly executed and delivered by AmeriNet and constitutes a legal, valid, and binding obligation of AmeriNet, enforceable against AmeriNet in accordance with its terms. .

  7. Neither the execution and the delivery of the Reorganization Agreement, nor the consummation of the transactions contemplated thereby, will (i) to our knowledge, violate any material statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which AmeriNet is subject (ii) violate any provision of the Certificate of Incorporation or Bylaws of AmeriNet or (iii) to our knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which AmeriNet is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of the assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect. Other than in connection with the provisions of the Florida Business Corporation Act, or as otherwise contemplated by the Reorganization Agreement, AmeriNet is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for
          AmeriNet to consummate the transactions contemplated by the ReorganizationAgreement.

  8. To our knowledge, no judgment is presently filed of record against AmeriNet and there is no litigation, arbitration, investigation, inquiry or other proceedings by or before any federal, state, county or other local governmental agency or authority, or by any other person or entity pending, or that would materially adversely affect AmeriNet's ability to perform its obligations as set forth in the Transaction Documents and we have no knowledge of any material basis for any such litigation, proceeding, arbitration, claim, investigation, inquiry or proceeding that would materially adversely affect AmeriNet; and

  9. To the best of our knowledge after due inquiry, no representation, warranty or statement by AmeriNet in the Transaction Documents contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

     Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity including any governmental agency.

                                                      Very truly yours
                                                  AmeriNet Group.com, Inc.

                                               G. Richard Chamberlin, Esquire
                                                       General Counsel

cc: Michael H. Jordan
     Leonard M. Tucker

                            AmeriNet Group.com, Inc.
                      A publicly held Delaware corporation


Michael Harris Jordan
President & Chief Executive Officer

Vanessa H. Lindsey
Secretary

G. Richard Chamberlin, Esquire
Acting General Counsel

Michael Harris Jordan   G. Richard Chamberlin
Anthony Q. Joffe        Saul B. Lipson
Edward C. Dmytryk       Penny L. Adams Field
J. Bruce Gleason        Michael A. Caputa
Carol A. Berardi        Dennis A. Berardi
                  ------
           Board of Directors

                                Wriwebs.com, Inc.
                      245 North Ocean Boulevard, Suite 201
                         Deerfield Beach, Florida 33441
                  Telephone (954) 360-0636; Fax (954) 943-4046
                       Web site and e-mail www.wriwebs.com

                           Trilogy International, Inc.
               526 Southeast Dixie Highway; Stuart, Florida 34494
                  Telephone (561) 781-7278; Fax (561) 781-7282
                   Web site and e-mail www.trilogyonline.com;

                             Operating Subsidiaries

1941 Southeast 51st Terrace
Ocala, Florida 34471
Telephone (352) 694-6714
Fax (352) 694-9178
e-mail, grichard@atlantic.net

Crystal Corporate Center
2500 North Military Trail, Suite 225-C
Boca Raton, Florida 33487
Telephone (561) 998-3435
Fax (561) 998-3425
e-mail webmaster@amerinetgroup.com

Respond to Boca Raton address


March 10, 2000

Teri Nadler, President
Vista Vacations International, Inc.
5653 NW 29th Street

Margate, Florida 33063
Fax (954-975-8447)

                           Re: Tax Opinion of Counsel

Ladies and Gentlemen:

     We have acted as counsel to AmeriNet Group.com, Inc., a Delaware corporation ("AmeriNet") in connection with the Reorganization Agreement dated February 28, 2000, AmeriNet (Acquirer" or the "Parent"), wherein the Parent proposes to acquire Vista Vacations International, Inc. ("Vista Vacation) in conjunction with Code Section 368(a)(1)(B).

     In this transaction Vista Vacation will transfer 100% of the common and preferred stock of all stockholders of Vista Vacations to the Parent in exchange for common stock in the Parent.

     If this transaction meets the statutory qualification as a tax free reorganization, the acquiring corporation and its subsidiary recognize no gain or loss upon the issuance of stock as consideration in the acquisition. The target's shareholders do not recognize gain or loss upon the exchange of stock and securities in the target corporation for stock and securities in the acquiring corporations, except to the extent that boot is received. The controlled subsidiary receives a carryover basis in the assets or stock of the target that is acquired.

Statutory requirements for Section B Reorganizations

     A B reorganization, defined in Code Section 368(a)(1)(B), is an acquisition by one corporation, in exchange solely for its voting stock, of a controlling stock interest in another corporation. Control means ownership of stock of the acquired corporation possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the acquired corporation.

     This reorganization transaction is defined in Section 368(a)(1)(B) of the Code as an acquisition by one corporation, in exchange solely for its voting stock, of a controlling stock interest in another. In this transaction, known as a B reorganization, the acquiring corporation becomes the parent of the acquired corporation and the acquired corporation becomes a subsidiary.

     Unlike a statutory merger or consolidation (an A reorganization) in which the assets of two or more corporations are combined into a single corporation, a B reorganization involves an acquisition of stock of one corporation by another.

     The statute defines a B reorganization as "the acquisition by one corporation, in exchange solely for all or a part of its voting stock (or in exchange solely for all or a part of the voting stock of a corporation which is in control of the acquiring corporation), of stock of another corporation, if immediately after the acquisition, the acquiring corporation has control of such other corporation (whether or not such acquiring corporation had control immediately before the acquisition).

     This definition will be satisfied and the exchanges it contemplates will be entitled to non recognition if all of the following conditions are met:

   (1)    The acquiring corporation must acquire stock rather than assets.

   (2) As in other reorganizations, the acquisition must be made by a corporation.

   (3) The acquisition must be made in exchange solely for voting stock of the acquiring corporation or its parent.

   (4) The acquiring corporation must be in "control" of the acquired corporation immediately after the acquisition, whether or not the acquiring corporation possessed control of or owned an interest in the acquired corporation before the acquisition.

     The term "control" means ownership of stock of the acquired corporation possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the acquired corporation.

1) The Requirement That "Stock" of Another Corporation Be Acquired By a Corporation.

         The acquiring corporation must acquire stock rather than assets. In this instance, AmeriNet is acquiring 100% of the stock of Vista Vacations. There is no assets or boot accompanying the acquisition of stock.

2) The Requirement That "Stock" of Another Corporation Be Acquired By a Corporation

     In a B reorganization a corporation must acquire "stock" of another corporation. The acquiring corporation exchanges its voting stock, or the voting stock of its parent, for stock owned by the shareholders of the acquired corporation. In this instance, AmeriNet is exchanging its voting stock for 100% of the stock owned by the shareholders of Vista Vacations.

3.       The Consideration That May Be Used Is Limited "Solely" to Voting Stock

     The consideration that may be used in a B reorganization is limited to voting stock of the acquiring corporation (or only the voting stock of a corporation under its "control"). "Voting stock" refers to stock of the acquiring corporation, the ownership of which entitles its holder to be present and to vote at stockholders' meetings. The courts have construed "voting stock" literally. In this instance only voting stock is subject to the transaction.

     If consideration other than voting stock is used, the transaction will no qualify as a B reorganization. In some circumstances, as, for example, where taxpayers desire recognition of losses, the strictness of the B reorganization definition may work to their advantage. In this instance there is no consideration other than voting stock.

4.   Special Considerations Arising from the Solely-for-Voting-Stock Requirement

     In  a  B   reorganization,   where  only   voting   stock  is   permissible
consideration, questions arise as to the availability of B reorganization treatment where the acquiring corporation pays the incidental expenses of the acquisition, where it pays the cost of registering securities, or where there is a deferred stock payment and where there is a preliminary dividend or redemption.

     Incidental expenses, including legal and accounting fees, appraisal fees and the like, may be paid directly or assumed by the acquiring corporation without violating the "solely for voting stock" requirement. However, expenses not solely and directly related to the reorganization cannot be paid or assumed by the acquiring corporation. In this instance, AmeriNet expenses not solely and directly related to the reorganization will not be paid or assumed by AmeriNet.

     The Service has ruled that B reorganization status will not be denied as a result of the payment by the acquiring corporation of the cost of registering its own stock which it issues to the stockholders of the acquired corporation.

     Where a deferred stock payment is tied to the future earnings of the acquired corporation, the transaction may, nonetheless, qualify, for ruling purposes, as a B reorganization where the deferral period is not more than five years, the maximum number of shares payable is stated in the plan, there is a business reason for the deferral, the initial distribution includes a least fifty percent of the shares issuable, the right to receive additional shares is non-assignable, and the additional shares issuable are those of the acquiring corporation or its parent.

     In this instance there is no deferred stock payment tied to future earnings i the reorganization agreement.


     Preliminary dividends and redemptions raise serious questions as to whether a transaction will qualify as a B reorganization. A dividend distributed to its shareholders by the acquired corporation prior to closing might be separate from the qualifying exchange. A redemption financed by the acquired corporation out of its own funds might also not affect reorganization treatment. However, the acquiring corporation cannot pay cash directly to the shareholders of the acquired corporation who seek redemption of their shares. In this instance, there are neither preliminary dividends or redemptions.

     Representations   and   warranties  do  not,  in   themselves,   constitute
additional, impermissible consideration.

     Generally, employment agreements with the former officers of the acquired corporation will not affect the qualification of a transaction as a B reorganization. The result would be otherwise if the employment agreement called for payments that did not bear a reasonable relationship to the work to be performed by the employee. In this instance, the employment agreement called for payments bear a reasonable relationship to the work to be performed by each signing employee.

Tax Treatment of "Parties to Reorganization" in a B Reorganization

     If an acquisition qualifies for tax free reorganization treatment, the parties to the reorganization are protected from the recognition of gain or loss by Section 361 and 1032. The controlled subsidiary receives a carryover basis in the acquired stock or assets. The subsidiary's parent receives a corresponding basis step-up in its stock in the subsidiary.

     If the acquisition qualifies as a tax free reorganization, neither of the corporate parties to the reorganization should be subject to the recognition of gain or loss, with two exceptions,. The acquiring corporation or it's controlled subsidiary may recognize gain or loss if appreciated property is used as consideration in the acquisition, I.R.C. Section 311(b). Also, the target corporation may recognize gain upon the distribution of appreciated property to its shareholders. I.R.C. Section 361(c).

     The issuance of stock and securities by either the parent corporation or its controlled subsidiary as consideration in exchange for property is protected form gain or loss recognition by Section 1032, and see Rev. Rul. 57-278, 1957-1 CB 124. The target corporation does not recognize gain or loss upon the distribution to its shareholders of stock or securities received from the acquirer or its subsidiary in the reorganization. I.R.C. Section 361(b)(3). The parent does not recognize gain or loss upon the acquiring of 80% or more of the stock of the subsidiary.

     The controlling corporation's basis in the subsidiaries stock will be the aggregate of the controlling corporation's basis in such stock prior to the transaction, the "net basis" (i.e. the basis net of liabilities) of property acquired from the target and the net basis of the property acquired by the controlled corporation from its parent which property is distributed to the target or to its shareholders in the transaction. Reg. Section 1.358-6(a)(5) ex.(1).

Tax Treatment of Shareholders in a B Reorganization

     The subsidiary shareholders receive stock in the controlling corporation (plus, perhaps, other consideration in exchange for their stock in the target. If the stock and the securities received are stock and securities "in a corporation a party to a reorganization", the non-recognition provisions of
Section 354 and Section 356 apply. I.R.C. Section 354(a). See Section 4.08(5)(a).. According to these provisions, stock and securities of the target may be exchanged solely for stock in the controlling corporation without the recognition of gain or loss. I.R.C. Section 354(a). If a shareholder receives securities with a greater principal amount then the securities given up in the exchange, the fair market value of such excess principal amount is treated as recognition property received by the shareholder. is treated as recognition of property received by the shareholders. I.R.C. Section 356(d). A shareholder recognizes gain to the extent of the amount of money and the fair market value of recognition property received in the exchange. I.R.C. Section 356(a)(2(1). If the exchange has the effect of a dividend distribution, any gain recognized will be taxed as ordinary income to the extent of the shareholder's share of the target corporation's earnings and profits. I.R.C. Section 356(a)(2).

     The shareholder's bases in the stock, securities and other property received in the exchange will be governed by Section 358(a) which generally provides for fair market value bases for all recognition property and substituted bases for all non-recognition property, in the exchange and decrease by the fair market value of recognition property received in the exchange and by the amount of loss recognized, if any. I.R.C. Section 358(a).

     The basis of the Subsidiary's shares held by the controlling corporation will increase, generally by the net basis of the assets and the stock acquired. See Section 4.05(e).

     The controlling corporation will not experience any other tax consequences in its capacity as shareholder of the subsidiary, other than a change in value.

     Neither is the B reorganization a taxable event for the shareholders of the controlling corporation.

Assumptions

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of the Florida Bar, 46 The Business Lawyer, No. 4 (the "Report"). The Report is incorporated by reference into this opinion letter.

Opinions

     Based solely upon our examination and consideration of the Reorganization Agreement and the Representations made therein, and in reliance thereon, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in the Report, we are of the opinion that: To the best of our knowledge the contemplated transaction constitutes a reorganization within the meaning of Section 368 of the Code.

Disclaimer

     Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity including any governmental agency.

                                Very truly yours

                         G. Richard Chamberlin, Esquire
                             Interim General Counsel

cc: Michael H. Jordan
     Leonard M. Tucker

                                 Exhibit 6.2(E)
                          Vista Vacations Legal Opinion

         1.       Legal Opinion by Scott Ugell, Esq.
         2.       Tax Opinion by Scott Ugell,  Esq.

                         Vista Vacations International
                             Experience the Journey


Ladies and Gentlemen:

     We have acted as counsel to Vista Vacations International, Inc ., a Florida corporation ("AmeriNet") in connection with the Reorganization Agreement between AmeriNet, (the "cquirer"), and Vista Vacation International, Inc. ("Vista Vacationsl") dated February 28, 2000. We are providing this opinion to you pursuant to Section 6.2(D) of the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Merger Agreement.

A.     Basis of Opinion

     In rendering the following options, we have reviewed copies of each of the following documents:

         1. The Reorganization Agreement, including the disclosure schedules and exhibits thereto;

         2. The Certificate of Incorporation, as amended, and the Bylaws of Vista Vacations International;

         3. The Company is in Good Standing pursuant to Certificate of Good Standing issued by the Florida Secretary of State, dated February 24, 2000;

         4. Minutes of proceedings of the Executive Committee of the Board of Directors of Vista Vacations International with respect to the Reorganization Agreement duly adopted at a meeting of the Board of Directors of the Vista Vacations International held on February 25, 2000 and Board resolution for February 25, 2000.

        7. Certificate of Counsel for AmeriNet dated as of the date of this letter;

        8. Officers' Certificate delivered to Counsel as of the date of this letter.

        9. Such other agreements and documents and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

     The Reorganization Agreement and the other documents and information referred to in this Section A are collectively referred to as the "Transaction Documents."

B.       Assumptions

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of the Florida Bar, 46 The Business Lawyer, No. 4 (the "Report"). The Report is incorporated by reference into this opinion letter.

     In rendering the following opinions, we have made no assumptions other than those set forth in the Report, the assumption that the Company complies with all laws and regulations relating to multi-level marketing, or those in the opinions below.

C.       Opinions

     Based solely upon our examination and consideration of the foregoing Transaction Documents, and in reliance thereon, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in the Report, we are of the opinion that:

        1. Vista Vacations International, Inc is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Vista Vacations International, Inc is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, and where, to our knowledge, the lack of such qualification would not have a material adverse effect on the financial condition of Vista Vacations International and its subsidiaries taken as a whole (a "Material Adverse Effect"). We do not pass upon qualification in any other state where the Agreement is void or voidable due to lack of qualification.

         2. Vista Vacations International, Inc has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

        3. As of the date hereof, Vista Vacations International, Inc has no subsidiaries.

        4. The authorized capital stock of Vista Vacations International, Inc consists of 1,500 shares of Common Stock and no Preferred Stock, of which there are outstanding 1,500 shares of Common Stock. There are no shares of common stock reserved for future issuances.

        5. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid, and non assessable. Except as set forth in the Reorganization Agreement, to our knowledge there are no outstanding Options, Warrants, or other outstanding or authorized purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Vista Vacations International, Inc to issue, sell, or otherwise cause to become outstanding any shares of its capital stock. To our knowledge, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Vista Vacations International, Inc.

         6. The Reorganization Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Vista Vacations International, Inc. Vista Vacations International, Inc has the full power and authority, corporate and otherwise, to execute and deliver the Reorganization Agreement and to assume and perform all of its obligations thereunder. The Reorganization Agreement has been duly executed and delivered by Vista Vacations International, Inc and constitutes a legal, valid, and binding obligation of Vista Vacations International, Inc enforceable against Vista Vacations International, Inc in accordance with its terms. .

        7. Neither the execution and the delivery of the Reorganization Agreement, nor the consummation of the transactions contemplated thereby, will (i) to our knowledge, violate any material statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Vista Vacations International, Inc is subject (ii) violate any provision of the Certificate of Incorporation or Bylaws of Vista Vacations International, Inc or
               (iii) to our knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Vista Vacations International, Inc is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of the assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect. Other than in connection with the provisions of the Florida Business Corporation Act, or as otherwise contemplated by the Merger Agreement, Vista Vacations International, Inc is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for Vista Vacations International, Inc to consummate the transactions contemplated by the Merger Agreement.

         8. To our knowledge, no judgment is presently filed of record against Vista Vacations International, Inc and there is no litigation, arbitration, investigation, inquiry or other proceedings by or before any federal, state, county or other local governmental agency or authority, or by any other person or entity pending, or that would materially adversely affect Vista Vacations International, Inc ability to perform its obligations as set forth in the Transaction Documents and we have no
               knowledge  of  any  material  basis  for  any  such   litigation,
               proceeding, arbitration, claim, investigation, inquiry or proceeding that would materially adversely affect Vista Vacations International Inc.; and

         9. To the best of our knowledge after due inquiry, no representation, warranty or statement by Vista Vacations International, Inc in the Transaction Documents contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

         10. To the extent that the preparer of this opinion has used a similar form of opinion of that of AmeriNetGroup.com's Counsel, the preparer did not in any way relay on AmeriNetGoup.com's counsel opinion to make any conclusions herein

         11. Furthermore, the preparer of this opinion has done his own research, and has applicable additions and modifications where necessary.

     Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity including any governmental agency.

                                Very truly yours

                       Vista Vacations International, Inc.

                               /s/ Scott B. Ugell

                             Scott B. Ugell, Esquire
                                 General Counsel

                              Ugell Law Firm , P.C.
                              155 North main Street
                            New City, New York 10956
                               Tel (914) 639-7011
                               Fax (914) 639-7088

Re:      Vista Vacations International, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Vista Vacations International, Inc., a Florida corporation ("Vista") in connection with the Reorganization Agreement dated February 28, 2000, Vista, (Acquired" or the subsidiary"), wherein the Parent , Amerinet group.com, Inc. proposes to acquire Vista Vacations International, Inc. ("Vista Vacation) in conjunction with Code Section 368(a)(1)(B).

     In this transaction Vista Vacation will transfer 100% of the common and preferred stock of all stockholders of Vista Vacations to the Parent in exchange for common stock in the Parent.

     If this transaction meets the statutory qualification as a tax free reorganization, the acquiring corporation and its subsidiary recognize no gain or loss upon the issuance of stock as consideration in the acquisition. The target's shareholders do not recognize gain or loss upon the exchange of stock and securities in the target corporation for stock and securities in the acquiring corporations, except to the extent that boot is received. The controlled subsidiary receives a carryover basis in the assets or stock of the target that is acquired.

Statutory requirements for Section B Reorganizations

     A B reorganization, defined in Code Section 368(a)(1)(B), is an acquisition by one corporation, in exchange solely for its voting stock, of a controlling stock interest in another corporation. Control means ownership of stock of the acquired corporation possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the acquired corporation.

     This reorganization transaction is defined in Section 368(a)(1)(B) of the Code as an acquisition by one corporation, in exchange solely for its voting stock, of a controlling stock interest in another. In this transaction, known as a B reorganization, the acquiring corporation becomes the parent of the acquired corporation and the acquired corporation becomes a subsidiary.

     Unlike a statutory merger or consolidation (an A reorganization) in which the assets of two or more corporations are combined into a single corporation, a B reorganization involves an acquisition of stock of one corporation by another.

     The statute defines a B reorganization as "the acquisition by one corporation, in exchange solely for all or a part of its voting stock (or in exchange solely for all or a part of the voting stock of a corporation which is in control of the acquiring corporation), of stock of another corporation, if immediately after the acquisition, the acquiring corporation has control of such other corporation (whether or not such acquiring corporation had control immediately before the acquisition).

     This definition will be satisfied and the exchanges it contemplates will be entitled to non recognition if all of the following conditions are met:

         (1)   The acquiring corporation must acquire stock rather than assets.

         (2) As in other reorganizations, the acquisition must be made by a corporation.

         (3) The acquisition must be made in exchange solely for voting stock of the acquiring corporation or its parent.

         (4) The acquiring corporation must be in "control" of the acquired corporation immediately after the acquisition, whether or not the acquiring corporation possessed control of or owned an interest in the acquired corporation before the acquisition.

     The term "control" means ownership of stock of the acquired corporation possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the acquired corporation.

1) The Requirement That "Stock" of Another Corporation Be Acquired By a Corporation.

     The acquiring corporation must acquire stock rather than assets. In this instance, AmeriNet is acquiring 100% of the stock of Vista Vacations. There is no assets or boot accompanying the acquisition of stock.

2) The Requirement That "Stock" of Another Corporation Be Acquired By a Corporation In a B reorganization a corporation must acquire "stock" of another corporation. The acquiring corporation exchanges its voting stock, or the voting stock of its parent, for stock owned by the shareholders of the acquired corporation. In this instance, AmeriNet is exchanging its voting stock for 100% of the stock owned by the shareholders of Vista Vacations.

3.  The Consideration That May Be Used Is Limited "Solely" to Voting Stock

     The consideration that may be used in a B reorganization is limited to voting stock of the acquiring corporation (or only the voting stock of a corporation under its "control"). "Voting stock" refers to stock of the acquiring corporation, the ownership of which entitles its holder to be present and to vote at stockholders' meetings. The courts have construed "voting stock" literally. In this instance only voting stock is subject to the transaction.

     If consideration other than voting stock is used, the transaction will not qualify as a B reorganization. In some circumstances, as, for example, where taxpayers desire recognition of losses, the strictness of the B reorganization definition may work to their advantage. In this instance there is no consideration other than voting stock.

4.   Special Considerations Arising from the Solely-for-Voting-Stock Requirement

     In  a  B   reorganization,   where  only   voting   stock  is   permissible
consideration, questions arise as to the availability of B reorganization treatment where the acquiring corporation pays the incidental expenses of the acquisition, where it pays the cost of registering securities, or where there is a deferred stock payment and where there is a preliminary dividend or redemption.

     Incidental expenses, including legal and accounting fees, appraisal fees and the like, may be paid directly or assumed by the acquiring corporation without violating the "solely for voting stock" requirement. However, expenses not solely and directly related to the reorganization cannot be paid or assumed by the acquiring corporation. In this instance, AmeriNet expenses not solely and directly related to the reorganization will not be paid or assumed by AmeriNet.


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     The Service has ruled that B reorganization  status will not be denied as a result of the payment by the acquiring corporation of the cost of registering its own stock which it issues to the stockholders of the acquired corporation.

     Where a deferred stock payment is tied to the future earnings of the acquired corporation, the transaction may, nonetheless, qualify, for ruling purposes, as a B reorganization where the deferral period is not more than five years, the maximum number of shares payable is stated in the plan, there is a business reason for the deferral, the initial distribution includes a least fifty percent of the shares issuable, the right to receive additional shares is non-assignable, and the additional shares issuable are those of the acquiring corporation or its parent.

     In this instance there is no deferred stock payment tied to future earnings in the reorganization agreement.


     Preliminary dividends and redemptions raise serious questions as to whether a transaction will qualify as a B reorganization. A dividend distributed to its shareholders by the acquired corporation prior to closing might be separate from the qualifying exchange. A redemption financed by the acquired corporation out of its own funds might also not affect reorganization treatment. However, the acquiring corporation cannot pay cash directly to the shareholders of the acquired corporation who seek redemption of their shares. In this instance, there are neither preliminary dividends or redemptions.

     Representations   and   warranties  do  not,  in   themselves,   constitute
additional, impermissible consideration.

     Generally, employment agreements with the former officers of the acquired corporation will not affect the qualification of a transaction as a B reorganization. The result would be otherwise if the employment agreement called for payments that did not bear a reasonable relationship to the work to be performed by the employee. In this instance, the employment agreement called for payments bear a reasonable relationship to the work to be performed by each signing employee.

Tax Treatment of "Parties to Reorganization" in a B Reorganization

     If an acquisition qualifies for tax free reorganization treatment, the parties to the reorganization are protected from the recognition of gain or loss by Section 361 and 1032. The controlled subsidiary receives a carryover basis in the acquired stock or assets. The subsidiary's parent receives a corresponding basis step-up in its stock in the subsidiary.


     If the acquisition qualifies as a tax free reorganization, neither of the corporate parties to the reorganization should be subject to the recognition of gain or loss, with two exceptions,. The acquiring corporation or it's controlled subsidiary may recognize gain or loss if appreciated property is used as consideration in the acquisition, I.R.C. Section 311(b). Also, the target corporation may recognize gain upon the distribution of appreciated property to its shareholders. I.R.C. Section 361(c).


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     The issuance of stock and  securities by either the parent  corporation  or its controlled subsidiary as consideration in exchange for property is protected form gain or loss recognition by Section 1032, and see Rev. Rul. 57-278, 1957-1 CB 124. The target corporation does not recognize gain or loss upon the distribution to its shareholders of stock or securities received from the acquirer or its subsidiary in the reorganization. I.R.C. Section 361(b)(3). The parent does not recognize gain or loss upon the acquiring of 80% or more of the stock of the subsidiary.

     The controlling corporation's basis in the subsidiaries stock will be the aggregate of the controlling corporation's basis in such stock prior to the transaction, the "net basis" (i.e. the basis net of liabilities) of property acquired from the target and the net basis of the property acquired by the controlled corporation from its parent which property is distributed to the target or to its shareholders in the transaction. Reg. Section 1.358-6(a)(5) ex.(1).

Tax Treatment of Shareholders in a B Reorganization

     The subsidiary shareholders receive stock in the controlling corporation (plus, perhaps, other consideration in exchange for their stock in the target. If the stock and the securities received are stock and securities "in a corporation a party to a reorganization", the non-recognition provisions of
Section 354 and Section 356 apply. I.R.C. Section 354(a). See Section 4.08(5)(a).. According to these provisions, stock and securities of the target may be exchanged solely for stock in the controlling corporation without the recognition of gain or loss. I.R.C. Section 354(a). If a shareholder receives securities with a greater principal amount then the securities given up in the exchange, the fair market value of such excess principal amount is treated as recognition property received by the shareholder. is treated as recognition of property received by the shareholders. I.R.C. Section 356(d). A shareholder recognizes gain to the extent of the amount of money and the fair market value of recognition property received in the exchange. I.R.C. Section 356(a)(2(1). If the exchange has the effect of a dividend distribution, any gain recognized will be taxed as ordinary income to the extent of the shareholder's share of the target corporation's earnings and profits. I.R.C. Section 356(a)(2).

     The shareholder's bases in the stock, securities and other property received in the exchange will be governed by Section 358(a) which generally provides for fair market value bases for all recognition property and substituted bases for all non-recognition property, in the exchange and decrease by the fair market value of recognition property received in the exchange and by the amount of loss recognized, if any. I.R.C. Section 358(a).

     The basis of the Subsidiary's shares held by the controlling corporation will increase, generally by the net basis of the assets and the stock acquired. See Section 4.05(e).

     The controlling corporation will not experience any other tax consequences in its capacity as shareholder of the subsidiary, other than a change in value.

     Neither is the B reorganization a taxable event for the shareholders of the controlling corporation.

Assumptions

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of the Florida Bar, 46 The Business Lawyer, No. 4 (the "Report"). The Report is incorporated by reference into this opinion letter.

Opinions

     Based solely upon our examination and consideration of the Reorganization Agreement and the Representations made therein, and in reliance thereon, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in the Report, we are of the opinion that: To the best of our knowledge the contemplated transaction constitutes a reorganization within the meaning of Section 368 of the Code.

Disclaimer

     Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity including any governmental agency.

                                Very truly yours

                       Vista Vacations International, Inc.

                               /s/ Scott B. Ugell

                             Scott B. Ugell, Esquire
                       Vice President and General Counsel

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                                 Exhibit 6.3(L)
                           Confidentiality Agreements

         1.       Karyn McKnight
         2.       Trevor Grafflin
         3.       Jay Lovins

Items 1-3 can be found as exhibit 10vv.32 and 10vv.34 of this Form 8-K.


                                 Exhibit 7.2(A)
                           Escrow Allocation Agreement

     To be provided by Scott B. Ugell, Esquire no later than 5:00 p.m. on March 20, 2000.

Dear Richard,

     As per your request and following Scott Ugells instructions. Please find below the requests for the 7.2 and 7.4 of the Reorganization Agreeemnts on the distribution of shares. The rest will follow.

                                 220,000 Shares

Teri Nadler             112,200         51%
Scott Ugell              58,674         26.67%
Jean Hickman             26,400         12%
Ken Nelson               11,000         5%
Alicia Torrealba          8,800         4%
Karyn McKnight            2,926         1.33%
                        ---------     ---------
                        220,000         100%

/s/ Alicia Torrealba


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